As filed with the Securities and Exchange Commission on February 1, 2024

Registration Nos. 333-276554 and 333-276554-01

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-4

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

_______________

JPMORGAN CHASE & CO.

(Exact name of registrant as specified in its charter)

Delaware	6021	13-2624428
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

	JPMorgan Chase & Co. 383 Madison Avenue New York, New York 10179 (212) 270-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_______________

JPMORGAN CHASE FINANCIAL COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	6021	47-5462128
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

	JPMorgan Chase Financial Company LLC 383 Madison Avenue, Floor 5 New York, New York 10179 (212) 270-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________

	John H. Tribolati Corporate Secretary JPMorgan Chase & Co. 277 Park Avenue New York, New York 10172-10003 (212) 270-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service) _______________

Copies to:
Stephen B. Grant, Esq. Scott L. Nearing, Esq. JPMorgan Chase & Co. 277 Park Avenue New York, New York 10172-10003 (212) 270-6000	Yan Zhang, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale of the securities to the public: As promptly as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

(Check one):
JPMorgan Chase & Co.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

_______________

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 1, 2024

Prospectus

JPMorgan Chase & Co.

JPMorgan Chase Financial Company LLC

Offer to Exchange

each of the Alerian MLP Index ETNs due May 24, 2024
of JPMorgan Chase & Co. (the “Old Notes”)

for

Alerian MLP Index ETNs due January 28, 2044
of JPMorgan Chase Financial Company LLC (the “New Notes”)
fully and unconditionally guaranteed by JPMorgan Chase & Co.

THE EXCHANGE OFFER (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2024 (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED OR EARLY TERMINATED, THE “EXPIRATION DEADLINE”). HOLDERS OF OLD NOTES (THE “NOTEHOLDERS”) WHO WISH TO PARTICIPATE IN THE EXCHANGE OFFER MUST VALIDLY TENDER (AND NOT VALIDLY WITHDRAW) THEIR OLD NOTES AT OR PRIOR TO THE EXPIRATION DEADLINE. NOTEHOLDERS MAY VALIDLY WITHDRAW TENDERS OF THEIR OLD NOTES AT ANY TIME PRIOR TO THE EXPIRATION DEADLINE, BUT NOT THEREAFTER.

We, JPMorgan Chase Financial Company LLC, are offering to exchange any and all outstanding Alerian MLP Index ETNs due May 24, 2024 (CUSIP: 46625H365) issued by JPMorgan Chase & Co. (the “Old Notes”) for Alerian MLP Index ETNs due January 28, 2044 (CUSIP: 48133Q309) issued by JPMorgan Chase Financial Company LLC (the “New Notes”) (the “Exchange Offer”) based on the Exchange Ratio (as defined below), upon the terms and subject to the conditions set forth in this prospectus. All payments of principal, interest and other amounts payable on the New Notes will be fully and unconditionally guaranteed by JPMorgan Chase & Co. The exchange ratio per $19.03661 principal amount of Old Notes validly tendered in the Exchange Offer (and not validly withdrawn) prior to the Expiration Deadline and accepted for exchange (the “Exchange Ratio”) will be equal to                 New Notes, which will be delivered on the Settlement Date (as defined herein), unless the Exchange Offer is extended or terminated. The New Notes were first issued on January 30, 2024 pursuant to the registration statement on Form S-3 (Registration Nos. 333-270004 and 333-270004-01) of JPMorgan Chase & Co. and JPMorgan Chase Financial Company LLC. Upon completion of the Exchange Offer, we will issue additional New Notes to the tendering Noteholders and consolidate such additional New Notes to form a single class with the New Notes then outstanding. No fractional New Notes will be issued in connection with the Exchange Offer. A tendering Noteholder will receive a cash amount on the Settlement Date in lieu of any fractional New Notes, calculated using the Daily Closing Intrinsic Note Value (as defined herein) of the New Notes on                  , 2024 (the “Expiration Date”).

The Old Notes are listed on NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “AMJ.” The New Notes are listed on NYSE Arca under the ticker symbol “AMJB.”

Before making a decision with respect to the Exchange Offer, Noteholders should carefully consider all of the information in this prospectus and, in particular, the risk factors beginning on page 20 of this prospectus and the risk factors contained in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, which are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Exchange Offer or of the securities to be issued in the Exchange Offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The New Notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

The Dealer Manager for the Exchange Offer is:

This prospectus is dated                              , 2024

Table of Contents

____________________

Page

Important Notices	1
Where You Can Find More Information	2
Important Factors That May Affect Future Results	3
Indicative Timetable	5
Summary	7
Risk Factors	20
Use of Proceeds	34
The Exchange Offer	35
Description of the New Notes	49
Clearance and Settlement	82
Comparison of the Material Terms of the Old Notes and the New Notes	85
Material U.S. Federal Income Tax Consequences	107
Benefit Plan Investor Considerations	115
Validity of the New Notes and the Guarantee	117
Independent Registered Public Accounting Firm	117
Annex A	A-1

We and JPMorgan Chase & Co. have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus. We and JPMorgan Chase & Co. take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering the New Notes for exchange only in jurisdictions where such offers are permitted. Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs or the affairs of JPMorgan Chase & Co. since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

We are incorporating by reference into this prospectus important business and financial information that is not included in or delivered with this prospectus. See “Where You Can Find More Information” below. This information is available without charge to Noteholders upon written or oral request. Requests should be directed to Office of the Secretary, JPMorgan Chase & Co., 277 Park Avenue, New York, New York 10172-10003 (Telephone: (212) 270-6000). This information and any current amendment or supplement to this prospectus may also be obtained from the Dealer Manager at the address set forth on the back cover of this prospectus. In order to ensure timely delivery of such documents, Noteholders must request this information no later than five business days before the date they must make their investment decision. Accordingly, any request for information should be made by 5:00 p.m., New York City time, on                                        , 2024 to ensure timely delivery of the documents prior to the Expiration Date.

J.P. Morgan Securities LLC or another of our affiliates may use this prospectus in market-making transactions in any of the New Notes after their initial sale.

In this prospectus, “JPMorgan Financial,” “we,” “us” and “our” refer to JPMorgan Chase Financial Company LLC and not to any of its affiliates, except where the context otherwise requires or as otherwise indicated. References to The Depository Trust Company or “DTC” shall include any successor clearing system. The term “DTC Participant” shall mean each person shown in the records of DTC as a holder of the Old Notes. The term “Intermediary” shall mean any broker, dealer, bank, custodian, trust company, nominee or DTC Participant that holds Old Notes or an interest in Old Notes on behalf of another person. References to “U.S. dollar,” or “U.S.$” or “$” are to the currency of the United States of America.

i

Important Notices

All of the Old Notes were issued in book-entry form and are currently represented by one or more global certificates held for the account of The Depository Trust Company (“DTC”). Noteholders who wish to tender or withdraw tenders of their Old Notes in the Exchange Offer must do so by arranging for a DTC Participant (as defined herein) to transfer them through DTC’s Automated Tender Offer Program (“ATOP”), subject to the terms and procedures of that system. Any Noteholder whose Old Notes are held on its behalf by a broker, dealer, bank, custodian, trust company, nominee or other Intermediary (as defined herein) should promptly contact such entity if it wishes to tender or withdraw tenders of its Old Notes in the Exchange Offer. Such Intermediaries may have deadlines for participating in the Exchange Offer prior to the Expiration Deadline. Noteholders should carefully review the specific procedures for tendering Old Notes in the section entitled “The Exchange Offer — Procedures for Tendering Old Notes.”

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed at or prior to the Expiration Deadline. Tenders not completed at or prior to the Expiration Deadline will be disregarded and of no effect.

See “Risk Factors” beginning on page 20 of this prospectus and the risk factors contained in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 for a description of certain factors relating to a decision to tender your Old Notes in the Exchange Offer, including information about JPMorgan Chase & Co.’s business. Neither we nor our representatives are making any representation to you regarding the legality of participation in the Exchange Offer by you under applicable investment or similar laws. You should reach your own investment decision about the New Notes only after consultation with your own financial, legal and tax advisers (as you deem appropriate) about risks associated with participating in the Exchange Offer and with an investment in the New Notes and the suitability of participating in the Exchange Offer and investing in the New Notes in light of the particular characteristics and terms of the New Notes, which are complex in structure and operation, and of your particular financial circumstances.

The terms of the New Notes will be significantly different from those of the Old Notes. While the Old Notes and the New Notes each offer a return linked to the performance of the Alerian MLP Index® as measured by its VWAP level, and to cash distributions on its components, subject to the deduction of an investor fee and, if applicable, a repurchase fee, there are significant differences between the Old Notes and the New Notes, including differences in the issuer, financial terms (including the specific formula for determining amounts payable on the notes) and relevant dates. Additionally, the New Notes are subject to an issuer right of redemption, which allows us to redeem, in our sole discretion, some or all outstanding New Notes. Investors should carefully consider these differences in addition to those described under “Comparison of the Material Terms of the Old Notes and the New Notes” in deciding whether to tender Old Notes in exchange for the New Notes. See also “Risk Factors — Risks Relating to the Exchange Offer — There are significant differences between the Old Notes and the New Notes.”

You may lose some or all of your initial investment in the New Notes at maturity or upon early repurchase or redemption. You are not guaranteed any coupon payments.

Any payment on the New Notes at or prior to maturity, including any repayment of principal, is subject to the credit risk of JPMorgan Chase Financial Company LLC, as issuer of the New Notes, and JPMorgan Chase & Co., as guarantor of the New Notes.

Where You Can Find More Information

JPMorgan Chase & Co. files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other materials that are filed through the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System or any successor thereto. This website can currently be accessed at http://www.sec.gov. You can find information JPMorgan Chase & Co. has filed with the SEC by reference to file number 001-05805. Such documents, reports and information are also available on JPMorgan Chase & Co.’s website at http://jpmorganchaseco.gcs-web.com/ir/sec-other-filings/overview. Websites that are cited or referred to in this prospectus do not constitute part of, and are not incorporated by reference in, this prospectus.

This prospectus is part of a registration statement on Form S-4 we and JPMorgan Chase & Co. have filed with the SEC relating to the Exchange Offer and the New Notes covered by this prospectus. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on JPMorgan Chase & Co. and its consolidated subsidiaries and the New Notes we are offering. Statements in this prospectus concerning any document we and JPMorgan Chase & Co. filed as an exhibit to the registration statement or that we or JPMorgan Chase & Co. otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows JPMorgan Chase & Co. to “incorporate by reference” into this prospectus the information in documents it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that JPMorgan Chase & Co. files with the SEC will update and supersede this information.

JPMorgan Chase & Co. incorporates by reference (i) the documents listed below and (ii) any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 during the period after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus until the termination of each offering of securities covered by this prospectus is completed, other than, in each case, those documents or the portions of those documents that are furnished and not filed:

(a)	JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2022;

(b)	JPMorgan Chase & Co.’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023; and

(c)	JPMorgan Chase & Co.’s Current Reports on Form 8-K filed on January 13, 2023, January 17, 2023, January 17, 2023, January 19, 2023, March 1, 2023, April 14, 2023, April 20, 2023, May 1, 2023, May 18, 2023, June 1, 2023, June 26, 2023, June 30, 2023 (amended on July 3, 2023), July 14, 2023, July 24, 2023, September 22, 2023, October 13, 2023, October 23, 2023, October 27, 2023, January 12, 2024, January 16, 2024, January 18, 2024, January 23, 2024 and January 25, 2024.

You may request, at no cost to you, a copy of these documents by writing or telephoning JPMorgan Chase & Co. at: Office of the Secretary, JPMorgan Chase & Co., 277 Park Avenue, New York, New York 10172-10003 (Telephone: (212) 270-6000). Copies of such documents and any current amendment or supplement to this prospectus may also be obtained from the Dealer Manager at the address set forth on the back cover of this prospectus.

Important Factors That May Affect Future Results

From time to time, we and JPMorgan Chase & Co. have made and will make forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” or other words of similar meaning. Forward-looking statements provide our and JPMorgan Chase & Co.’s current expectations or forecasts of future events, circumstances, results or aspirations. Our and JPMorgan Chase & Co.’s disclosures in this prospectus and any documents incorporated by reference into this prospectus may contain forward-looking statements. We and JPMorgan Chase & Co. also may make forward-looking statements in our other documents filed or furnished with the SEC. In addition, our and JPMorgan Chase & Co.’s senior management may make forward-looking statements orally to investors, analysts, representatives of the media and others.

All forward-looking statements are, by their nature, subject to risks and uncertainties, many of which are beyond our and JPMorgan Chase & Co.’s control. JPMorgan Chase & Co.’s actual future results may differ materially from those set forth in its forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors that could cause actual results to differ from those in the forward-looking statements:

•	Local, regional and global business, economic and political conditions and geopolitical events, including geopolitical tensions and hostilities;

•	Changes in laws, rules and regulatory requirements, including capital and liquidity requirements affecting its businesses, and its ability to address those requirements;

•	Heightened regulatory and governmental oversight and scrutiny of its business practices, including dealings with retail customers;

•	Changes in trade, monetary and fiscal policies and laws;

•	Changes in the level of inflation;

•	Changes in income tax laws, rules and regulations;

•	Changes in FDIC assessments;

•	Securities and capital markets behavior, including changes in market liquidity and volatility;

•	Changes in investor sentiment or consumer spending or savings behavior;

•	Its ability to manage effectively its capital and liquidity;

•	Changes in credit ratings assigned to it or its subsidiaries;

•	Damage to its reputation;

•	Its ability to appropriately address social, environmental and sustainability concerns that may arise, including from its business activities;

•	Its ability to deal effectively with an economic slowdown or other economic or market disruption, including, but not limited to, in the interest rate environment;

•	Technology changes instituted by it, its counterparties or competitors;

•	The effectiveness of its control agenda;

•	Its ability to develop or discontinue products and services, and the extent to which products or services previously sold by it require it to incur liabilities or absorb losses not contemplated at their initiation or origination;

•	Acceptance of its new and existing products and services by the marketplace and its ability to innovate and to increase market share;

•	Its ability to attract and retain qualified and diverse employees;

•	Its ability to control expenses;

•	Competitive pressures;

•	Changes in the credit quality of its clients, customers and counterparties;

•	Adequacy of its risk management framework, disclosure controls and procedures and internal control over financial reporting;

•	Adverse judicial or regulatory proceedings;

•	Its ability to determine accurate values of certain assets and liabilities;

•	Occurrence of natural or man-made disasters or calamities, including health emergencies, the spread of infectious diseases, epidemics or pandemics, an outbreak or escalation of hostilities or other geopolitical instabilities, the effects of climate change or extraordinary events beyond its control, and its ability to deal effectively with disruptions caused by the foregoing;

•	Its ability to maintain the security of its financial, accounting, technology, data processing and other operational systems and facilities;

•	Its ability to withstand disruptions that may be caused by any failure of its operational systems or those of third parties; and

•	Its ability to effectively defend itself against cyberattacks and other attempts by unauthorized parties to access its information or its customers or to disrupt its systems.

Additional factors that may cause future results to differ materially from forward-looking statements can be found in portions of JPMorgan Chase & Co.’s periodic and current reports filed with the SEC and incorporated by reference in this prospectus. These factors include, for example, those discussed under the caption “Risk Factors” in its most recent annual and quarterly reports, to which reference is hereby made.

Any forward-looking statements made by or on behalf of us and JPMorgan Chase & Co. in this prospectus or in a document incorporated by reference in this prospectus speak only as of the date of this prospectus or the document incorporated by reference, as the case may be. We and JPMorgan Chase & Co. do not undertake to update any forward-looking statements, except as required by law. You should, however, consult any further disclosures of a forward-looking nature JPMorgan Chase & Co. may make in any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Indicative Timetable

This is an indicative timetable showing one possible outcome for the timing of the Exchange Offer based on the times and dates in this prospectus. This timetable is subject to change and times and dates may be extended or amended by us in accordance with the terms of the Exchange Offer as described in this prospectus. Accordingly, the actual timetable may differ significantly from the timetable below.

Time and Date	Event
, 2024	Commencement of Exchange Offer Exchange Offer announced. The Exchange Ratio per $19.03661 principal amount of Old Notes is equal to New Notes. Final prospectus made available to Noteholders.
5:00 p.m. (New York City time) on , 2024

Expiration Deadline

The deadline for Noteholders to validly tender (and not validly withdraw) their Old Notes in order to participate in the Exchange Offer and to be eligible to receive a number of New Notes equal to the Exchange Ratio, plus a cash amount in lieu of any fractional New Notes.

Noteholders may validly withdraw tenders of their Old Notes at any time prior to the Expiration Deadline, but not thereafter.

Noteholders should carefully review the specific procedures for tendering Old Notes in the section entitled “The Exchange Offer — Procedures for Tendering Old Notes.”

, 2024

Settlement

Expected Settlement Date. New Notes will be issued in exchange for any Old Notes validly tendered (and not validly withdrawn) prior to the Expiration Deadline and accepted by us based on the Exchange Ratio. Payment of any cash amounts in lieu of any fractional New Notes.

We expect that delivery of the New Notes will be made against exchange of the Old Notes for the New Notes on the Settlement Date specified herein, which is expected to be more than two business days following the Expiration Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the New Notes on any date prior to two business days before delivery will be required, by virtue of the fact that the New Notes will initially settle in more than two business days, to specify alternative settlement arrangements to prevent a failed settlement.

Any Noteholder whose Old Notes are held on its behalf by a broker, dealer, bank, custodian, trust company, nominee or other Intermediary (as defined herein) should promptly contact such entity if it wishes to tender or withdraw tenders of its Old Notes in the Exchange Offer. Such Intermediaries may have deadlines for participating in the Exchange Offer prior to the Expiration Deadline or other deadlines specified above. Noteholders should carefully review the specific procedures for tendering Old Notes in the section entitled “The Exchange Offer — Procedures for Tendering Old Notes.”

Summary

The following summary highlights selected information contained in this prospectus. It may not contain all of the information that is important to you and is qualified in its entirety by the more detailed information included or incorporated by reference in this prospectus. You should carefully consider the information contained in and incorporated by reference in this prospectus, including the information set forth under the headings “Risk Factors,” “The Exchange Offer” and “Description of the New Notes” in this prospectus and the risk factors contained in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023.

JPMorgan Chase & Co.

JPMorgan Chase & Co., a financial holding company incorporated under Delaware law in 1968, is a leading financial services firm based in the United States, with operations worldwide. JPMorgan Chase & Co. had $3.7 trillion in assets and $292.3 billion in stockholders’ equity as of December 31, 2022. JPMorgan Chase & Co. is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing and asset management. Under the J.P. Morgan and Chase brands, JPMorgan Chase & Co. serves millions of customers, predominantly in the United States, and many of the world’s most prominent corporate, institutional and government clients globally.

JPMorgan Chase & Co.’s principal bank subsidiary is JPMorgan Chase & Co. Bank, National Association, which we refer to as the “Bank,” a national banking association with U.S. branches in 48 states and Washington, D.C. JPMorgan Chase & Co.’s principal non-bank subsidiary is J.P. Morgan Securities LLC, a U.S. broker-dealer. The bank and non-bank subsidiaries of JPMorgan Chase & Co. operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks. JPMorgan Chase & Co.’s principal operating subsidiaries outside the United States are J.P. Morgan Securities plc and J.P. Morgan SE, which are subsidiaries of the Bank and are based in the United Kingdom and Germany, respectively.

The principal executive offices of JPMorgan Chase & Co. are located at 383 Madison Avenue, New York, New York 10179, U.S.A., and its telephone number is (212) 270-6000.

JPMorgan Chase Financial Company LLC

JPMorgan Financial is a Delaware limited liability company and an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co., created for the purpose of providing JPMorgan Chase & Co. and/or its affiliates with financing for their operations by issuing securities designed to meet investor demand for products that reflect certain risk-return profiles and specific market exposure. Any securities issued by JPMorgan Financial are fully and unconditionally guaranteed by JPMorgan Chase & Co. JPMorgan Financial generally lends the net proceeds from offerings of its securities to JPMorgan Chase & Co. and/or its affiliates.

The principal executive offices of JPMorgan Financial are located at 383 Madison Avenue, Floor 5, New York, New York 10179 and its telephone number is (212) 270-6000.

Summary Terms of the Exchange Offer

Please refer to “The Exchange Offer” in this prospectus for more information about the Exchange Offer.

Purpose of Exchange Offer	We are conducting the Exchange Offer to give existing holders of the Old Notes, which will mature on May 24, 2024, an opportunity to exchange their Old Notes for notes providing similar exposure to the Alerian MLP Index®, which will mature on January 28, 2044.
Old Notes	Alerian MLP Index ETNs due May 24, 2024 (CUSIP: 46625H365) issued by JPMorgan Chase & Co.
New Notes	Alerian MLP Index ETNs due January 28, 2044 (CUSIP: 48133Q309) issued by JPMorgan Financial and fully and unconditionally guaranteed by JPMorgan Chase & Co.
Listing and Trading	The Old Notes are listed on NYSE Arca under the ticker symbol “AMJ”. The New Notes are listed on NYSE Arca under the ticker symbol “AMJB.”
Exchange Offer

We are offering to exchange any and all outstanding Old Notes for New Notes based on the Exchange Ratio, upon the terms and subject to the conditions set forth in this prospectus. The New Notes were first issued on January 30, 2024 pursuant to the registration statement on Form S-3 (Registration Nos. 333-270004 and 333-270004-01) of JPMorgan Chase & Co. and JPMorgan Financial. Upon completion of the Exchange Offer, we will issue additional New Notes to the tendering Noteholders and consolidate such additional New Notes to form a single class with the New Notes then outstanding.

Old Notes accepted by us pursuant to the Exchange Offer will be immediately cancelled. Old Notes that have not been validly tendered and/or accepted for exchange pursuant to the Exchange Offer will remain outstanding after the Settlement Date of the Exchange Offer.

Exchange Ratio	The Exchange Ratio per $19.03661 principal amount of Old Notes validly tendered in the Exchange Offer (and not validly withdrawn) prior to the Expiration Deadline and accepted for exchange will be equal to New Notes, which will be delivered on the Settlement Date, unless the Exchange Offer is extended or terminated.
No Fractional New Notes	No fractional New Notes will be issued in connection with the Exchange Offer. A tendering Noteholder will receive a cash amount on the Settlement Date in lieu of any fractional New Notes, calculated using the Daily Closing Intrinsic Note Value (as defined herein) of the New Notes on the Expiration Date as published on the Bloomberg Professional® service (“Bloomberg”) under the ticker symbol “AMJBVWAP.”

Extension, Withdrawal, Termination and Amendment	The Exchange Offer will expire at 5 p.m. (New York City time) on , 2024 unless it is extended. Until we announce whether we have decided to accept valid tenders of Old Notes pursuant to the Exchange Offer, no assurance can be given that the Exchange Offer will be completed. This may depend upon the satisfaction or waiver of the conditions of the Exchange Offer. In addition, subject to applicable law and as provided in this prospectus, we may, in our sole and absolute discretion, amend any of the terms and conditions of the Exchange Offer at any time before such announcement and may, in our sole and absolute discretion, waive any of the conditions of the Exchange Offer either before or after such announcement. We may withdraw or terminate the Exchange Offer if any of the conditions described in this prospectus have not been satisfied or waived. In addition, we reserve the right to extend or amend the Exchange Offer at any time and for any reason. See “The Exchange Offer — Extension, Withdrawal, Termination and Amendment.”

Procedures for Tendering Old Notes

We will accept tenders of Old Notes in the Exchange Offer only by way of the submission of valid instructions submitted through DTC’s ATOP procedures (each, an “Exchange Instruction”) in accordance with the procedures set out in “The Exchange Offer — Procedures for Tendering Old Notes.”

Any Noteholder who holds Old Notes through DTC must arrange for a DTC Participant in DTC to electronically transmit the Noteholder’s Exchange Instruction through DTC’s ATOP system, for which the Exchange Offer will be eligible. Accordingly, a DTC Participant whose name appears on the security position listing as the holder of the Old Notes must electronically transmit its acceptance of the Exchange Offer by causing DTC to irrevocably transfer Old Notes in the participant’s account to the Exchange Agent’s account at DTC in accordance with DTC’s ATOP procedures. DTC will then send an agent’s message (as defined below) to the Exchange Agent.

An “agent’s message” is a message, transmitted by DTC, received by the Exchange Agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant that such participant has received this prospectus and agrees to be bound by the terms of the Exchange Offer, and that the Issuer may enforce the terms of the Exchange Offer against such participant.

Although transfer of the Old Notes to the Exchange Agent’s account at DTC may be effected through book-entry at DTC, an agent’s message must be transmitted by DTC and received by the Exchange Agent at or prior to the Expiration Deadline in order to validly tender Old Notes pursuant to the Exchange Offer. Old Notes tendered through DTC’s ATOP system will be held to the order of the Exchange Agent until the earlier of the time of settlement on the Settlement Date, or the termination of the Exchange Offer (if applicable). Such Old Notes will be released after the Exchange Offer has expired.

All tenders submitted through DTC’s ATOP system must be submitted in accordance with the deadlines and procedures established by DTC and an agent’s message with respect to any tender must be received by the Exchange Agent at or prior to the Expiration Deadline.

There are no letters of transmittal for the Exchange Offer. Noteholders who hold Old Notes through DTC must tender their Old Notes through DTC’s ATOP procedures.

If a Noteholder holds its Old Notes through a custodian or other Intermediary, such Noteholder may not submit an Exchange Instruction directly. It should therefore contact its custodian or other Intermediary to instruct its custodian or Intermediary to submit an Exchange Instruction on its behalf.

Noteholders are advised to check with any bank, securities broker or other Intermediary through which they hold Old Notes when such Intermediary would require to receive instructions from a Noteholder in order for that Noteholder to be able to participate in, or revoke their instruction to participate in, the Exchange Offer before the deadlines specified in this prospectus. The deadlines set by any such Intermediary and DTC for the submission of Exchange Instructions may be earlier than the relevant deadlines specified in this prospectus.

Only DTC Participants may submit Exchange Instructions. Each Noteholder that is not a DTC Participant must arrange for the DTC Participant through which it holds the relevant Old Notes to submit an Exchange Instruction on its behalf to DTC by the deadlines specified by DTC.

It is the responsibility of Noteholders to validly tender their Old Notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify a Noteholder of defects in their tender. We also reserve the absolute right to waive any defect, irregularity or delay in respect of particular Old Notes, whether or not we elect to waive similar defects, irregularities or any delay in respect of other Old Notes.

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed at or prior to the Expiration Deadline. Tenders not completed at or prior to the Expiration Deadline will be disregarded and of no effect.

Noteholders that need assistance with respect to the procedures for participating in the Exchange Offer should contact the Dealer Manager, the contact details for whom are on the back cover of this prospectus.

Revocation Rights	Old Notes tendered before the Expiration Deadline may be validly revoked at any time at or before the Expiration Deadline. If the Exchange Offer is extended, Old Notes subject to the Exchange Offer may be validly revoked at any time before the new Expiration Deadline of the extended Exchange Offer. If the Exchange Offer is terminated, the Old Notes tendered pursuant to the Exchange Offer will be promptly returned to the tendering Noteholders. For a revocation of a tender of Old Notes to be effective, a valid electronic revocation instruction must be provided to DTC at or before the Expiration Deadline in accordance with the requirements set forth under “The Exchange Offer — Revocation Rights.”

Noteholder Representations	By submitting a tender with respect to Old Notes, Noteholders are deemed to make certain acknowledgments, representations, warranties and undertakings to us, the Dealer Manager and the Exchange Agent as set forth under “The Exchange Offer — Noteholder Representations.”
No Appraisal or Dissenters’ Rights	No appraisal or dissenters’ rights are available to Noteholders under applicable law in connection with the Exchange Offer.
Brokerage Commissions	Noteholders that tender their Old Notes to the Exchange Agent do not have to pay a brokerage fee or commission to us, the Dealer Manager or the Exchange Agent in connection with the tender of such securities. However, if a tendering Noteholder handles the transaction through an Intermediary, that Noteholder may be required to pay such Intermediary brokerage fees or commissions.
Dealer Manager	J.P. Morgan Securities LLC (“JPMS”)
Exchange Agent	The Bank of New York Mellon
Indenture	The indenture dated as of February 19, 2016 among JPMorgan Financial, as issuer, JPMorgan Chase & Co., as guarantor, and the Trustee (as may be supplemented from time to time)
Indenture for the Old Notes	The indenture dated as of May 25, 2001 between JPMorgan Chase & Co. and the Trustee (as has been and as may be further supplemented from time to time)
Trustee	Deutsche Bank Trust Company Americas is the Trustee with respect to the Indenture, the New Notes, the Indenture for the Old Notes and the Old Notes.
Business Day	With respect to the Exchange Offer, the New Notes and the Old Notes, any day other than a day on which the banking institutions in the City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.
Governing Law	The Indenture, the New Notes, the Indenture for the Old Notes and the Old Notes are governed by, and construed in accordance with, the laws of the State of New York.
Use of Proceeds	We will not receive any cash proceeds from the Exchange Offer.

Conflicts of Interest	JPMS, which will be participating in the Exchange Offer as the Dealer Manager, has a “conflict of interest” in this offering within the meaning of Rule 5121 of Financial Industry Regulatory Authority, Inc. (“FINRA”) because JPMorgan Chase & Co. owns, directly or indirectly, all of the outstanding equity securities of JPMS and because JPMS and JPMorgan Financial are under common control by JPMorgan Chase & Co. Consequently, this offering is being conducted in compliance with the provisions of FINRA Rule 5121 (or any successor rule thereto) regarding a FINRA member firm’s participation in a public offering of securities of an affiliate. In accordance with FINRA Rule 5121, neither JPMS nor any other affiliated underwriter, agent or dealer of JPMorgan Chase & Co. or JPMorgan Financial may cause a discretionary account to participate in the Exchange Offer without the specific written approval of the customer.
Tax Considerations	Noteholders should consider the tax consequences of the Exchange Offer (including disposition of the Old Notes and investment in the New Notes). See “Material U.S. Federal Income Tax Consequences” in this prospectus.
Further Information	Any questions or requests for assistance in connection with this prospectus may be directed to the Dealer Manager at its toll-free telephone number or e-mail address as set forth on the back cover of this prospectus. Any questions or requests for assistance in connection with the delivery of an Exchange Instruction may be directed to the Exchange Agent at its toll-free telephone number or e-mail address as set forth on the back cover of this prospectus.

Summary of Risk Factors

Tendering your Old Notes in exchange for the New Notes offered under this prospectus involves significant risks. Set forth below is a summary of principal risks associated with the Exchange Offer as well as the risks relating to the New Notes. Before making a decision with respect to the Exchange Offer, Noteholders should carefully consider all of the information contained and incorporated by reference in this prospectus and, in particular, the risk factors set forth under “Risk Factors” and the risk factors contained in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023.

Risks Relating to the Exchange Offer

•    We have not obtained a third-party determination that the Exchange Offer is fair to Noteholders.

•    The trading market for the Old Notes that remain outstanding following the completion of the Exchange Offer may be significantly limited.

•    The Exchange Offer may be extended, withdrawn, terminated or amended at any time, subject to applicable law.

•    The consummation of the Exchange Offer may not occur or may be delayed. Failure to complete the Exchange Offer could negatively affect the price of the Old Notes.

•    We may not accept all Old Notes tendered in the Exchange Offer.

•    You may not receive New Notes in the Exchange Offer if the procedures for the Exchange Offer are not followed.

•    The value of the Old Notes may exceed the value of the New Notes following the Exchange Offer.

•    We may purchase, repay or redeem any Old Notes not tendered in the Exchange Offer on terms that could be more favorable to Noteholders than the terms of the Exchange Offer.

•    If you tender your Old Notes in the Exchange Offer, you will be unable to sell or otherwise transfer any tendered Old Notes or participate in any repurchase, repayment or redemption unless they are returned to you following withdrawal or non-acceptance.

•    There are significant differences between the Old Notes and the New Notes.

•    Neither we nor any representative has or assumes responsibility for the lawfulness of the acquisition of the New Notes by a prospective investor of the New Notes.

•    A Noteholder’s failure to consult its own advisers may result in it suffering adverse accounting, financial, legal or tax consequences.

Risks Relating to the New Notes

Risks Relating to the New Notes Generally

•    Your investment in the New Notes may result in a loss.

•    You are not guaranteed any Coupon Payments.

•    The Accrued Investor Fee and the Repurchase Fee Amount will reduce amounts payable on the New Notes.

•    The New Notes are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co.

•    As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets.

•    The New Notes will not have the benefit of any cross-default or cross-acceleration with other indebtedness of JPMorgan Financial or JPMorgan Chase & Co.; a covenant default or bankruptcy, insolvency or reorganization event with respect to JPMorgan Chase & Co. does not constitute an event of default.

•    The early redemption feature may force a potential early exit.

•    The payment on the New Notes is linked to the VWAP levels, not to the closing levels, of the Index.

•    A trading market may not develop, and the New Notes may not continue to be listed over their term.

•    The trading price of the New Notes in any secondary market may differ significantly from the Closing Intrinsic Note Value and Intraday Intrinsic Note Value.

•    The liquidity of the market for the New Notes may vary materially over time, including as a result of any decision of ours to issue, stop issuing or resume issuing additional New Notes.

•    There are restrictions on the minimum number of New Notes you may request that we repurchase and the dates on which you may exercise your right to have us repurchase your New Notes.

•    You will not know the payment upon early repurchase or the repurchase date at the time you elect to request that we repurchase your New Notes.

•    For purposes of determining any payment on the New Notes at maturity or upon early repurchase or redemption, the VWAP level will be referenced only on the Index Business Days during the relevant measurement period.

•    You will have no ownership rights in any of the Index Components.

•    Market disruptions may adversely affect your return.

•    The tax consequences of an investment in the New Notes are unclear.

•    Non-U.S. Holders should evaluate an investment in the New Notes in light of their particular circumstances, including the applicability of any income tax treaties.

•    Employees of JPMorgan Chase & Co. or one of its affiliates holding the New Notes must comply with policies that limit their ability to purchase or sell the New Notes.

Risks Relating to Conflicts of Interest

•    Our offering of the New Notes does not constitute an expression of our or JPMorgan Chase & Co.’s views about, or a recommendation of, the Index or any Index Component.

•    We, JPMorgan Chase & Co. or our affiliates may have economic interests that are adverse to those of the holders of the New Notes as a result of our hedging and other trading activities.

•    We, JPMorgan Chase & Co. or our affiliates may have economic interests that are adverse to those of the holders of the New Notes as a result of our business activities.

•    We, JPMorgan Chase & Co. or our affiliates may have economic interests that are adverse to those of the holders of the New Notes due to JPMS’s role as Note Calculation Agent.

•    We may have interests that are adverse to those of the holders of the New Notes due to the issuer redemption feature of the New Notes.

•    JPMS and its affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the New Notes or that may adversely affect the value of the New Notes, and may do so in the future.

Risks Relating to the Secondary Market Prices of the New Notes

•    Many economic and market factors will impact the secondary market price of the New Notes.

Risks Relating to the Index

•    VettaFi, the sponsor of the Index, may adjust the Index in a way that affects its level, and VettaFi has no obligation to consider your interests.

•    There is no assurance that the strategy employed by the Index will be successful.

•    Energy MLP market risks may affect the trading value of the New Notes and the amount you will receive at maturity.

•    The Index Components are concentrated in the energy industry.

•    An investment in the New Notes is subject to risks associated with mid-size and small capitalization stocks.

•    The Index Calculation Agent may, in its sole discretion, discontinue the public disclosure of the intraday level of the Index.

Summary Terms of the New Notes

Please refer to “Description of the New Notes” in this prospectus for more information about the New Notes.

Issuer	JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor	JPMorgan Chase & Co.
Series	Global Medium-Term Notes, Series A
Principal Amount	$ per New Note (equal to the Initial VWAP Level (as defined below) divided by ten, rounded to the nearest cent)
Secondary Market

The New Notes are listed on NYSE Arca, under the ticker symbol “AMJB.” No assurance can be given as to the continued listing for the term of the New Notes, or the liquidity or trading market for the New Notes. We are not required to maintain a listing on NYSE Arca or any other exchange.

CUSIP	48133Q309
Index

The return on the New Notes is linked to the performance of the Alerian MLP Index® (Bloomberg ticker: AMZ), which we refer to as the Index, as measured by its VWAP level, and to cash distributions on its components.

The Index measures the composite performance of energy-oriented Master Limited Partnerships, or MLPs, that earn the majority of their cash flows from qualified activities involving energy commodities (the “Index Components”) using a capped, float-adjusted, capitalization-weighted methodology. MLPs are limited partnerships primarily engaged in the exploration, marketing, mining, processing, production, refining, storage or transportation of any mineral or natural resource. The Index is calculated and maintained by VettaFi LLC (“VettaFi”).

The VWAP level of the Index reflects the volume-weighted average prices of the Index Components.

Coupon Payments

The New Notes may pay a variable quarterly coupon based on cash distributions on the Index Components, subject to the deduction of an investor fee of 0.85% per annum and any investor fee shortfall.

The Accrued Investor Fee (as defined below) will reduce each Coupon Payment. In addition, no Coupon Payment will be payable with respect to any quarter if the cash distributions on the Index Components for that quarter are less than the Accrued Investor Fee, even if cash distributions are paid on the Index Components for that quarter. You are not guaranteed any Coupon Payments.

Payment at Maturity	For each New Note, unless earlier repurchased or redeemed, you will receive at maturity a cash payment based on the average VWAP level of the Index over a five-day measurement period.
Issuer Redemption	On any Business Day on or after July 26, 2024, we may, in our sole discretion, redeem the New Notes, in whole or in part. If we exercise our right to redeem your notes prior to maturity, for each New Note that is redeemed, you will receive a cash payment based on the average VWAP level of the Index over a five-day measurement period.
Weekly Repurchase	On a weekly basis, you may request that we repurchase a minimum of 50,000 notes if you comply with the required procedures, subject to a repurchase fee of 0.125%. For each New Note that is repurchased, you will receive a cash payment based on the average VWAP level of the Index over a five-day measurement period, minus the Repurchase Fee Amount.
Accrued Investor Fee	An investor fee of 0.85% per annum is deducted from each quarterly coupon payment. If cash distributions on the Index Components are less than the Accrued Investor Fee for any quarter, the shortfall will be carried forward and offset against future Coupon Payments.
Repurchase Fee Amount	A repurchase fee of 0.125% is applied to early repurchases.
Inception Date	January 26, 2024
Initial Issue Date	January 30, 2024
Final Valuation Date	January 20, 2044
Maturity Date	January 28, 2044
Index Sponsor and Index Calculation Agent	VettaFi
VWAP Calculation Agent	Solactive AG
Note Calculation Agent	J.P. Morgan Securities LLC
Published ETN Value Calculation Agent	Solactive AG
Trustee	Deutsche Bank Trust Company Americas

Book-Entry Issuance, Clearance and Settlement

DTC will act as securities depositary for the New Notes. The New Notes will be issued only in fully registered form as book-entry notes. The New Notes will be represented by one or more permanent global notes deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee. These certificates name DTC or its nominee as the owner of the New Notes. DTC maintains a computerized system that will reflect the interests held by its participants in the global notes. An investor’s beneficial interest will be reflected in the records of DTC’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. See “Clearance and Settlement” for a further discussion of these matters.

The New Notes will initially be represented by a type of global note referred to as a master note. A master note represents multiple securities that may be issued at different times and that may have different terms. Unless otherwise specified, in connection with each issuance of the New Notes, the trustee and/or paying agent will, in accordance with instructions from us, make appropriate entries or notations in its records relating to the master note representing the New Notes to indicate that the master note evidences the New Notes of that issuance.

References to “holders” mean those who own New Notes registered in their own names, on the books that we or the paying agent maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through DTC.

Denominations	Book-entry interests in the New Notes will be issued in minimum denominations equal to the Principal Amount and in integral multiples thereof.

Reopening Issuances

In our sole discretion, and without providing you notice or obtaining your consent, we may decide to issue and sell additional New Notes from time to time, including during or after the Exchange Offer. These further issuances, if any, will be consolidated to form a single class with the originally issued New Notes and the New Notes issued in the Exchange Offer, will have the same CUSIP number and will trade interchangeably with the New Notes immediately upon settlement.

However, we are under no obligation to issue or sell additional New Notes at any time, and if we do sell additional New Notes, we may limit or restrict those sales, and we may stop and subsequently resume selling additional New Notes at any time. If we limit, restrict or stop sales of such additional New Notes, or if we subsequently resume sales of such additional New Notes, the liquidity and trading price of the New Notes in the secondary market could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional New Notes, we reserve the right to resume selling additional New Notes at any time, which might result in the reduction or elimination of any premium in the trading price. If you pay a premium for the New Notes above the Closing Intrinsic Note Value and the Intraday Intrinsic Note Value, you could incur significant losses if you sell your New Notes at a time when the premium is no longer present in the market.

A suspension of additional issuances of the New Notes could result in a significant reduction in the number of outstanding New Notes if investors subsequently exercise their right to have the New Notes repurchased by us. Accordingly, the number of outstanding New Notes, and their liquidity, could vary substantially over the term of the New Notes.

Summary Consolidated Financial Information

JPMorgan Chase & Co.’s historical financial statements and the accompanying notes in its Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 are incorporated by reference herein. JPMorgan Chase & Co.’s summary financial information as at December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022 are set out in its Annual Report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference herein.

Risk Factors

Before making a decision with respect to the Exchange Offer, Noteholders should carefully consider all of the information contained and incorporated by reference in this prospectus and, in particular, the risk factors described below and the risk factors contained in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023. Noteholders should also consider the tax consequences of the Exchange Offer (including disposition of the Old Notes and investment in the New Notes). See “Material U.S. Federal Income Tax Consequences” in this prospectus.

Tendering your Old Notes in exchange for the New Notes offered under this prospectus involves significant risks. You should reach your own investment decision about the New Notes only after consultation with your own financial, legal and tax advisers (as you deem appropriate) about risks associated with participating in the Exchange Offer and with an investment in the New Notes and the suitability of participating in the Exchange Offer and investing in the New Notes in light of the particular characteristics and terms of the New Notes, which are complex in structure and operation, and of your particular financial circumstances.

Risks Relating to the Exchange Offer

We have not obtained a third-party determination that the Exchange Offer is fair to Noteholders.

None of us, JPMorgan Chase & Co., the Trustee, the Dealer Manager or the Exchange Agent makes any recommendation as to whether you should exchange your Old Notes in the Exchange Offer. We have not retained, and do not intend to retain, any unaffiliated representative to act on behalf of Noteholders for purposes of negotiating the terms of the Exchange Offer, preparing a report concerning the fairness of the Exchange Offer to you or to us or determining that the total consideration offered in the Exchange Offer represents a fair valuation of either the Old Notes or the New Notes. If you tender your Old Notes, you may ultimately receive less value than if you choose to keep them. The value of the New Notes to be issued in the Exchange Offer may not equal or exceed the value of the Old Notes tendered. You must make your own independent decision regarding your participation in the Exchange Offer.

The trading market for the Old Notes that remain outstanding following the completion of the Exchange Offer may be significantly limited.

To the extent tenders of Old Notes in the Exchange Offer are accepted for exchange by us and the Exchange Offer is completed, the trading market for the Old Notes that remain outstanding following the completion of the Exchange Offer may be significantly limited.

If a significant portion of the remaining Old Notes are exchanged pursuant to the Exchange Offer, it would have a negative impact on the liquidity of the outstanding Old Notes. Any remaining Old Notes may command a lower price than a comparable issue of securities with greater market liquidity. A reduced market value and liquidity may also make the trading price of such remaining Old Notes more volatile. Accordingly, the market price for such Old Notes that remain outstanding after the completion of the Exchange Offer may be adversely affected as a result of the Exchange Offer and there can be no assurance that an active trading market will exist for the Old Notes following the Exchange Offer. None of us, JPMorgan Chase & Co., the Trustee, the Dealer Manager or the Exchange Agent has any duty to make a market in any such remaining Old Notes. It will not be possible to ascertain the aggregate principal amount of the Old Notes to be accepted for exchange prior to the Expiration Deadline.

The Exchange Offer may be extended, withdrawn, terminated or amended at any time, subject to applicable law.

Until we announce whether we have decided to accept valid tenders of Old Notes pursuant to the Exchange Offer, no assurance can be given that the Exchange Offer will be completed. This may depend upon the satisfaction or waiver of the conditions of the Exchange Offer. In addition, subject to applicable law and as provided in this prospectus, we may, in our sole and absolute discretion, amend any of the terms and conditions of the Exchange Offer at any time before such announcement and may, in our sole and absolute discretion, waive any of the conditions of the Exchange Offer either before or after such announcement. We may withdraw or terminate the Exchange Offer if any of the conditions described in this prospectus have not been satisfied or waived. In addition, we reserve the right, in our sole and absolute discretion, to extend or amend the Exchange Offer at any time and for any reason. For details, see “The Exchange Offer — Extension, Withdrawal, Termination and Amendment.”

The consummation of the Exchange Offer may not occur or may be delayed. Failure to complete the Exchange Offer could negatively affect the price of the Old Notes.

We are not obligated to complete the Exchange Offer. Even if the Exchange Offer is completed, it may not be completed on the schedule described in this prospectus or any subsequent notices of extension. Accordingly, Noteholders participating in the Exchange Offer may have to wait longer than expected to receive their New Notes, during which time those Noteholders will not be able to effect transfers of their Old Notes tendered in the Exchange Offer or participate in any other repurchase, repayment or redemption with respect to such Old Notes. In addition, if the Exchange Offer is not completed or is delayed, the market price of the Old Notes may decline to the extent that the current market price of the Old Notes reflects a market assumption that the Exchange Offer will be completed.

We may not accept all Old Notes tendered in the Exchange Offer.

We are not under any obligation to accept for exchange any Old Notes tendered pursuant to the Exchange Offer and will not be liable to any person for the failure to accept any tender of Old Notes for exchange pursuant to the Exchange Offer. Tenders of Old Notes may be rejected in our sole and absolute discretion for any reason and we are not under any obligation to Noteholders to furnish any reason or justification for refusing to accept for exchange a tender of Old Notes. For example, tenders of Old Notes may be rejected if the Exchange Offer is withdrawn or terminated, if the Exchange Offer does not comply with the relevant requirements of a particular jurisdiction or for any other reason.

You may not receive New Notes in the Exchange Offer if the procedures for the Exchange Offer are not followed.

Noteholders are responsible for complying with all Exchange Offer procedures. Subject to the terms and conditions of the Exchange Offer, the issuance of New Notes in exchange for Old Notes will only occur upon completion of the procedures described in this prospectus under “The Exchange Offer — Procedures for Tendering Old Notes.” Therefore, Noteholders who wish to exchange Old Notes for New Notes should allow sufficient time for timely completion of the tender procedure. None of us, JPMorgan Chase & Co., the Trustee, the Dealer Manager or the Exchange Agent is obligated to extend the Exchange Offer, notify Noteholders of irregularities with respect to any such Noteholder’s Exchange Instruction or notify Noteholders of any failure to follow the proper procedures.

Any Noteholder whose Old Notes are held on its behalf by a broker, dealer, bank, custodian, trust company, nominee or other Intermediary should promptly contact such entity if it wishes to tender or withdraw tenders of its Old Notes in the Exchange Offer. Such Intermediaries may have deadlines for participating in the Exchange Offer prior to the Expiration Deadline. Noteholders should carefully review the specific procedures for tendering Old Notes in the section entitled “The Exchange Offer — Procedures for Tendering Old Notes.”

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed at or prior to the Expiration Deadline. Tenders not completed at or prior to the Expiration Deadline will be disregarded and of no effect.

The value of the Old Notes may exceed the value of the New Notes following the Exchange Offer.

The market value of the New Notes may be affected by a number of factors as described under “— Risks Relating to the Secondary Market Prices of the New Notes — Many economic and market factors will impact the value of the New Notes” and “— Risks Relating to the Index — Energy MLP market risks may affect the trading value of the New Notes and the amount you will receive at maturity” below. No assurance can be given that the performance of the New Notes will be similar to, or better than, the performance of the Old Notes. Following the Exchange Offer, the value of the Old Notes not tendered in the Exchange Offer may exceed the value of the New Notes issued in the Exchange Offer.

We may purchase, repay or redeem any Old Notes not tendered in the Exchange Offer on terms that could be more favorable to Noteholders than the terms of the Exchange Offer.

Whether or not the Exchange Offer is completed, we or any of our affiliates may, to the extent permitted by applicable law, acquire (from time to time) Old Notes other than pursuant to the Exchange Offer, including through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise. Such purchases may be on such terms as we or the relevant affiliate may determine, which may be more or less favorable than the terms pursuant to the Exchange Offer and could be for consideration or otherwise on terms more or less favorable than those contemplated by the Exchange Offer. Noteholders that validly tender (and do not validly withdraw) Old Notes in the Exchange Offer will not, in respect of such tendered Old Notes accepted for exchange, be able to participate in any other repurchase, repayment or redemption, which may be made on terms that are more favorable than those of the Exchange Offer.

If you tender your Old Notes in the Exchange Offer, you will be unable to sell or otherwise transfer any tendered Old Notes or participate in any repurchase, repayment or redemption unless they are returned to you following withdrawal or non-acceptance.

When considering whether to tender Old Notes in the Exchange Offer, you should take into account that, after the time of such tender, you will not be able to sell or otherwise transfer any tendered Old Notes or participate in any repurchase, repayment or redemption with respect to such Old Notes. If you withdraw or we do not accept all or a portion of your tender, these restrictions will continue to apply until your Old Notes are returned to you.

There are significant differences between the Old Notes and the New Notes.

While the Old Notes and the New Notes each offer a return linked to the performance of the Alerian MLP Index® as measured by its VWAP level, and to cash distributions on its components, subject to the deduction of an investor fee and, if applicable, a repurchase fee, there are significant differences between the Old Notes and the New Notes, including differences in the issuer, financial terms (including the specific formula for determining amounts payable on the notes) and relevant dates. Additionally, the New Notes are subject to an issuer right of redemption, which allows us to redeem, in our sole discretion, some or all outstanding New Notes. Investors should carefully consider these differences in addition to those described under “Comparison of the Material Terms of the Old Notes and the New Notes” in deciding whether to tender Old Notes in exchange for the New Notes.

Legality of purchase.

None of us, JPMorgan Chase & Co., the Trustee, the Dealer Manager or the Exchange Agent has or assumes responsibility for the lawfulness of the acquisition of the New Notes by a prospective investor of the New Notes, whether under the laws of the jurisdiction of its incorporation or the jurisdiction in which it operates (if different), or for compliance by that prospective investor with any law, regulation or regulatory policy applicable to it.

This prospectus does not constitute an invitation to participate in the Exchange Offer in or from any jurisdiction in or from which, or to or from any person to or from whom, it is unlawful to make such offer under applicable securities laws or otherwise. Persons into whose possession this prospectus comes are required by us and the Dealer Manager to inform themselves about, and to observe, any such restrictions. No action that would permit a public offer has been or will be taken in any jurisdiction by us or the Dealer Manager.

Noteholders must comply with all laws that apply to them in any place in which they possess this prospectus. Noteholders must also obtain any consents or approvals that they need in order to tender their Old Notes. None of us, JPMorgan Chase & Co., the Trustee, the Dealer Manager or the Exchange Agent is responsible for Noteholders’ compliance with these legal requirements. Non-compliance with these could result in, among other things, the unwinding of trades and/or penalties.

A Noteholder’s failure to consult its own advisers may result in it suffering adverse accounting, financial, legal or tax consequences.

Noteholders should consult their own accounting, financial, legal and tax advisers as they may deem appropriate regarding the suitability to themselves of the accounting, financial, legal and tax consequences of participating or declining to participate in the Exchange Offer and an investment in the New Notes. Noteholders are liable for their own taxes and have no recourse to us, JPMorgan Chase & Co., the Trustee, the Dealer Manager or the Exchange Agent with respect to taxes arising in connection with the Exchange Offer (including disposition of the Old Notes and investment in the New Notes).

Risks Relating to the New Notes

Your investment in the New Notes will involve certain risks. The New Notes do not guarantee any return of principal at, or prior to, maturity, early repurchase or redemption. Investing in the New Notes is not equivalent to investing (or taking a long position) directly in the Index or any Index Component. In addition, your investment in the New Notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the New Notes is appropriate for you.

Risks Relating to the New Notes Generally

Your investment in the New Notes may result in a loss.

You may lose some or all of your initial investment at maturity or upon early repurchase or redemption. The aggregate payments on your notes will be less than your initial investment if any Coupon Payments (which reflect the negative effect of the Accrued Investor Fee) are insufficient to offset any decrease in the VWAP Level and the negative effect of any Investor Fee Shortfall (and, in the case of early repurchase, the Repurchase Fee Amount).

You are not guaranteed any Coupon Payments.

No Coupon Payment will be payable with respect to a Coupon Valuation Date if the Reference Distribution Amount is less than the Accrued Investor Fee, even if that Reference Distribution Amount is positive. The Reference Distribution Amount reflects cash distributions on the Index Components over a relevant quarterly period. The Accrued Investor Fee accrues at a rate of 0.85% per annum each day. If the Reference Distribution Amount on the previous Coupon Valuation Date is less than the Accrued Investor Fee on that Coupon Valuation Date, any Investor Fee Shortfall will also be included in the Accrued Investor Fee.

In addition, the Coupon Amount as of any Coupon Valuation Date will reflect only the excess of the Reference Distribution Amount over the Accrued Investor Fee with respect to that Coupon Valuation Date. Any reduction in or elimination of the cash distributions of one or more Index Component will similarly reduce the Reference Distribution Amount and the amount of the relevant Coupon Payment, if any.

The Accrued Investor Fee and the Repurchase Fee Amount will reduce amounts payable on the New Notes.

Each Coupon Amount reflects the deduction of an Accrued Investor Fee, which will reduce each Coupon Amount, if any. The actual amount of the deduction will be determined on the relevant Coupon Valuation Date and will depend on the VWAP Level as of the immediately preceding Index Business Day that is not a Disrupted Day for any Index Component and any Investor Fee Shortfall carried over from the immediately preceding Coupon Valuation Date.

In addition, if the Reference Distribution Amount used to calculate the Stub Coupon Amount on any Index Business Day (other than an actual Coupon Valuation Date) is less than the Accrued Investor Fee used to calculate that Stub Coupon Amount, an amount equal to the difference between the Accrued Investor Fee and the Reference Distribution Amount, which is the Investor Fee Shortfall, will be deducted in calculating the Closing Intrinsic Note Value and each Intraday Intrinsic Note Value on that Index

Business Day. Accordingly, the payment at maturity or upon early repurchase or redemption will be reduced by the amount of any Investor Fee Shortfall reflected in the relevant Closing Intrinsic Note Value.

Furthermore, a Repurchase Fee Amount of 0.125% of the Closing Intrinsic Note Value as of the final day of the relevant Measurement Period (but excluding any Unpaid Coupon Amount included in that Closing Intrinsic Note Value) is deducted in determining the amount payable upon early repurchase. As a result, the Repurchase Fee Amount will reduce the amount payable upon early repurchase.

The New Notes are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co.

The New Notes are subject to the credit risk of JPMorgan Financial, as issuer of the New Notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the New Notes. JPMorgan Financial’s and JPMorgan Chase & Co.’s credit ratings and credit spreads may adversely affect the market value of the New Notes. Investors in the New Notes are dependent on the ability of JPMorgan Financial and JPMorgan Chase & Co. to pay all amounts due on the New Notes. Any actual or potential change in JPMorgan Financial’s or JPMorgan Chase & Co.’s creditworthiness or the credit spreads, as determined by the market for taking that credit risk, is likely to affect adversely the value of the New Notes. Any payment on the New Notes is subject to the creditworthiness of JPMorgan Financial and JPMorgan Chase & Co. If JPMorgan Financial and JPMorgan Chase & Co. were to default on their payment obligations, you may not receive any amounts owed to you under the New Notes and you could lose your entire investment.

As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets.

As a finance subsidiary of JPMorgan Chase & Co., JPMorgan Financial has no independent operations beyond the issuance and administration of its securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of the assets of JPMorgan Financial are expected to relate to obligations of one or more of its affiliates to make payments under loans made by JPMorgan Financial or under other intercompany agreements with JPMorgan Financial. As a result, JPMorgan Financial’s ability to make payments in respect of the New Notes is limited. JPMorgan Financial is dependent upon payments from one or more of its affiliates under intercompany loans and other intercompany agreements to meet its obligations under the notes it issues. If these affiliates do not make payments to JPMorgan Financial and JPMorgan Financial fails to make payments on the New Notes, holders of the New Notes may have to seek payment under the related guarantee by JPMorgan Chase & Co. and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.

The New Notes will not have the benefit of any cross-default or cross-acceleration with other indebtedness of JPMorgan Financial or JPMorgan Chase & Co.; a covenant default or bankruptcy, insolvency or reorganization event with respect to JPMorgan Chase & Co. does not constitute an event of default.

The New Notes will not have the benefit of any cross-default or cross-acceleration with other indebtedness of JPMorgan Financial or JPMorgan Chase & Co. In addition, a covenant default by JPMorgan Chase & Co., or an event of bankruptcy, insolvency or reorganization of JPMorgan Chase & Co., does not constitute an event of default with respect to the New Notes.

The early redemption feature may force a potential early exit.

If we elect to redeem your notes early, the term of the New Notes will be reduced to as short as approximately six months and you may lose some or all of your initial investment upon early redemption. You will not receive any further payments, including any Coupon Payments, after the applicable Redemption Settlement Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the New Notes at a comparable return for a similar level of risk.

The payment on the New Notes is linked to the VWAP levels, not to the closing levels, of the Index.

The payment at maturity or upon early repurchase or redemption is linked to the performance of the VWAP level of the Index over a five-day measurement period, which we refer to as the Final VWAP Level, as compared to the average VWAP level over a measurement period at the initial pricing of the New Notes, which we refer to as the Initial VWAP Level. Although the VWAP level is intended to track the performance of the Index, the calculation of the VWAP level is different from the calculation of the official closing level of the Index, and the VWAP level will not necessarily correlate with the performance of the official closing level of the Index. The official closing level of the Index may vary significantly from the VWAP level. Therefore, the payment at maturity or upon early repurchase or redemption may be different from, and may be significantly less than, the payment you would receive if that payment were determined by reference to the official closing level of the Index.

A trading market may not develop, and the New Notes may not continue to be listed over their term.

Although we have listed the New Notes on NYSE Arca, no assurance can be given as to the continued listing for the term of the New Notes, or the liquidity or trading market for the New Notes. There can be no assurance that a secondary market for the New Notes will develop. We are not required to maintain a listing on NYSE Arca or any other exchange.

The trading price of the New Notes in any secondary market may differ significantly from the Closing Intrinsic Note Value and Intraday Intrinsic Note Value.

The Closing Intrinsic Note Value is published on each Index Business Day and is meant to approximate the intrinsic value of the New Notes at the close on that day, and the Intraday Intrinsic Note Value is published every 15 seconds on each Index Business Day and is meant to approximate the intrinsic value of the New Notes at that time. See “Description of the New Notes — Understanding the Value of the New Notes.” In contrast, the trading price of the New Notes at any time is the price at which you may be able to sell your notes in the secondary market at that time, if one exists.

The trading price of the New Notes at any time may vary significantly from the Closing Intrinsic Note Value and the Intraday Intrinsic Note Value at that time due to, among other things, imbalances of supply and demand (including as a result of any decision of ours to issue, stop issuing or resume issuing additional New Notes), lack of liquidity, transaction costs, credit considerations and bid-offer spreads. A premium or discount over the Intraday Intrinsic Note Value can also arise in the trading price as a result of mismatches of trading hours between the New Notes and the components included in the Index underlying the New Notes, actions (or failure to take action) by the index sponsor and NYSE Arca and technical or human errors by service providers, market participants and others. If you pay a premium for the New Notes above the Closing Intrinsic Note Value and the Intraday Intrinsic Note Value, you could incur significant losses if you sell your New Notes at a time when the premium is no longer present in the market.

In addition, the payment on the New Notes at maturity or upon early repurchase or redemption will be determined based on the Closing Intrinsic Note Value calculated using the average VWAP Level over a five-day Measurement Period, which may vary significantly from the trading price of the New Notes and will not reflect any premium. Furthermore, if you sell your New Notes in the market at a time when the New Notes are trading at a discount below the Closing Intrinsic Note Value and the Intraday Intrinsic Note Value, you will receive less than the Closing Intrinsic Note Value and the Intraday Intrinsic Note Value

The liquidity of the market for the New Notes may vary materially over time, including as a result of any decision of ours to issue, stop issuing or resume issuing additional New Notes.

In our sole discretion, and without providing you notice or obtaining your consent, we may decide to issue and sell additional New Notes from time to time. However, we are under no obligation to issue or sell additional New Notes at any time, and if we do sell additional New Notes, we may limit or restrict those sales, and we may stop and subsequently resume selling additional New Notes at any time. If we limit, restrict or stop sales of such additional notes, or if we subsequently resume sales of such additional notes, the liquidity and trading price of the New Notes in the secondary market could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional New Notes, we reserve the right to resume selling additional New Notes at any time, which might result in the reduction or elimination of any premium in the trading price. See “— The trading price of the New Notes in any secondary market may differ significantly from the Closing Intrinsic Note Value and Intraday Intrinsic Note Value.”

In addition, affiliates of ours may engage in limited purchase and resale transactions in the New Notes, although they are not required to do so. The number of New Notes outstanding or held by persons other than our affiliates could be further reduced at any time due to early repurchase of the New Notes or due to our or our affiliates’ purchases of New Notes in the secondary market. A suspension of additional issuances of the New Notes could result in a significant reduction in the number of outstanding notes if investors subsequently exercise their right to have the New Notes repurchased by us.

Accordingly, the number of outstanding New Notes, and their liquidity, could vary substantially over the term of the New Notes. There may not be sufficient liquidity to enable you to sell your New Notes readily, and you may suffer substantial losses and/or sell your New Notes at prices substantially less than their intrinsic value, including being unable to sell them at all or only for a price of zero in the secondary market. In addition, any election by holders to request that we repurchase the New Notes will be subject to the restrictive conditions and procedures described under “Description of the New Notes,” including the condition that you may request repurchase of at least 50,000 notes at any one time and that you may only exercise your right to require us to repurchase the New Notes once per week. If the total number of outstanding New Notes is close to or below 50,000, you may not be able to purchase enough New Notes to meet the minimum size requirement in order to exercise your early repurchase right. The unavailability of the repurchase right can result in the New Notes trading in the secondary market at a discount below their intrinsic value.

There are restrictions on the minimum number of New Notes you may request that we repurchase and the dates on which you may exercise your right to have us repurchase your New Notes.

If you elect to exercise your right to have us repurchase your New Notes, you must request that we repurchase at least 50,000 notes on the applicable Repurchase Date. If you own fewer than 50,000 notes, you will not be able to have us repurchase your New Notes. Your request that we repurchase your New Notes is valid only if we receive your Repurchase Notice by no later than 4:00 p.m., New York City time, on the Business Day immediately preceding the applicable Repurchase Valuation Date (generally Thursday). Once delivered, a Repurchase Notice may not be revoked. If we do not receive your Repurchase Notice by the deadline, your Repurchase Notice will not be effective and we will not repurchase your New Notes on the corresponding Repurchase Date. In addition, because of the timing requirements of the Repurchase Notice and the five-Index Business Day Measurement Period, settlement of the repurchase will be prolonged when compared to a sale and settlement in the secondary market.

You will not know the payment upon early repurchase or the repurchase date at the time you elect to request that we repurchase your New Notes.

You will not know the amount payable upon early repurchase or the Repurchase Date at the time you elect to request that we repurchase your New Notes. Your notice must be received by us no later than 4:00 p.m., New York City time, on the Business Day immediately preceding the applicable Repurchase Valuation Date. The Issuer’s acknowledgement may specify a Repurchase Date that follows the final day in the Measurement Period by up to five Business Days. In addition, the amount payable upon early repurchase will not be determined until the final day of the Measurement Period with respect to the Repurchase Valuation Date, which is the fifth Index Business Day from the Repurchase Valuation Date, subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of an Averaging Date” under “Description of the New Notes.” As a result, you will be exposed to market risk in the event the market fluctuates after we receive your request.

For purposes of determining any payment on the New Notes at maturity or upon early repurchase or redemption, the VWAP level will be referenced only on the Index Business Days during the relevant measurement period.

As a result, the value of the New Notes and any payment on the New Notes may be adversely affected. If the VWAP level increases or remains relatively constant during the initial term of the New Notes and then decreases below the Initial VWAP Level, the relevant Final VWAP Level may be significantly less than if it were calculated on a date or dates earlier than the Index Business Days during the relevant measurement period. Under these circumstances, you may receive a lower return on the New Notes than you would have received if you had invested directly in the Index or the Index Components.

You will have no ownership rights in any of the Index Components.

Investing in the New Notes is not equivalent to investing (or taking a short position) directly in any Index Component. As a holder of the New Notes, you will not have voting rights or rights to receive cash distributions or other rights that direct holders of the Index Components would have.

Market disruptions may adversely affect your return.

The Note Calculation Agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents the VWAP Calculation Agent from determining the VWAP level on any day during a measurement period and prevents the Note Calculation Agent from calculating the amount of any payment on the New Notes at maturity or upon early repurchase or redemption. These events may include disruptions or suspensions of trading in the markets as a whole. If the Note Calculation Agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the New Notes, it is possible that the determination of the VWAP level and the payment at maturity or upon early repurchase or redemption will be postponed and that your return will be adversely affected. In addition, if any day during a measurement period is postponed to the last possible day and the VWAP level is not available on that day because of the occurrence of a Disrupted Day (as defined below), the VWAP Calculation Agent will nevertheless make determinations with respect to any affected Index Component and the Index on that last possible day for purposes of calculating the VWAP level. See “General Terms of the New Notes — Postponement of an Averaging Date” and “General Terms of the New Notes — Postponement of a Payment Date” for more information.

The tax consequences of an investment in the New Notes are unclear.

The tax consequences of an investment in the New Notes are unclear. There is no direct legal authority as to the proper U.S. federal income tax treatment of the New Notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the New Notes.

The IRS might not accept, and a court might not uphold, the treatment of the New Notes as “open transactions” that are not debt instruments, as described in “Material U.S. Federal Income Tax Consequences” in this prospectus. If the IRS were successful in asserting an alternative treatment for the New Notes, the timing and character of any income or loss on the New Notes could be materially and adversely affected.   See “Material U.S. Federal Income Tax Consequences — Exchanging U.S. Holders — Tax Consequences of the Ownership and Disposition of the New Notes — Alternative Tax Treatments of the New Notes” in this prospectus.

Even if the New Notes are treated as open transactions that are not debt instruments, the New Notes could be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If applicable, the constructive ownership rules would recharacterize any gain recognized in respect of the New Notes that would otherwise be long-term capital gain and that is in excess of the “net underlying long-term capital gain” (as defined in Code Section 1260) as ordinary income and impose a notional interest charge as if that income had accrued for tax purposes at a constant yield over your holding period for the New Notes. See “Material U.S. Federal Income Tax Consequences — Exchanging U.S. Holders — Tax Consequences of the Ownership and Disposition of the New Notes — Potential Application of the Constructive Ownership Rules to the New Notes” in this prospectus.

Although the U.S. federal income tax treatment of Coupon Amounts is uncertain, we expect (in the absence of an administrative determination or judicial ruling to the contrary) to treat Coupon Amounts as ordinary income at the time accrued or received in accordance with your method of accounting for U.S. federal income tax purposes.

In 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the New Notes. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the New Notes, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the New Notes, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by the notice described above.

Non-U.S. Holders should evaluate an investment in the New Notes in light of their particular circumstances, including the applicability of any income tax treaties.

As noted above, the IRS might not accept, and a court might not uphold, the treatment of the New Notes as “open transactions” that are not debt instruments. If the IRS were successful in asserting an alternative treatment for the New Notes, a Non-U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences — Exchanging Non-U.S. Holders” in this prospectus) could, among other potentially adverse consequences, be required to recognize income, gain or loss and file tax returns in the jurisdictions in which the underlying MLPs that are treated as partnerships for U.S. federal income tax purposes operate (including federal, state and local jurisdictions) as if the Non-U.S. Holder owned direct interests in those MLPs , treated as recognizing income or loss (taxable in the United States and applicable state and local jurisdictions) each time the Index is rebalanced, and subject to 15% withholding on the amount realized when selling or exchanging a New Note (including upon early repurchase or redemption at maturity) and when otherwise treated as selling one or more partnership interests (e.g., when the Index is rebalanced). See “Material U.S. Federal Income Tax Consequences — Exchanging Non-U.S. Holders — Tax Consequences of the Ownership and Disposition of the New Notes — Beneficial Ownership” in this prospectus.

Assuming that the treatment of the New Notes as “open transactions” that are not debt instruments is respected, subject to the following sentence and the discussion in the next paragraph, we generally expect that Coupon Amounts paid to Non-U.S. Holders will be withheld upon at a rate of 30%, subject to the possible reduction or elimination of that rate under the “other income” or similar provision of an applicable income tax treaty. Coupon Amounts that are treated as "effectively connected" with your conduct of a trade or business in the United States should not be subject to this withholding tax. However, in order to avoid withholding on “effectively connected” Coupon Amounts, you will likely be required to provide a properly completed IRS Form W-8ECI. Any “effectively connected income” from your New Notes, including also any gain from the sale or settlement of your New Notes that is or is treated as effectively connected with your conduct of a United States trade or business, will be subject to U.S. federal income tax, and will require you to file U.S. federal income tax returns, in each case in the same manner as if you were a U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences — Exchanging U.S. Holders” in this prospectus). In particular, if you own or are treated as owning more than 5% of the New Notes, you could be treated as owning a “United States real property interest” within the meaning of Code Section 897, in which case any gain from the sale or settlement of your New Notes would be deemed to be “effectively connected income,” with the consequences described above.

If you are a non-U.S. holder that is a foreign corporation for U.S. federal income tax purposes, you should also consider the potential application of the U.S. branch profits tax to your effectively connected income, including income or gain recognized if the IRS were successful in asserting that the New Notes constitute beneficial ownership of the underlying MLPs.

Code Section 871(m) and Treasury regulations promulgated thereunder (“Section 871(m)”) generally imposes a 30% withholding tax (or a lower rate under the dividend provision of an applicable income tax treaty) on certain “dividend equivalents” paid or deemed paid with respect to derivatives linked to U.S. stocks or indices that include U.S. stocks or certain partnerships that own U.S. stocks under certain circumstances, even in cases where the derivatives do not provide for payments explicitly linked to dividends.   A Non-U.S. Holder generally should expect withholding agents to withhold from each Coupon Payment 30% (or a lower rate under the dividend provision of an applicable income tax treaty) of (i) the Estimated Amount (as defined in “Material U.S. Federal Income Tax Consequences — Exchanging Non-U.S. Holders — Tax Consequences of the Ownership and Disposition of the New Notes — Section 871(m)” in this prospectus) and (ii) the portion of the Coupon Payment attributable to dividend equivalents with respect to Hess Midstream LP and Star Group LP, and also to withhold 30% (subject to possible reduction or elimination of that rate under the “other income” or similar provision of an applicable income tax treaty) of the remaining portion of the Coupon Payment, in each case assuming the income is not effectively connected with your conduct of a trade or business in the United States, as described above (in which case, in order to avoid withholding, you will likely be required to provide a properly completed IRS Form W-8ECI).   A Non-U.S. Holder that sells or otherwise disposes of the New Notes between Coupon Payment Dates generally should expect withholding agents to withhold 30% (or a lower rate under the dividend provision of an applicable income tax treaty) of the estimated dividend equivalent amounts attributable to the portion of the Coupon Amount that has accrued since the immediately preceding Coupon Payment Date. See “Material U.S. Federal Income Tax Consequences — Exchanging Non-U.S. Holders — Tax Consequences of the Ownership and Disposition of the New Notes — Section 871(m)” in this prospectus.

In the event of any withholding on the New Notes, we will not be required to pay any additional amounts with respect to amounts so withheld. Non-U.S. Holders should consult their tax advisers regarding the potential application of withholding tax to the New Notes.

Employees of JPMorgan Chase & Co. or one of its affiliates holding the New Notes must comply with policies that limit their ability to purchase or sell the New Notes.

If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may acquire the New Notes only for investment purposes, and you must comply with all of JPMorgan Chase & Co.’s internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the New Notes, you may not be able to purchase the New Notes from us, and your ability to trade or sell the New Notes in the secondary market may be limited.

Risks Relating to Conflicts of Interest

Our offering of the New Notes does not constitute an expression of our or JPMorgan Chase & Co.’s views about, or a recommendation of, the Index or any Index Component.

You should not take our offering of the New Notes as an expression of our or JPMorgan Chase & Co.’s views about how the Index or any Index Component will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in the Index or any Index Component, including through an investment in the New Notes. As a global financial institution, we, JPMorgan Chase & Co. and our affiliates may, and often do, have positions (long, short or both) in the Index or one or more Index Component that conflict with an investment in the New Notes. You should undertake an independent determination of whether an investment in the New Notes is appropriate for you in light of your specific investment objectives, risk tolerance and financial resources.

We, JPMorgan Chase & Co. or our affiliates may have economic interests that are adverse to those of the holders of the New Notes as a result of our hedging and other trading activities.

In anticipation of the sale of the New Notes, we, through our affiliates or others, may take long or short positions in the Index, a similar index or one or more Index Components or in listed or over-the-counter options, futures, or other instruments linked to the Index, a similar index or one or more Index

Components. We may also adjust our hedge by, among other things, purchasing or selling any of the foregoing at any time and from time to time and close out or unwind our hedge by selling any of the foregoing during or before any measurement period. In addition, JPMS and other affiliates of ours or JPMorgan Chase & Co. also trade the foregoing on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management and to facilitate transactions, including block transactions, on behalf of customers. While we and JPMorgan Chase & Co. cannot predict an outcome, any of these hedging or other trading activities could potentially affect the VWAP level and may adversely affect the value of the New Notes or any payment on the New Notes. If we and our affiliates are unable to effectively hedge our obligations under the New Notes, we may limit, restrict or stop sales of additional New Notes, which could materially and adversely affect the liquidity and trading price of the New Notes in the secondary market.

This hedging and trading activity may present a conflict of interest between your interests as a holder of the New Notes and the interests of our affiliates in hedging and other trading activities. These hedging and trading activities could also affect the price at which JPMS is willing to purchase your New Notes in the secondary market. In addition, our hedging counterparties expect to make a profit. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the New Notes declines.

We, JPMorgan Chase & Co. or our affiliates may have economic interests that are adverse to those of the holders of the New Notes as a result of our business activities.

We, JPMorgan Chase & Co. or our affiliates may currently or from time to time engage in business with the issuer of an Index Component (the “underlying companies”), including extending loans to, making equity investments in or providing advisory services to the underlying companies, including merger and acquisition advisory services. We and JPMorgan Chase & Co. do not make any representation or warranty to any purchaser of New Notes with respect to any matters whatsoever relating to our and JPMorgan Chase & Co.’s businesses with the underlying companies.

In addition, in the course of our or JPMorgan Chase & Co.’s businesses, we or our affiliates may acquire nonpublic information about the Index or one or more Index Components or underlying companies, and we will not disclose any such information to you.

Furthermore, we, JPMorgan Chase & Co. or one of our affiliates may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked or related to changes in the VWAP level or closing level of the Index or the Index Components. To the extent that we, JPMorgan Chase & Co. or one of our affiliates serves as issuer, agent or underwriter for these securities or financial instruments, we, JPMorgan Chase & Co. or our affiliate’s interests with respect to these securities or financial instruments may be adverse to those of the holders of the New Notes. By introducing competing products into the marketplace in this manner, we, JPMorgan Chase & Co. or one or more of our affiliates could adversely affect the value of the New Notes.

The sponsor of the Index relies on numerous public analyst reports, including reports produced by affiliates of ours and JPMorgan Chase & Co., and other publicly available information in its determination of projected future distribution growth, which is referenced in determining the composition of the Index.

We, JPMorgan Chase & Co. and our affiliates will have no obligation to consider your interests as a holder of the New Notes in taking any actions that might affect the VWAP level or the value of the New Notes.

We, JPMorgan Chase & Co. or our affiliates may have economic interests that are adverse to those of the holders of the New Notes due to JPMS’s role as Note Calculation Agent.

JPMS, one of our and JPMorgan Chase & Co.’s affiliates, will act as the Note Calculation Agent. The Note Calculation Agent will make all necessary calculations and determinations in connection with the New Notes, other than determinations to be made by the VWAP Calculation Agent, including calculations and determinations relating to any payments on the New Notes, Market Disruption Events, splits and reverse splits of the New Notes and the replacement of the Index with a successor index. In performing these duties, JPMS may have interests adverse to the interests of the holders of the New Notes, which may affect your return on the New Notes, particularly where JPMS, as the Note Calculation Agent, is entitled to exercise discretion. See “General Terms of the New Notes.”

We may have interests that are adverse to those of the holders of the New Notes due to the issuer redemption feature of the New Notes.

On any Business Day on or after July 26, 2024, we may, in our sole discretion, redeem the New Notes, in whole or in part. We will have no obligation to consider your interests as a holder of the New Notes in determining whether to redeem the New Notes.

JPMS and its affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the New Notes or that may adversely affect the value of the New Notes, and may do so in the future.

JPMS and its affiliates may publish research reports, express opinions or provide recommendations from time to time that relate to the Index or one or more Index Components. These research reports, opinions or recommendations may be inconsistent with purchasing or holding the New Notes and could adversely affect the value of the New Notes. Any research, opinions or recommendations expressed by JPMS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the New Notes, the Index and the Index Components.

Risks Relating to the Secondary Market Prices of the New Notes

Many economic and market factors will impact the secondary market price of the New Notes.

The secondary market price of the New Notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the VWAP level and the level of the Index, including:

•	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;

•	the actual and expected volatility in the Index and the prices of the Index Components;

•	the time to maturity of the New Notes;

•	the market price and actual and expected distributions on the Index Components;

•	interest and yield rates in the market generally;

•	supply and demand for the New Notes, including inventory positions with any market maker (supply and demand for the New Notes will be affected by any decision of ours to issue, stop issuing or resume issuing additional New Notes);

•	the amount of the Accrued Investor Fee as of a particular determination date;

•	the Index Components and changes to those Index Components over time; and

•	a variety of economic, financial, political, regulatory and judicial events.

Risks Relating to the Index

VettaFi, the sponsor of the Index, may adjust the Index in a way that affects its level, and VettaFi has no obligation to consider your interests.

VettaFi is responsible for maintaining the Index. Additional securities may satisfy the eligibility criteria for inclusion in the Index, and the securities currently included in the Index may fail to satisfy the eligibility criteria. In addition, VettaFi can add, delete or substitute the securities underlying the Index or make changes to the weighting methodology or other methodological changes that could affect the VWAP level of the Index. You should realize that the changing of securities included in the Index may affect the Index, as a newly added security may perform significantly better or worse than the security or securities it replaces. Additionally, VettaFi may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the New Notes. VettaFi has no obligation to consider your interests in calculating or revising the Index.

There is no assurance that the strategy employed by the Index will be successful.

The Index measures the composite performance of energy-oriented MLPs that earn the majority of their cash flows from qualified activities involving energy commodities, using a capped, float-adjusted, capitalization-weighted methodology. There is, however, no assurance that the Index will outperform any other index or strategy that tracks MLPs selected using other criteria. Because the Index uses a capped, floated-adjusted, capitalization-weighted methodology, the performance of the VWAP level and Coupon Payments on the New Notes may be lower than if a different weighting methodology were employed.

Energy MLP market risks may affect the trading value of the New Notes and the amount you will receive at maturity.

We expect that the VWAP level and the amount of any distributions on the Index Components will fluctuate in accordance with changes in the financial condition of the Index Components and certain other factors. The financial condition of the Index Components may become impaired or the general condition of the energy-oriented MLP market may deteriorate, either of which may cause a decrease in the VWAP level and the amount of any distributions on the Index Components and thus in the value of the New Notes. Securities are susceptible to general market fluctuations and to volatile increases and decreases in value, as market confidence in and perceptions regarding the Index Components change. Investor perceptions of the Index Components are based on various and unpredictable factors, including expectations regarding government, economic, monetary, tax and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic and banking crises. The VWAP level and the amount of any distributions on the Index Components are expected to fluctuate over the term of the New Notes.

The Index Components are concentrated in the energy industry.

All or substantially all of the Index Components that have been issued by companies whose primary lines of business are directly associated with the energy industry including the oil and gas sector. Many of the MLPs included in the Index are smaller, non-diversified businesses that are exposed to the risks associated with such businesses, including the lack of capital funding to sustain or grow businesses and potential competition from larger, better financed and more diversified businesses. In addition, the MLPs in the energy industry are significantly affected by a number of factors including:

•	worldwide and domestic supplies of, and demand for, crude oil, natural gas, natural gas liquids, hydrocarbon products and refined products;

•	changes in tax or other laws affecting master limited partnerships generally;

•	regulatory changes affecting pipeline fees and other regulatory fees in the energy sector;

•	changes in the relative prices of competing energy products;

•	the impact of environmental laws and regulations and technological changes affecting the cost of producing and processing, and the demand for, energy products;

•	decreased supply of hydrocarbon products available to be processed due to fewer discoveries of new hydrocarbon reserves, short- or long-term supply disruptions or otherwise;

•	risks of regulatory actions and/or litigation, including as a result of leaks, explosions or other accidents relating to energy products;

•	uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States, or elsewhere; and

•	general economic and geopolitical conditions in the United States and worldwide.

In addition, investments in securities of MLPs involve risks that differ from investments in common stock including risks related to limited control and limited rights to vote on matters affecting an MLPs, risks related to potential conflicts of interest between an MLP and its general partner, and cash flow risks.

Prices of securities of an MLP can be affected by fundamentals unique to the partnership, including earnings power and coverage ratio. Changes in the tax law affecting MLPs could adversely affect the price performance of securities of MLPs. These factors could affect the relevant industries and the MLPs operating in these industries and could cause some or all of the Index Components to decline in value, or to reduce their distributions, during the term of the New Notes.

An investment in the New Notes is subject to risks associated with mid-size and small capitalization stocks.

Mid-size and small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Mid-size and small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

The Index Calculation Agent may, in its sole discretion, discontinue the public disclosure of the intraday level of the Index.

The Index Calculation Agent is not under any obligation to continue to calculate the intraday level of the Index or required to calculate similar levels for any successor index. If the Index Calculation Agent discontinues such public disclosure, we may not be able to provide the intraday levels related to the Index required to maintain any listing of the New Notes on NYSE Arca. If the New Notes become delisted, the liquidity of the market for the New Notes may be materially and adversely affected and you may sustain significant losses if you sell your New Notes in the secondary market.

Use of Proceeds

We will not receive any cash proceeds from the Exchange Offer.

The Exchange Offer

Purpose of the Exchange Offer

We are conducting the Exchange Offer to give existing holders of the Old Notes, which will mature on May 24, 2024, an opportunity to exchange their Old Notes for notes providing similar exposure to the Alerian MLP Index®, which will mature on January 28, 2044.

Terms of the Exchange Offer

General

We are offering to exchange any and all outstanding Old Notes for New Notes based on the Exchange Ratio, upon the terms and subject to the conditions set forth in this prospectus.

Old Notes accepted by us pursuant to the Exchange Offer will be immediately cancelled. Old Notes that have not been validly tendered and/or accepted for exchange pursuant to the Exchange Offer will remain outstanding after the Settlement Date and will mature on May 24, 2024 in accordance with their terms. The payment a Noteholder will be entitled to receive at maturity, subject to any earlier repurchase, will be based on the average VWAP Level (as defined herein) of the Index over a five-day measurement period near the maturity date of the Old Notes.

Under the terms of the Old Notes, we are required to accept the Old Notes for repurchase, subject to compliance with the requirements and procedures set out in the terms of the Old Notes, including the requirement that a Noteholder request repurchase of a minimum of 50,000 Old Notes. The Exchange Offer will not affect the Noteholders’ repurchase right under the terms of the Old Notes. Accordingly, Noteholders may choose to avail themselves of this repurchase right instead of tendering their Old Notes in the Exchange Offer. The payment a Noteholder will be entitled to receive upon early repurchase will be based on the average VWAP Level of the Index over a five-day measurement period that begins after a repurchase request is received. The value of the payment to Noteholders upon exercise of this repurchase right or at maturity may be greater than or less than the value of the New Notes received pursuant to the Exchange Offer.

We may withdraw or terminate the Exchange Offer if any of the conditions described in this prospectus have not been satisfied or waived. In addition, we reserve the right, in our sole and absolute discretion, to extend or amend the terms and conditions of the Exchange Offer at any time and for any reason, as described in this prospectus. Details of any such extension, withdrawal, termination or amendment will be notified to the Noteholders as soon as possible after such decision. A tender of Old Notes may only be made by the submission of a valid Exchange Instruction. The acceptance of Old Notes for exchange pursuant to the Exchange Offer is conditional on the satisfaction of the conditions of the Exchange Offer, set out in “— Conditions of the Exchange Offer” below.

Exchange Ratio

The Exchange Ratio per $19.03661 principal amount of Old Notes validly tendered in the Exchange Offer (and not validly withdrawn) prior to the Expiration Deadline and accepted for exchange will be equal to                     New Notes, which will be delivered on the Settlement Date, unless the Exchange Offer is extended or terminated. The New Notes were first issued on January 30, 2024 pursuant to the registration statement on Form S-3 (Registration Nos. 333-270004 and 333-270004-01) of JPMorgan Chase & Co. and JPMorgan Financial. Upon completion of the Exchange Offer, we will issue additional New Notes to the tendering Noteholders and consolidate such additional New Notes to form a single class with the New Notes then outstanding.

No Fractional New Notes

No fractional New Notes will be issued in connection with the Exchange Offer. A tendering Noteholder will receive a cash amount on the Settlement Date in lieu of any fractional New Notes, calculated using the Daily Closing Intrinsic Note Value (as defined herein) of the New Notes on the Expiration Date as published on Bloomberg under the ticker symbol “AMJBVWAP.” We will calculate cash amounts in lieu of any fractional New Notes payable in respect of the Old Notes, and our calculations will be final and binding absent manifest error.

Minimum Denomination

Book-entry interests in the New Notes will be issued in minimum denominations equal to the Principal Amount and in integral multiples thereof.

Exchange Offer Period

The Exchange Offer commences on                        , 2024 and will expire at 5:00 p.m., New York City time, on                      , 2024, unless extended or early terminated by us, in which case notification to that effect will be given by us or on our behalf in accordance with the methods set out in “— Announcements” below.

Conditions of the Exchange Offer

We will not be required to accept for exchange, or to issue New Notes or pay any cash amount in lieu of any fractional New Notes, pursuant to the Exchange Offer unless the conditions of the Exchange Offer are satisfied or waived. In all cases, the issuance of New Notes and payment of cash amounts in lieu of any fractional New Notes pursuant to the Exchange Offer will be made only after the submission of a valid Exchange Instruction in accordance with the procedures described under “— Procedures for Tendering Old Notes.” These procedures include the submission of instructions through DTC’s ATOP procedures. No acknowledgment of receipt of any Exchange Instruction and/or other documents will be given by us or the Exchange Agent.

We may also extend, withdraw, terminate or amend the Exchange Offer and may (subject to Rule 14e-1 under the Exchange Act) postpone the acceptance for exchange of, and issuance of New Notes and payment of cash amounts in lieu of any fractional New Notes in respect of, any Old Notes so tendered in the Exchange Offer, if any of the following conditions are not satisfied or waived as of the Expiration Deadline:

•	there shall not have been any change or development that would or might, in our reasonable judgment, be expected to prohibit, prevent, restrict or delay the consummation of the Exchange Offer or otherwise materially reduce the anticipated benefits to us of the Exchange Offer or that has had, or could reasonably be expected to have, a material adverse effect on us, our businesses, condition (financial or otherwise) or prospects, the Old Notes or the New Notes;

•	there shall not have been instituted or threatened in writing any action, proceeding or investigation by or before, and no injunction, order or decree shall have been issued by, and no statute, rule or regulation shall be proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer by, any governmental authority, including any court, governmental, regulatory or administrative branch or agency, tribunal or instrumentality, that relates in any manner to the Exchange Offer and that in our reasonable judgment makes it advisable for us to terminate the Exchange Offer;

•	there shall not have occurred:

o	any general suspension of or limitation on trading in securities in the United States securities or financial markets, whether or not mandatory;

o	any disruption in the trading of our securities or material change in the trading prices of the Old Notes;

o	a declaration, whether or not mandatory, of a banking moratorium or any suspension of payments with respect to banks in the United States or any limitation, whether or not mandatory, by any governmental agency or authority which adversely affects the extension of credit;

o	any limitation, whether or not mandatory, by a governmental agency or authority which may adversely affect our ability to complete the Exchange Offer;

o	a commencement of a war or armed hostilities or other national or international calamity, including but not limited to, catastrophic terrorist attacks against the United States or its citizens; or

o	in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; and

•	the Registration Statement of which this prospectus forms a part shall have become effective, no stop order suspending its effectiveness shall have been issued, and no proceedings for that purpose shall have been instituted or shall be pending or, to our knowledge, shall be contemplated or threatened by the SEC.

If any of the conditions are not satisfied by the Expiration Deadline, we may, in our sole and absolute discretion, terminate the Exchange Offer or extend the Exchange Offer and continue to accept tenders.

We may also reject for exchange any Old Notes not previously accepted for exchange, if any of the conditions to the Exchange Offer specified above are not satisfied. In addition, we may reject tenders of Old Notes that we consider in our sole and absolute discretion not to have been validly tendered in the Exchange Offer and we are under no obligation to any relevant Noteholder to furnish any reason or justification for refusing to accept such tenders. For example, tenders of Old Notes may be rejected and not accepted and may be treated as not having been validly tendered in the Exchange Offer if any such tender does not comply with the requirements of a particular jurisdiction.

However, we will at any time have the sole and absolute discretion to accept for exchange any Old Notes tendered in the Exchange Offer, the tender of which would otherwise be invalid or, in our sole opinion, may otherwise be invalid. Noteholders are also advised that we may, in our sole and absolute discretion, accept tenders of Old Notes for exchange pursuant to the Exchange Offer on more than one date if the Exchange Offer is extended or re-opened. Subject only as aforesaid, the acceptance of Old Notes validly tendered in accordance with the terms of the Exchange Offer by us will be irrevocable and once accepted the Exchange Offer will constitute binding obligations of the submitting Noteholders and ours to settle the Exchange Offer.

We may withdraw or terminate the Exchange Offer if any of the conditions described in this prospectus have not been satisfied or waived. Although we have no present plans to do so, we expressly reserve the right, in our sole and absolute discretion, to extend or amend the Exchange Offer at any time and for any reason. In addition, we expressly reserve the right, at any time or at various times, to waive any conditions to the Exchange Offer, in whole or in part, except as to the requirement that the Registration Statement be declared effective, which condition we cannot waive. We will give oral or written notice (with any oral notice to be promptly confirmed in writing) of any extension, amendment, non-acceptance, termination or waiver to the Exchange Agent as promptly as practicable, followed by a timely public announcement.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them, or waive them in whole or in part, at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times. Any determination made by us concerning an event, development or circumstance described or referred to above will be conclusive and binding; provided that any such determination may be challenged by a Noteholder in a court of competent jurisdiction.

Extension, Withdrawal, Termination and Amendment

We reserve the right to extend the Expiration Deadline for the Exchange Offer, and delay acceptance for exchange of the Old Notes tendered in the Exchange Offer, by giving oral or written notice to the Exchange Agent and by a public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Old Notes you have previously tendered in the Exchange Offer will remain subject to the Exchange Offer and subject to your right to withdraw in accordance with the Exchange Offer.

We may withdraw or terminate the Exchange Offer if any of the conditions described in this prospectus have not been satisfied or waived, and we may amend the Exchange Offer at any time and for any reason. If we withdraw, terminate or amend the Exchange Offer, we will notify the Exchange Agent by oral or written notice and will issue a timely public announcement regarding the withdrawal, termination or amendment. Upon withdrawal or termination of the Exchange Offer, any Old Notes previously tendered in the Exchange Offer will be promptly returned to the tendering Noteholders.

If we make a material change in the terms of the Exchange Offer or the information concerning the Exchange Offer, or waive a material condition of the Exchange Offer, we will promptly disseminate disclosure regarding the change or waiver, and extend the Exchange Offer, if required by law, so that the Exchange Offer remains open for a minimum of five (5) business days from the date we disseminate that disclosure.

We may amend the consideration offered in the Exchange Offer no later than 5:00 p.m., New York City time, on                         , 2024 without extending the Expiration Deadline. If we make any such amendment after 5:00 p.m., New York City time, on                 , 2024, we will extend the Exchange Offer, if required by law, so that the Exchange Offer remains open a minimum of ten (10) business days from the date we disseminate that disclosure. If we make any such amendment, we will promptly disseminate disclosure regarding the change through a supplement to this prospectus.

Until we announce whether we have decided to accept valid tenders of Old Notes pursuant to the Exchange Offer, no assurance can be given that the Exchange Offer will be completed. This may depend upon the satisfaction or waiver of the conditions of the Exchange Offer. In addition, subject to applicable law and as provided in this prospectus, we may, in our sole and absolute discretion, amend any of the terms and conditions of the Exchange Offer at any time before such announcement and may, in our sole and absolute discretion, waive any of the conditions of the Exchange Offer either before or after such announcement. We may withdraw or terminate the Exchange Offer if any of the conditions described in this prospectus have not been satisfied or waived. In addition, we reserve the right to extend or amend the Exchange Offer at any time and for any reason.

We also reserve the right at any time or from time to time during, or following completion or cancellation of, the Exchange Offer to purchase or exchange or offer to purchase or exchange Old Notes or to issue an invitation to submit offers to sell Old Notes (including, without limitation, those offered pursuant to the Exchange Offer but not accepted for exchange), in each case on terms that may be more or less favorable than those contemplated by the Exchange Offer. The making of any such new offer and the issuance of any new offer to purchase will depend on various factors, including the aggregate principal amount of Old Notes exchanged pursuant to the Exchange Offer.

Procedures for Tendering Old Notes

Noteholders that need assistance with respect to the procedures for participating in the Exchange Offer should contact the Dealer Manager, the contact details for whom are on the back cover of this prospectus.

General

We will accept tenders of Old Notes in the Exchange Offer only by way of the submission of valid Exchange Instructions in accordance with the procedures set out in this section.

We are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed at or prior to the Expiration Deadline. Tenders not completed at or prior to the Expiration Deadline will be disregarded and of no effect.

By submitting a tender with respect to Old Notes, Noteholders are deemed to make certain acknowledgments, representations, warranties and undertakings to us, the Dealer Manager and the Exchange Agent as set forth under “— Noteholder Representations” below.

Only a DTC Participant can properly instruct DTC with regard to submitting Exchange Instructions. In so instructing, the DTC Participant, and the tendering Noteholder on whose behalf it is acting, will be deemed to have read and agreed to be bound by the terms and conditions of the Exchange Offer contained in this prospectus. Each DTC Participant will be deemed to consent to having DTC provide details concerning such DTC Participant’s identity to the Exchange Agent (and for the Exchange Agent to provide such details to us and the Dealer Manager, and their respective legal advisers).

The tendering of Old Notes in the Exchange Offer will be deemed to have occurred upon receipt by the Exchange Agent via DTC of a valid Exchange Instruction submitted in accordance with the requirements of DTC. It is the responsibility of Noteholders to validly tender their Old Notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify a Noteholder of defects in their tender. We also reserve the absolute right to waive any defect, irregularity or delay in respect of particular Old Notes, whether or not we elect to waive similar defects, irregularities or any delay in respect of other Old Notes.

Exchange Instructions must be submitted in respect of a principal amount of Old Notes of no less than their minimum denomination of $19.03661 and integral multiples of $19.03661 thereafter.

If any custodial entity submits an offer aggregating multiple instructions from Noteholders, such custodial entity will be responsible for ensuring that any New Notes and any cash amounts in lieu of any fractional New Notes are allocated to such Noteholders’ accounts pursuant to the Exchange Offer.

An Exchange Instruction may be revoked only by a Noteholder, or the relevant DTC Participant on its behalf, in the limited circumstances and in the manner described in “— Revocation Rights.”

How to Tender If You Are a Beneficial Owner but Not a DTC Participant

If a Noteholder holds its Old Notes through a custodian or other Intermediary, such Noteholder may not submit an Exchange Instruction directly. It should therefore contact its custodian or other Intermediary to instruct its custodian or Intermediary to submit an Exchange Instruction on its behalf. In the event that the relevant custodian or Intermediary is unable to submit an Exchange Instruction on its behalf by one of the methods described herein, the Noteholder should contact the Exchange Agent for assistance in submitting its Exchange Instruction. There can be no assurance that the Exchange Agent will be able to assist any such Noteholders in successfully submitting an Exchange Instruction.

Noteholders are advised to check with any bank, securities broker or other Intermediary through which they hold Old Notes when such Intermediary would require to receive instructions from a Noteholder in order for that Noteholder to be able to participate in, or revoke their instruction to participate in, the Exchange Offer before the deadlines specified in this prospectus. The deadlines set by any such Intermediary and DTC for the submission of Exchange Instructions may be earlier than the relevant deadlines specified in this prospectus.

Only DTC Participants may submit Exchange Instructions. Each Noteholder that is not a DTC Participant must arrange for the DTC Participant through which it holds the relevant Old Notes to submit an Exchange Instruction on its behalf to DTC by the deadlines specified by DTC.

Because the Exchange Offer will expire at 5:00 p.m., New York City time, on                         , 2024 (unless extended or early terminated by us), Noteholders who hold their Old Notes through a custodian or other Intermediary and who intend to tender their Old Notes on the Expiration Date should allow sufficient time for completion of the ATOP procedures before 5:00 p.m., New York City time, on the Expiration Date.

How to Tender if You Are a DTC Participant

To participate in the Exchange Offer, a DTC Participant must comply with the ATOP procedures of DTC described below.

Procedures for Tender of Old Notes Held through DTC’s ATOP

Any Noteholder who holds Old Notes through DTC must arrange for a DTC Participant in DTC to electronically transmit the Noteholder’s Exchange Instruction through DTC’s ATOP system, for which the Exchange Offer will be eligible. Accordingly, a DTC Participant whose name appears on the security position listing as the holder of the Old Notes must electronically transmit its acceptance of the Exchange Offer by causing DTC to irrevocably transfer Old Notes in the participant’s account to the Exchange Agent’s account at DTC in accordance with DTC’s ATOP procedures. DTC will then send an agent’s message (as defined below) to the Exchange Agent.

An “agent’s message” is a message, transmitted by DTC, received by the Exchange Agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant that such participant has received this prospectus and agrees to be bound by the terms of the Exchange Offer, and that the Issuer may enforce the terms of the Exchange Offer against such participant.

Although transfer of the Old Notes to the Exchange Agent’s account at DTC may be effected through book-entry at DTC, an agent’s message must be transmitted by DTC and received by the Exchange Agent at or prior to the Expiration Deadline in order to validly tender Old Notes pursuant to the Exchange Offer. Old Notes tendered through DTC’s ATOP system will be held to the order of the Exchange Agent until the earlier of the time of settlement on the Settlement Date, or the termination of the Exchange Offer (if applicable). Such Old Notes will be released after the Exchange Offer has expired.

Noteholders who intend to tender their Old Notes on the Expiration Date should allow sufficient time for completion of the ATOP procedures before 5:00 p.m., New York City time, on the Expiration Date.

All tenders submitted through DTC’s ATOP system must be submitted in accordance with the deadlines and procedures established by DTC and an agent’s message with respect to any tender must be received by the Exchange Agent at or prior to the Expiration Deadline.

There are no letters of transmittal for the Exchange Offer. Noteholders who hold Old Notes through DTC must tender their Old Notes through DTC’s ATOP procedures.

Tenders and instructions other than in accordance with the procedures set out in this section will not be accepted.

We will only accept tenders of Old Notes in the Exchange Offer by way of the submission of valid Exchange Instructions in accordance with the procedures set out in this section. It is also each Noteholder’s responsibility to inform itself of, and arrange for timely tender of its Old Notes in accordance with, DTC’s procedures and deadlines.

Irregularities

All questions as to the validity, form and eligibility (including time of receipt) of any Exchange Instruction or as to the revocation of any Exchange Instruction will be determined by us, in our sole and absolute discretion, and such determination will be final and binding.

We reserve the absolute right to reject any and all Exchange Instructions, or revocation instructions not in proper form or in respect of which the acceptance by us may be unlawful. We also reserve the absolute right to waive any defects, irregularities or delay in the submission of any and all Exchange Instructions or revocation instructions. We also reserve the absolute right to waive any such defect, irregularity or delay in respect of particular Old Notes, whether or not we elect to waive similar defects, irregularities or any delay in respect of other Old Notes.

Any defect, irregularity or delay must be cured within such time as we determine, unless waived by us. Exchange Instructions will be deemed not to have been made until such defects, irregularities or delays have been cured or waived. None of us, the Dealer Manager or the Exchange Agent shall be under any duty to give notice to a Noteholder of any defects, irregularities or delays in the receipt or non-receipt of any Exchange Instruction or revocation instructions nor shall any of them incur any liability for failure to give such notice.

Determination of Validity

All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Old Notes will be determined by us, in our sole discretion, which determination shall be final and binding. Alternative, conditional or contingent tenders will not be considered valid. We reserve the absolute right to reject any or all tenders of Old Notes that we determine are not in proper form or not properly tendered or the acceptance of which would, in our opinion, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. A waiver of any defect or irregularity with respect to the tender of one Old Note shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender of any other Old Notes except to the extent we may otherwise so provide. Our interpretations of the terms and conditions of the Exchange Offer, including the terms and instructions in any Exchange Instruction, will be final and binding. Tenders of Old Notes shall not be deemed to have been made until any defects or irregularities have been waived by us or cured. None of us, the Trustee, the Dealer Manager, the Exchange Agent or any other person will be under any duty to give notice of any defects or irregularities in tenders of Old Notes, or will incur any liability to you for failure to give any such notice.

Acceptance of Old Notes for Exchange; Delivery of New Notes

Upon the terms and subject to the conditions of the Exchange Offer, we will accept for exchange, and promptly deliver the New Notes and any cash amounts in lieu of any fractional New Notes in exchange for, validly tendered Old Notes that were not validly withdrawn pursuant to the Exchange Offer.

For purposes of the Exchange Offer, we will be deemed to have accepted Old Notes for exchange if, as and when we give oral (promptly confirmed in writing) or written notice thereof to the Exchange Agent.

We will deliver New Notes and any cash amounts in lieu of any fractional New Notes in exchange for Old Notes accepted for exchange in the Exchange Offer after the Expiration Deadline, by delivering the New Notes and paying any cash amounts in lieu of any fractional New Notes on the Settlement Date to the DTC accounts in which the relevant Old Notes are held. The delivery of such New Notes and payment of such cash amounts in lieu of any fractional New Notes to DTC will discharge our obligation to all such tendering Noteholders in respect of the delivery of the New Notes and payment of any cash amounts in lieu of any fractional New Notes.

Revocation Rights

Old Notes tendered before the Expiration Deadline may be validly revoked at any time at or before the Expiration Deadline. If the Exchange Offer is extended, Old Notes subject to the Exchange Offer may be validly revoked at any time before the new Expiration Deadline of the extended Exchange Offer. If the Exchange Offer is terminated, the Old Notes tendered pursuant to the Exchange Offer will be promptly returned to the tendering Noteholders.

For a revocation of a tender of Old Notes to be effective, a valid electronic revocation instruction must be provided to DTC at or before the Expiration Deadline. Any such instruction must specify the Old Notes to which the original Exchange Instruction related, the securities account to which such Old Notes are credited and any other information required under DTC’s ATOP procedures. Noteholders who hold their Old Notes through a custodian or other Intermediary and who intend to revoke their tender on the Expiration Date should allow sufficient time for completion of the ATOP procedures before 5:00 p.m., New York City time, on the Expiration Date.

Revocation of a tender of Old Notes can only be accomplished in accordance with the foregoing procedures. Any permitted revocation may not be rescinded. Any tender of Old Notes properly revoked will thereafter be deemed not validly tendered for purposes of the Exchange Offer; provided, however, that Old Notes may be re-tendered again following one of the appropriate procedures described herein at any time at or before the Expiration Deadline.

All questions as to the form and validity (including time of receipt) of any notice of revocation of a tender will be determined by us, which determination shall be final and binding. None of us, the Dealer Manager, the Exchange Agent or any other person will be under any duty to give notification of any defect or irregularity in any notice of revocation of a tender or incur any liability for failure to give any such notification.

Noteholders are advised to check with any bank, securities broker or other Intermediary through which they hold Old Notes when such Intermediary would require to receive revocation instructions from a Noteholder in order for that Noteholder to be able to revoke their instruction to participate in, the Exchange Offer.

Noteholders may not rescind their valid withdrawals of tendered Old Notes, and any Old Notes properly withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. However, Old Notes validly withdrawn may thereafter be retendered at any time at or prior to the Expiration Deadline by following the procedures described under “— Procedures for Tendering Old Notes.”

Noteholder Representations

By submitting a valid Exchange Instruction to DTC in accordance with the standard procedures of DTC, the Noteholder of the relevant Old Notes and, if applicable, any Intermediary or DTC Participant submitting such Exchange Instruction on such Noteholder’s behalf shall be deemed to agree to, acknowledge, represent, warrant and undertake to us, the Dealer Manager and the Exchange Agent the following at the Expiration Deadline and on the Settlement Date (if the Noteholder, Intermediary or DTC Participant is unable to give these acknowledgments, agreements, representations, warranties and undertakings, such Noteholder, Intermediary or DTC Participant should contact the Exchange Agent immediately) that:

(a)	Non-reliance: none of us, the Dealer Manager or the Exchange Agent has given it any information with respect to the Exchange Offer save as expressly set out in the prospectus nor has any of them made any recommendation to it as to whether it should tender Old Notes in the Exchange Offer; and it has received the prospectus, and has reviewed and accepts the terms, conditions, risk factors and other considerations of the Exchange Offer, all as described in the prospectus, and it is assuming all the risks inherent in participating in the Exchange Offer and has undertaken an appropriate analysis of the implications of the Exchange Offer without reliance on us, the Dealer Manager or the Exchange Agent;

(b)	Identity: in the case of a DTC Participant, by submitting instructions through DTC’s ATOP procedures, it will be deemed to consent to having DTC provide details concerning its identity to the Exchange Agent (and for the Exchange Agent to provide such details to us and the Dealer Manager, and their respective legal advisers);

(c)	Renunciation of title and claims: upon the terms and subject to the conditions of the Exchange Offer, it tenders in the Exchange Offer the aggregate principal amount of Old Notes in its account that are the subject of instructions submitted through DTC’s ATOP procedures and, subject to and effective upon acceptance for exchange by us of such Old Notes, it renounces all right, title and interest in and to all such Old Notes accepted for exchange by or at our direction pursuant to the Exchange Offer and waives and releases any rights or claims it may have against us with respect to any such Old Notes or the Exchange Offer, as the case may be, and it unconditionally and irrevocably releases, discharges and waives all claims (including all claims for interest, costs and orders for costs), actions and causes of action, present or future and however arising, whether or not presently known or unknown (including those which arise hereafter upon a change in the relevant law) whether arising in equity or under common law or statute or by reason of breach of contract or in respect of any tortious act or omission or otherwise (whether or not damage has yet been suffered) it has, may have or had against us and each of our present or former officers, directors, employees or agents which arise out of or relate to, or are in any way connected with the Old Notes, or non-contractual obligations arising out of or in connection with the Old Notes. Further, it undertakes and covenants not to, and shall procure that any entity controlled, directly or indirectly, by it, or that controls, directly or indirectly, it, shall not, make, pursue, litigate, commence or prosecute any proceedings in relation to the Old Notes, or non-contractual obligations arising out of or in connection with the Old Notes, against us or any of our present or former officers, directors, employees or agents following repurchase of the Old Notes on the Settlement Date in accordance with the provisions of this prospectus;

(d)	Ratification: it agrees to ratify and confirm each and every act or thing that may be done or effected by us, any of our directors or any person nominated by us in the proper exercise of his or her powers and/or authority hereunder;

(e)	Further acts: it agrees to do all such acts and things as shall be necessary and execute and deliver any additional documents deemed by us to be desirable, in each case to complete the transfer of the relevant Old Notes to us or our nominee in exchange for New Notes pursuant to the Exchange Offer and/or to perfect any of the authorities expressed to be given hereunder;

(f)	Compliance with applicable laws: it has observed the laws of all relevant jurisdictions; obtained all requisite governmental, exchange control or other required consents; complied with all requisite formalities; and paid any issue, transfer or other taxes or requisite payments due from it in each respect in connection with any offer, tender or acceptance in any jurisdiction and it has not taken or omitted to take any action in breach of the terms of the Exchange Offer or which will or may result in us, the Dealer Manager, the Exchange Agent or any other person acting in breach of the legal or regulatory requirements of any such jurisdiction in connection with the Exchange Offer;

(g)	Sanctions: it is not (i) a person that is, or is owned or controlled by a person that is, described or designated as a “specially designated national” or “blocked person” in the most current U.S. Treasury Department list of “Specially Designated National and Blocked Persons” (which can be found at http://sdnsearch.ofac.treas.gov/); (ii) currently the subject of, or in violation of, any sanctions under (x) the laws and regulations that have been officially published and are administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), or any enabling legislation or executive order relating thereto; or (y) any equivalent sanctions or measures officially published and imposed by the European Union, His Majesty’s Treasury, the United Nations Security Council or any other relevant sanctions authority, including sanctions imposed against certain states, organizations and individuals under the European Union’s Common Foreign & Security Policy (collectively, “Sanctions”); or (iii) located, organized, or resident in a country or territory that is the subject of comprehensive Sanctions;

(h)	Successors and assigns: all authority conferred or agreed to be conferred pursuant to its acknowledgments, agreements, representations, warranties and undertakings, and all of its obligations shall be binding upon its successors, assigns, heirs, executors, trustees in bankruptcy and legal representatives, and shall not be affected by, and shall survive, its death or incapacity;

(i)	No unlawful invitation: it is not a person to whom it is unlawful to make an invitation pursuant to the Exchange Offer under applicable securities laws, it has not distributed or forwarded the prospectus or any other documents or materials relating to the Exchange Offer to any such person(s) and it has (before submitting, or arranging for the submission on its behalf, as the case may be, of the Exchange Instruction in respect of the Old Notes it is tendering for exchange) complied with all laws and regulations applicable to it for the purposes of its participation in the Exchange Offer;

(j)	Power and authority: it has full power and authority to tender, sell, assign and transfer the Old Notes it has tendered in the Exchange Offer and to purchase and own the New Notes pursuant to the Exchange Instruction and, if such Old Notes are accepted for exchange by us pursuant to the Exchange Offer, such Old Notes will be transferred to, or to the order of, us with full title free from all liens, charges and encumbrances, not subject to any adverse claim and together with all rights attached thereto, and it will, upon request, execute and deliver any additional documents and/or do such other things deemed by us to be necessary or desirable to complete the transfer and cancelation of such Old Notes or to evidence such power and authority;

(k)	Compliance with DTC requirements: it holds and will hold, until the time of settlement on the Settlement Date, the relevant Old Notes in DTC and, in accordance with the requirements of, and by the deadline required by, DTC, it has delivered instructions through DTC’s ATOP procedures so that, at any time pending the transfer of such Old Notes on the Settlement Date to us or to its agent on its behalf, no transfers of such Old Notes may be effected;

(l)	Incorporation: the terms and conditions of the Exchange Offer shall be deemed to be incorporated in, and form a part of, the Exchange Instruction which shall be read and construed accordingly, and that the information given by or on behalf of such Noteholder in the Exchange Instruction is true and will be true in all respects at the time of exchange on the Settlement Date.

(m)	No obligation: we are under no obligation to accept for exchange Old Notes tendered pursuant to the Exchange Offer, and accordingly such tender may be accepted or rejected by us in our sole and absolute discretion and for any reason;

(n)	Constitution of binding agreement: our acceptance for exchange of Old Notes tendered pursuant to any of the procedures described in this prospectus will constitute a binding agreement between such Noteholder and us in accordance with the terms and subject to the conditions of the Exchange Offer;

(o)	Withdrawal or termination: in the event of a withdrawal or termination of the Exchange Offer, the Exchange Instructions with respect to the relevant Old Notes will be deemed to be withdrawn, and the relevant Old Notes will be released in accordance with ATOP procedures in the DTC Participant’s DTC account;

(p)	Acceptance: validly tendered Old Notes (or defectively tendered Old Notes with respect to which we have waived, or has caused to be waived, such defect) will be deemed to have been accepted by us if, as and when we give oral or written notice thereof to the Exchange Agent; and

(q)	Accuracy of information: the information given by or on behalf of such Noteholder in the Exchange Instruction is in all respects true, accurate and not misleading and will in all respects be true, accurate and not misleading at the time of the exchange of the Old Notes on the Settlement Date.

The receipt of an Exchange Instruction by DTC will constitute instructions to debit the securities account of the relevant DTC Participant on the Settlement Date in respect of all of the Old Notes the relevant Noteholder has tendered in the Exchange Offer and which are accepted for exchange by us, upon receipt by DTC of an instruction from the Exchange Agent to receive such Old Notes for our account and against credit of the relevant number of New Notes from us based on the Exchange Ratio plus a cash amount in lieu of any fractional New Notes, subject to the automatic revocation of those instructions on the date of any withdrawal or termination of the Exchange Offer (including where such Old Notes are not accepted for exchange by us) or the valid revocation of such Exchange Instruction as set out in this prospectus. See “— Revocation Rights.”

Return of Unaccepted Old Notes

Any tendered Old Notes that are not accepted for exchange will be returned without expense to the tendering Noteholder. Such Old Notes will be credited to the account maintained at DTC from which they were delivered and returned promptly after the expiration or termination of the Exchange Offer.

No Appraisal or Dissenters’ Rights

No appraisal or dissenters’ rights are available to Noteholders under applicable law in connection with the Exchange Offer.

Accounting Treatment

The New Notes will be exchanged for the Old Notes as described in this prospectus upon our receipt of the Old Notes. Accordingly, the completion of the Exchange Offer will not generate any proceeds to us. In accordance with U.S. GAAP, each of the Old Notes and the New Notes are classified as debt and included in liabilities.

Dealer Manager

J.P. Morgan Securities LLC is the Dealer Manager for the Exchange Offer. As Dealer Manager for the Exchange Offer, J.P. Morgan Securities LLC will perform services customarily provided by investment banking firms acting as dealer managers of exchange offers of a like nature, including, but not limited to, soliciting tenders of Old Notes pursuant to the Exchange Offer and communicating generally regarding the Exchange Offer with banks, brokers, custodians, nominees and other persons, including Noteholders. The obligation of the Dealer Manager to perform its functions is subject to customary conditions. We have agreed to indemnify the Dealer Manager and its respective affiliates against certain liabilities in connection with its services, including liabilities under the federal securities laws.

At any given time, the Dealer Manager may trade in the Old Notes, the New Notes or other securities of ours for its own account or for the accounts of customers, and accordingly, may hold a long or a short position in the Old Notes, the New Notes or such other securities. The Dealer Manager is not obligated to make a market in the Old Notes or the New Notes. The Dealer Manager may also tender into the Exchange Offer the Old Notes it may hold or acquire, but is under no obligation to do so.

The Dealer Manager and its affiliates have provided and continue to provide certain investment banking services to us and our affiliates for which they have received and will receive compensation that is customary for services of such nature.

The Dealer Manager does not assume any responsibility for the accuracy or completeness of the information concerning the Exchange Offer, us, any of our affiliates, the Old Notes or the New Notes contained in this prospectus or in the documents incorporated by reference herein, or for any failure by us to disclose events that may have occurred and may affect the significance or accuracy of such information.

Market-Making Resales

J.P. Morgan Securities LLC or another of our affiliates may use this prospectus in market-making transactions in any of the New Notes after their initial sale. In a market-making transaction, such affiliate may resell the New Notes it acquires from other holders, after the original offering and sale of the New Notes. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, such affiliate may act as principal, or agent, including as agent for the counterparty in a transaction in which such affiliate acts as principal, or as agent for both counterparties in a transaction in which such affiliate does not act as principal. Such affiliate may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

We do not expect to receive any proceeds from market-making transactions.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Conflicts of Interest

JPMS, which will be participating in the Exchange Offer as the Dealer Manager, has a “conflict of interest” in this offering within the meaning of Rule 5121 of Financial Industry Regulatory Authority, Inc. (“FINRA”) because JPMorgan Chase & Co. owns, directly or indirectly, all of the outstanding equity securities of JPMS and because JPMS and JPMorgan Financial are under common control by JPMorgan Chase & Co. Consequently, this offering is being conducted in compliance with the provisions of FINRA Rule 5121 (or any successor rule thereto) regarding a FINRA member firm’s participation in a public offering of securities of an affiliate. In accordance with FINRA Rule 5121, neither JPMS nor any other affiliated underwriter, agent or dealer of JPMorgan Chase & Co. or JPMorgan Financial may cause a discretionary account to participate in the Exchange Offer without the specific written approval of the customer.

Exchange Agent

The Bank of New York Mellon is the Exchange Agent for the Exchange Offer. All correspondence in connection with the Exchange Offer should be sent or delivered by each Noteholder, or a beneficial owner’s broker, dealer, bank, custodian, trust company, nominee or other Intermediary, to the Exchange Agent at the address listed on the back cover of this prospectus. We will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Brokerage Commissions

Noteholders that tender their Old Notes to the Exchange Agent do not have to pay a brokerage fee or commission to us, the Dealer Manager or the Exchange Agent in connection with the tender of such securities. However, if a tendering Noteholder handles the transaction through an Intermediary, that Noteholder may be required to pay such Intermediary brokerage fees or commissions.

Fees and Expenses

The expenses of soliciting tenders with respect to the Old Notes will be borne by us. Any charges, costs and expenses incurred by Noteholders or any Intermediary in connection with the Exchange Offer shall be borne by such Noteholder. No brokerage costs are being levied by the Dealer Manager or the Exchange Agent. Noteholders should check whether their brokers or custodians will charge any fees.

Announcements

Unless stated otherwise, announcements in connection with the Exchange Offer will be made by publication through the delivery of notices to DTC for communication to DTC Participants and the issue of a press release to one or more recognized financial news services selected by us. Copies of all such announcements, press releases and notices can also be obtained from the Dealer Manager (the contact details for whom are on the back cover of this prospectus). Significant delays may be experienced where notices are delivered to DTC, and Noteholders are urged to contact the Dealer Manager for the relevant announcements relating to the Exchange Offer. Any announcement of an extension of the Exchange Offer will be made prior to 9:00 a.m., New York City time, on the business day immediately following the previously scheduled Expiration Date.

Governing Law

The Indenture, the New Notes, the Indenture for the Old Notes and the Old Notes are governed by, and construed in accordance with, the laws of the State of New York.

No Recommendation

None of us, JPMorgan Chase & Co., the Trustee, the Dealer Manager or the Exchange Agent makes any recommendation as to whether you should exchange your Old Notes in the Exchange Offer. We have not retained, and do not intend to retain, any unaffiliated representative to act on behalf of Noteholders for purposes of negotiating the terms of the Exchange Offer, preparing a report concerning the fairness of the Exchange Offer to you or to us or determining that the total consideration offered in the Exchange Offer represents a fair valuation of either the Old Notes or the New Notes. If you tender your Old Notes, you may ultimately receive less value than if you choose to keep them. The value of the New Notes to be issued in the Exchange Offer may not equal or exceed the value of the Old Notes tendered. You must make your own independent decision regarding your participation in the Exchange Offer. See “Risk Factors — Risks Relating to the Exchange Offer — We have not obtained a third-party determination that the Exchange Offer is fair to Noteholders.”

Certain Matters Relating to Non-U.S. Jurisdictions

This prospectus is not an offer to sell or exchange and it is not a solicitation of an offer to buy or exchange securities in any jurisdiction in which such offer, sale, purchase or exchange is not permitted. Countries outside the United States generally have their own legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. We have not taken any action under those non-U.S. regulations to facilitate a public offer to exchange outside the United States. Therefore, the ability of any non-U.S. Noteholder to tender Old Notes in the Exchange Offer will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in the Exchange Offer without the need for us to take any action to facilitate a public offering in that country or otherwise. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors. Non-U.S. Noteholders should consult their advisers in considering whether they may participate in the Exchange Offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the New Notes that may apply in their home countries. None of us, JPMorgan Chase & Co., the Trustee, the Dealer Manager or the Exchange Agent can provide any assurance as to whether such limitations may exist.

Prohibition of sales to UK retail investors

The New Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA (as amended, the “UK Prospectus Regulation”); or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (as amended, the “UK PRIIPs Regulation”) for offering or selling the New Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the New Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Notwithstanding the above, if we subsequently prepare and publish a key information document under the UK PRIIPs Regulation in respect of the New Notes, then the prohibition on the offering, sale or otherwise making available the New Notes to a retail investor as described above shall no longer apply.

Prohibition of sales to EEA retail investors

The New Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended the “EU Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the New Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling such New Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Notwithstanding the above, if we subsequently prepare and publish a key information document under the EU PRIIPs Regulation in respect of the New Notes, then the prohibition on the offering, sale or otherwise making available the New Notes to a retail investor as described above shall no longer apply.

Description of the New Notes

The New Notes do not guarantee any return of principal at or prior to maturity and do not pay fixed interest during their term. Instead, the return on the New Notes is linked to the performance of the Alerian MLP Index® (the “Index”), as measured by its VWAP level, and to cash distributions on its components, subject to the deduction of an investor fee and, if applicable, a repurchase fee.

The Index measures the composite performance of energy-oriented Master Limited Partnerships ("MLPs") that earn the majority of their cash flows from qualified activities involving energy commodities using a capped, float-adjusted, capitalization-weighted methodology. MLPs are limited partnerships primarily engaged in the exploration, marketing, mining, processing, production, refining, storage or transportation of any mineral or natural resource.

The New Notes may not be suitable for all investors and should be used only by investors with the sophistication and knowledge necessary to understand the risks inherent in the Index and investments in MLPs generally. Because the investor fee reduces the amount of any coupon payments, and because any investor fee shortfall and, in the case of early repurchase, the repurchase fee reduce the amount of your return at maturity or upon early repurchase or redemption, the aggregate payments on your notes will be less than your initial investment if any coupon payments are insufficient to offset any decrease in the VWAP level of the Index and the negative effect of the investor fee and, in the case of early repurchase, the repurchase fee.

 You may lose some or all of your initial investment at maturity or upon early repurchase or redemption. You are not guaranteed any coupon payments. Any payment on the New Notes at or prior to maturity, including any repayment of principal, is subject to the credit risk of JPMorgan Chase Financial Company LLC, as issuer of the New Notes, and JPMorgan Chase & Co., as guarantor of the New Notes.

About the New Notes

The New Notes will be issued under an indenture dated as of February 19, 2016 among JPMorgan Chase Financial Company LLC, as issuer, JPMorgan Chase & Co., as guarantor, and Deutsche Bank Trust Company Americas, as trustee (as may be amended or supplemented from time to time, the “Indenture”), which is an exhibit to the Registration Statement of which this prospectus is a part.

The New Notes are part of a series of debt securities entitled “Global Medium-Term Notes, Series A” (the “debt securities”) that we may issue under the Indenture from time to time.

We have summarized below the material provisions of the Indenture and the debt securities and guarantees issued under the Indenture. These descriptions are only summaries, and each investor should refer to the Indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities issued under it. Where appropriate, we use parentheses to refer you to the particular sections of the Indenture. Any reference to particular sections or defined terms of the Indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

The New Notes are unsecured and unsubordinated obligations of JPMorgan Financial, the payment of which is fully and unconditionally guaranteed by JPMorgan Chase & Co. (the “Guarantor”). The New Notes will rank pari passu with all of JPMorgan Financial’s other unsecured and unsubordinated obligations. JPMorgan Chase & Co.’s guarantee of the New Notes will rank pari passu with all of JPMorgan Chase & Co.’s other unsecured and unsubordinated obligations. Any payment on the New Notes is subject to the credit risk of JPMorgan Financial, as issuer of the New Notes, and JPMorgan Chase & Co., as guarantor of the New Notes.

The Guarantor is a holding company that holds the stock of JPMorgan Chase & Co. Bank, National Association (the “Bank”), and JPMorgan Chase & Co. Holdings LLC (the “IHC”), its “intermediate holding company.” The Guarantor conducts substantially all of its operations through subsidiaries, including the Bank and the IHC. As a result, claims of the holders of the debt securities against the Guarantor under the guarantee will generally have a junior position to claims of creditors of the Guarantor’s subsidiaries.

Claims of the Guarantor’s subsidiaries’ creditors other than the Guarantor include substantial amounts of deposit liabilities, long-term debt and other liabilities. In addition, the Guarantor is obligated to contribute to the IHC substantially all the net proceeds that the Guarantor receives from the issuance of securities (including the New Notes), and the ability of the Bank and the IHC to make payments to the Guarantor is limited. As a result of these arrangements, the Guarantor’s ability to make various payments is dependent on its receiving dividends from the Bank and dividends and extensions of credit from the IHC. These limitations could affect the Guarantor’s ability to pay interest on its debt securities, redeem or repurchase outstanding securities and fulfill its other payment obligations, including payment obligations under the guarantees of our debt securities.

The Indenture does not limit the aggregate principal amount of debt securities that may be issued under it and provides that debt securities may be issued up to the principal amount authorized by us from time to time. We have previously established the Series A medium-term notes under the Indenture. As of December 31, 2023, we had approximately $32 billion aggregate principal amount of Series A medium-term notes outstanding under the Indenture. Our board of managers has authorized the issuance of New Notes under the registration statement to which this prospectus relates in such amounts as may be required to permit all outstanding Old Notes not held by JPMorgan Financial or its affiliates to be exchanged for New Notes. Our board of managers has also authorized the issuance of securities, including Series A medium-term notes, under certain shelf registration statements with an aggregate initial public offering price not to exceed $130 billion, to be issued on or after February 17, 2023.

The Indenture allows us to reopen a previous issue of a series of debt securities and issue additional debt securities of that issue. We may, in our sole discretion and without providing holders notice or obtaining their consent, issue and sell additional securities having the same terms and conditions as the New Notes. We have no obligation to take your interests into account when deciding whether to issue additional debt securities. In addition, we are under no obligation to reopen the New Notes or to issue any additional New Notes.

We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount, if any, payable with respect to the New Notes on any date or dates. We will give DTC irrevocable instructions and authority to pay the applicable amount to the holders of the New Notes entitled thereto.

Subject to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding New Notes by tender, in the open market or by private agreement.

The New Notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Key Terms of the New Notes

General

Issuer: JPMorgan Chase Financial Company LLC, an indirect, wholly owned finance subsidiary of JPMorgan Chase & Co.

Guarantor: JPMorgan Chase & Co.

Principal Amount: $       per New Note (equal to the Initial VWAP Level divided by ten, rounded to the nearest cent)

Index: The return on the New Notes is linked to the performance of the Alerian MLP Index® (Bloomberg ticker: AMZ), which we refer to as the Index, as measured by its VWAP level, and to cash distributions on its components. See “— Terms Relating to Closing Intrinsic Note Value — VWAP Level” below.

The Index measures the composite performance of energy-oriented Master Limited Partnerships, or MLPs, that earn the majority of their cash flows from qualified activities involving energy commodities (the

“Index Components”) using a capped, float-adjusted, capitalization-weighted methodology. The Index is calculated and maintained by VettaFi LLC (“VettaFi”).

Coupon Payments: For each New Note you hold on a Coupon Record Date, you will receive on the immediately following Coupon Payment Date an amount in cash equal to the Coupon Amount, if any, as of the immediately preceding Coupon Valuation Date.

Coupon Amount: The Coupon Amount as of any Coupon Valuation Date will equal:

•	the Reference Distribution Amount with respect to that Coupon Valuation Date, minus

•	the Accrued Investor Fee with respect to that Coupon Valuation Date,

provided that the Coupon Amount will not be less than $0.

If the Reference Distribution Amount on a Coupon Valuation Date is less than the Accrued Investor Fee on that Coupon Valuation Date, an amount equal to the excess of the Accrued Investor Fee over the Reference Distribution Amount (the “Investor Fee Shortfall”) will be included in the Accrued Investor Fee with respect to the next Coupon Valuation Date.

The Accrued Investor Fee will reduce each Coupon Amount. In addition, no Coupon Payment will be payable with respect to a Coupon Valuation Date if the Reference Distribution Amount is less than the Accrued Investor Fee, even if that Reference Distribution Amount is positive. You are not guaranteed any Coupon Payments.

The Coupon Amount is subject to adjustment in the event of a split or reverse split of the New Notes as described under “— Split or Reverse Split of the New Notes” below.

Payment at Maturity: For each New Note, unless earlier repurchased or redeemed, you will receive at maturity a cash payment equal to the Closing Intrinsic Note Value determined over the Measurement Period with respect to the Final Valuation Date. If that amount is less than or equal to zero, the payment at maturity will be $0.

Issuer Redemption: On any Business Day on or after July 26, 2024, we may, in our sole discretion, redeem the New Notes, in whole or in part. If we exercise our right to redeem your New Notes prior to maturity, for each New Note that is redeemed, you will receive on the Redemption Settlement Date a cash payment equal to the Closing Intrinsic Note Value determined over the Measurement Period with respect to the Redemption Valuation Date. If that amount is less than or equal to zero, the payment upon early redemption will be $0.

Weekly Repurchase: On a weekly basis, you may request that we repurchase a minimum of 50,000 New Notes (subject to adjustment in the event of a split or reverse split of the New Notes) if you comply with the required procedures, subject to a repurchase fee of 0.125%. For each New Note that is repurchased, you will receive on the relevant Repurchase Date a cash payment equal to the Closing Intrinsic Note Value determined over the Measurement Period with respect to the Repurchase Valuation Date minus the Repurchase Fee Amount with respect to the Repurchase Valuation Date.

If the amount calculated above is less than or equal to zero, the payment upon early repurchase will be $0.

Terms Relating to Closing Intrinsic Note Value

Closing Intrinsic Note Value: As of any date of determination, an amount per New Note equal to:

•	the Principal Amount, multiplied by the Index Ratio as of that date, plus

•	the Coupon Amount as of that date, calculated as if that date were a Coupon Valuation Date (the “Stub Coupon Amount”), minus

•	any Investor Fee Shortfall determined in calculating that Stub Coupon Amount.

In addition, if the Coupon Ex-Date with respect to the Coupon Amount as of the immediately preceding Coupon Valuation Date has not yet occurred, the Closing Intrinsic Note Value will also include that Coupon Amount (an “Unpaid Coupon Amount”).

For purposes of determining the Closing Intrinsic Note Value over any Measurement Period, the Index Ratio is determined based on the arithmetic average of the VWAP Levels over that Measurement Period, and the date of determination for purposes of determining the Coupon Amount, any Investor Fee Shortfall and any Unpaid Coupon Amount is the final day of that Measurement Period.

The Closing Intrinsic Note Value is not the closing price or any other trading price of the New Notes in the secondary market and is not intended as a price or quotation, or as an offer or solicitation for the purchase or sale of your New Notes or as a recommendation to transact in the New Notes at the stated price. The trading price of the New Notes at any time may vary significantly from the Closing Intrinsic Note Value due to, among other things, imbalances of supply and demand (including as a result of any decision of ours to issue, stop issuing or resume issuing additional New Notes), lack of liquidity, transaction costs, credit considerations and bid-offer spreads.

If the Reference Distribution Amount used to calculate the Stub Coupon Amount on any Index Business Day is less than the Accrued Investor Fee used to calculate that Stub Coupon Amount, the resulting Investor Fee Shortfall will be deducted in calculating the Closing Intrinsic Note Value on that Index Business Day. Accordingly, the payment at maturity or upon early repurchase or redemption will be reduced by the amount of any Investor Fee Shortfall reflected in the relevant Closing Intrinsic Note Value.

Index Ratio: As of any date of determination, the Index Ratio is equal to:

VWAP Level

Initial VWAP Level

provided that, solely for purposes of determining the Closing Intrinsic Note Value in connection with any payment at maturity or upon early repurchase or redemption, the Index Ratio determined over the relevant Measurement Period is equal to:

Final VWAP Level

Initial VWAP Level

Initial VWAP Level:       , which is the arithmetic average of the VWAP Levels determined over a period of five Index Business Days ending on the Inception Date

Final VWAP Level: With respect to a Measurement Period, the arithmetic average of the VWAP Levels on the five Index Business Days in that Measurement Period, as calculated by the Note Calculation Agent

Measurement Period: With respect to the Final Valuation Date or any Repurchase Valuation Date or Redemption Valuation Date, the five Index Business Days starting from and including the Final Valuation Date or that Repurchase Valuation Date or Redemption Valuation Date, as applicable (or, if that day is not an Index Business Day, the five Index Business Days immediately following that day).

The Measurement Period is subject to postponement in the event of a market disruption event and as described under “— Postponement of an Averaging Date.”

VWAP Level: On any Index Business Day, as calculated by the VWAP Calculation Agent, the sum of the products for each Index Component of:

•	the VWAP of that Index Component as of that day; and

•	the Index Units of that Index Component as of that day, divided by the Index Divisor as of that day.

The calculation of the VWAP Level may be modified in circumstances described under “— Postponement of an Averaging Date” and “— Discontinuation of an Index; Alternation of Method of Calculation” below. The official closing level of the Index may vary significantly from the VWAP Level.

VWAP: With respect to each Index Component, as of any date of determination, the volume-weighted average price of one share of that Index Component as determined by the VWAP Calculation Agent based on the Primary Exchange for that Index Component.

Index Units: With respect to each Index Component, as of any date of determination, the number of units of that Index Component included in the Index for purposes of the calculation of the official level of the Index by the Index Calculation Agent. For more information about Index Units, see “— The Alerian MLP Index® — Units Outstanding” below.

Index Divisor. As of any date of determination, the divisor used in the calculation of the official level of the Index by the Index Calculation Agent. For more information about the Index Divisor, see “— The Alerian MLP Index® — Index Calculation” below.

Inception Date: January 26, 2024

Initial Issue Date: January 30, 2024

Final Valuation Date: January 20, 2044

Maturity Date: January 28, 2044. The Maturity Date is subject to postponement in the event of a market disruption event and as described under “— Postponement of a Payment Date” below.

Terms Relating to Coupon Payments

Accrued Investor Fee: The Accrued Investor Fee accrues at a rate of 0.85% per annum each day. In addition, the Accrued Investor Fee carries forward any shortfall if the Reference Distribution Amount determined in connection with any Coupon Payment is less than the Accrued Investor Fee at that time.

With respect to each Coupon Valuation Date, the Accrued Investor Fee is an amount equal to:

•	the Periodic Investor Fee with respect to that Coupon Valuation Date, plus

•	the Investor Fee Shortfall, if any, as of the immediately preceding Coupon Valuation Date, if any.

Periodic Investor Fee: With respect to each Coupon Valuation Date, an amount equal to the product of

•	the investor fee of 0.85% per annum;

•	the Principal Amount multiplied by the Index Ratio as of the immediately preceding Index Business Day that is not a Disrupted Day for any Index Component; and

•	the day count fraction, calculated using a 30/360 day count convention as described under “Additional Terms — Day Count Fraction” below.

Reference Distribution Amount: With respect to each Coupon Valuation Date, an amount equal to the sum of the gross cash distributions that a Reference Holder would have been entitled to receive in respect of each Index Component held by that Reference Holder on the “record date” with respect to that Index Component, for those cash distributions whose “ex-dividend date” occurs during the Coupon Accrual Period for that Coupon Valuation Date.

Notwithstanding the foregoing, with respect to cash distributions for an Index Component that are scheduled to be paid prior to the applicable Coupon Ex-Date, if the issuer of that Index Component fails to pay the distribution to holders of that Index Component by the scheduled payment date for that distribution, that distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

Reference Holder: As of any date of determination, a hypothetical holder of a number of shares of each Index Component equal to:

•	the Index Units of that Index Component as of that date, divided by

•	the Index Divisor as of that date multiplied by 10,

provided that solely for purposes of determining the Reference Distribution Amount included in any Stub Coupon Amount payable at maturity or upon early repurchase or redemption, the Reference Holder will be deemed to hold four-fifths, three-fifths, two-fifths and one-fifth of the shares of each Index Component it would otherwise hold on the second, third, fourth and fifth Index Business Days, respectively, in the relevant Measurement Period.

The Accrued Investor Fee, the Periodic Investor Fee, the Reference Distribution Amount and the Reference Holder are each subject to adjustment in the event of a split or reverse split of the New Notes as described under “— Split or Reverse Split of the New Notes” below.

Coupon Accrual Period: With respect to each Coupon Valuation Date, the period from but excluding the immediately preceding Coupon Valuation Date (or, in the case of the first Coupon Valuation Date, from but excluding November 15, 2023) to and including that Coupon Valuation Date.

Coupon Valuation Date: The first Index Business Day occurring on or after the 15th of February, May, August and November of each calendar year during the term of the New Notes, beginning on February 15, 2024.

Coupon Ex-Date: With respect to a Coupon Amount, the first Exchange Business Day on which the New Notes trade without the right to receive that Coupon Amount. Under current NYSE Arca practice, the Coupon Ex-Date will generally be the first Exchange Business Day immediately preceding the applicable Coupon Record Date; however, beginning May 28, 2024, under NYSE Arca practice, the Coupon Ex-Date is expected to generally be the applicable Coupon Record Date. For purposes of this paragraph, “Exchange Business Day” means any day on which the primary exchange or market for trading of the New Notes is scheduled to be open for trading.

Coupon Record Date: The 9th Index Business Day following each Coupon Valuation Date.

Coupon Payment Date: The 15th Index Business Day following each Coupon Valuation Date, subject to postponement in the event of a market disruption event as described under “— Postponement of a Payment Date” below.

Terms Relating to Issuer Redemption

Early Redemption: On any Business Day on or after July 26, 2024, we may, in our sole discretion, redeem the New Notes, in whole or in part. If we exercise our right to redeem your New Notes, we will deliver an irrevocable redemption notice (the “Redemption Notice”) to DTC (the holder of the master note evidencing the New Notes) at least five Business Days prior to the Redemption Valuation Date specified in the Redemption Notice. If fewer than all the New Notes are to be redeemed, we will specify in the Redemption Notice the principal amount of the New Notes to be redeemed, and the Trustee will select the New Notes to be redeemed pro rata, by lot or in such manner as it deems appropriate and fair.

Payment upon Early Redemption: If we exercise our right to redeem your New Notes prior to maturity, for each New Note selected for redemption by the Trustee, you will receive on the Redemption Settlement Date a cash payment equal to the Closing Intrinsic Note Value determined over the

Measurement Period with respect to the Redemption Valuation Date. If that amount is less than or equal to zero, the payment upon early redemption will be $0.

Redemption Valuation Date: The date specified as the Redemption Valuation Date in the Redemption Notice.

Redemption Settlement Date: Unless otherwise specified in the Redemption Notice, the day that follows the final day in the Measurement Period with respect to the Redemption Valuation Date by a number of Business Days corresponding to the standard settlement cycle, which is currently two Business Days and which is expected to be one Business Day beginning May 28, 2024. In no event will the Redemption Notice specify a Redemption Settlement Date that follows the final day in the Measurement Period by more than five Business Days.

Terms Relating to Weekly Repurchase Right

Early Repurchase: On a weekly basis, you may request that we repurchase a minimum of 50,000 New Notes (subject to adjustment in the event of a split or reverse split of the New Notes) if you comply with the procedures described under “— Repurchase Procedures” below and unless we have delivered a Redemption Notice to DTC to redeem all of the outstanding notes. We may from time to time, in our sole discretion, reduce the minimum number of New Notes required for an early repurchase on a consistent basis for all holders of the New Notes, but we are under no obligation to do so.

Payment upon Early Repurchase: Subject to your compliance with the required procedures, for each New Note that is repurchased, you will receive on the relevant Repurchase Date a cash payment equal to the Closing Intrinsic Note Value determined over the Measurement Period with respect to the Repurchase Valuation Date minus the Repurchase Fee Amount with respect to the Repurchase Valuation Date. If that amount is less than or equal to zero, the payment upon early redemption will be $0.

Repurchase Fee Amount: With respect to any Repurchase Valuation Date, an amount per New Note in cash equal to 0.125% of the Closing Intrinsic Note Value with respect to that Repurchase Valuation Date (but excluding any Unpaid Coupon Amount included in that Closing Intrinsic Note Value).

Repurchase Valuation Date: The last Index Business Day of each week, generally Friday.

Repurchase Date: Unless otherwise specified in the Issuer’s acknowledgement, the day that follows the final day in the Measurement Period with respect to the Repurchase Valuation Date by a number of Business Days corresponding to the standard settlement cycle, which is currently two Business Days and which is expected to be one Business Day beginning May 28, 2024. In no event will the Issuer’s acknowledgement specify a Repurchase Date that follows the final day in the Measurement Period by more than five Business Days.

Repurchase Notice: A repurchase notice in the form attached to this prospectus as Annex A.

Repurchase Procedures: In order to request that we repurchase your New Notes, you must instruct your broker or other person through which you hold your New Notes to take the following steps:

•	send a completed Repurchase Notice to us via email at ETN_Repurchase@jpmorgan.com by no later than 4:00 p.m., New York City time, on the Business Day immediately preceding the applicable Repurchase Valuation Date;

•	instruct your DTC custodian to book a delivery versus payment trade with respect to your New Notes on the final day in the Measurement Period with respect to the relevant Repurchase Valuation Date at a price equal to the amount payable upon early repurchase of the New Notes; and

•	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the relevant Repurchase Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the New Notes in respect of those deadlines.

Once delivered, a Repurchase Notice may not be revoked. If we do not receive your Repurchase Notice by the deadline, your Repurchase Notice will not be effective. The Issuer or its affiliate must acknowledge receipt of the Repurchase Notice on the same Business Day for it to be effective, which acknowledgment will be deemed to evidence its acceptance of your repurchase request. The Note Calculation Agent will, in its sole discretion, resolve any questions that may arise as to the validity of a Repurchase Notice and the timing of receipt of a Repurchase Notice. Questions about repurchase procedures should be directed to ETN_Repurchase@jpmorgan.com.

Additional Terms

Business Day: Any day other than a day on which the banking institutions in the City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

Index Business Day: Any day on which the Primary Exchange and the Related Exchange with respect to each Index Component are scheduled to be open for trading.

Primary Exchange: With respect to each Index Component, the primary exchange or market of trading of that Index Component.

Related Exchange: With respect to each Index Component, each exchange or quotation system where trading has a material effect (as determined by the Note Calculation Agent) on the overall market for futures or options contracts relating to that Index Component.

Disrupted Day: With respect to an Index Component, a day on which the Primary Exchange or any Related Exchange with respect to that Index Component fails to open for trading during its regular trading session or on which a market disruption event (as described under “— Market Disruption Events”) with respect to that Index Component has occurred or is continuing, and, in each case, the occurrence of which is determined by the Note Calculation Agent to have a material effect on the VWAP Level.

Index Sponsor and Index Calculation Agent: VettaFi

Note Calculation Agent, VWAP Calculation Agent and Published ETN Value Calculation Agent: J.P. Morgan Securities LLC (“JPMS”), one of our and JPMorgan Chase & Co.’s affiliates, will act as the Note Calculation Agent. Solactive AG will act as the VWAP Calculation Agent and the Published ETN Value Calculation Agent. We and JPMorgan Chase & Co. may appoint a different Note Calculation Agent, VWAP Calculation Agent or Published ETN Value Calculation Agent from time to time after the date of this prospectus without your consent and without notifying you.

The Note Calculation Agent will make all necessary calculations and determinations in connection with the New Notes, including calculations and determinations relating to any payments on the New Notes and the assumptions used to determine the pricing of the New Notes, other than determinations to be made by the VWAP Calculation Agent. The VWAP Calculation Agent will determine the VWAP Level and the VWAP of each Index Component on each Index Business Day, except as described below under “— Postponement of an Averaging Date.” The Published ETN Value Calculation Agent is responsible for calculating the Daily Closing Intrinsic Note Value, the Intraday Intrinsic Note Value and the Interim Coupon or Shortfall Amount for purposes of publication. All determinations made by the Note Calculation Agent, the VWAP Calculation Agent or the Published ETN Value Calculation Agent will be at the sole discretion of the Note Calculation Agent, the VWAP Calculation Agent or the Published ETN Value Calculation Agent, as applicable, and will, in the absence of manifest error, be conclusive for all purposes and binding on you, us and JPMorgan Chase & Co.

The Note Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of any amount payable on the New Notes at or prior to 11:00 a.m., New York City time, on the date on which payment is to be made.

All values with respect to calculations in connection with the New Notes will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655). Notwithstanding the foregoing, all dollar amounts related to determination of any payment on the New Notes per note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655), and all dollar amounts payable, if any, on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Trustee: Deutsche Bank Trust Company Americas

Day Count Fraction: With respect to each Coupon Valuation Date, the day count fraction is calculated as follows:

where:

•	“Y1” is the year, expressed as a number, in which the first day of the Coupon Accrual Period with respect to that Coupon Valuation Date falls;

•	“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Coupon Accrual Period with respect to that Coupon Valuation Date falls;

•	“M1” is the calendar month, expressed as a number, in which the first day of the Coupon Accrual Period with respect to that Coupon Valuation Date falls;

•	“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Coupon Accrual Period with respect to that Coupon Valuation Date falls;

•	“D1” is the first calendar day, expressed as a number, of the Coupon Accrual Period with respect to that Coupon Valuation Date, unless that number would be 31, in which case D1 will be 30; and

•	“D2” is the calendar day, expressed as a number, immediately following the last day included in the Coupon Accrual Period with respect to that Coupon Valuation Date, unless that number would be 31 and D1 is greater than 29, in which case D2 will be 30.

Split or Reverse Split of the New Notes

We may initiate a split or reverse split of the New Notes at any time. We will determine the ratio of such split or reverse split, as applicable, using relevant market indicia in our sole discretion. If we decide to initiate a split or reverse split, as applicable, we will issue a notice to holders of the New Notes and a press release announcing the split or reverse split and the ratio and specifying the effective date of the split or reverse split, which will be at least three Business Days after the date on which the split or reverse split, as applicable, is announced, which we refer to as the “announcement date.” The record date for a share split or reverse split will be the Business Day immediately preceding the effective date.

If the New Notes undergo a split or reverse split, we will adjust the terms of the New Notes as may be necessary or desirable to effectuate that split or reverse split, as applicable, including, without limitation, the Principal Amount, any Coupon Amount, the Closing Intrinsic Note Value, the Accrued Investor Fee, the Periodic Investor Fee, the Reference Distribution Amount, the number of shares held by a Reference Holder and the minimum number of New Notes you may request that we repurchase. For example, if the New Notes undergo a 4-for-1 split, each New Note holder who holds one note via DTC prior to the split will, after the split, hold four New Notes, and the Principal Amount, any Coupon Amount, the Closing Intrinsic Note Value, the Accrued Investor Fee, the Periodic Investor Fee, the Reference Distribution Amount and the number of shares held by a Reference Holder will be adjusted as may be necessary or desirable to equal 1/4 of their respective values that would have prevailed in the absence of the 4-for-1 split. In addition, the minimum number of New Notes you may request that we repurchase will be increased to equal 4 times its prior value. These adjustments may be applied retroactively for purposes of adjusting any Coupon Amount that has been determined but not yet paid.

In the case of a reverse split, noteholders who hold a number of New Notes that is not evenly divisible by the relevant ratio will receive the same treatment as all other noteholders for the maximum number of New Notes they hold that is evenly divisible by the relevant ratio, and we will have the right to compensate noteholders for their remaining or “partial” New Notes in a manner determined by the Note Calculation Agent in its sole discretion. Our current intention is to provide holders with a cash payment for their partial New Notes in an amount equal to the appropriate percentage of the Closing Intrinsic Note Value (which may be calculated using an Index Ratio that reflects the average VWAP Level over a measurement period of five Index Business Days) on a specified Index Business Day no later than 20 Index Business Days following the announcement date, with payment to be made on a specified Business Day no later than five Business Days following the date on which the amount of the payment is determined.

Postponement of a Payment Date

In this section, we refer to each Coupon Payment Date and the Maturity Date as “Payment Dates.” If any scheduled Payment Date is not a Business Day, then that Payment Date will be the next succeeding Business Day following the scheduled Payment Date. If, due to a market disruption event or otherwise, any Averaging Date referenced in the determination of a payment on the New Notes that will or may be payable on any Payment Date is postponed so that it falls less than three Business Days prior to that scheduled Payment Date, that Payment Date will be the third Business Day following the latest such Averaging Date, as postponed. If any Payment Date is adjusted as the result of a non-Business Day, a market disruption event or otherwise, any amount payable on that Payment Date will be made on that Payment Date as postponed, with the same force and effect as if that Payment Date had not been postponed, but no interest will accrue or be payable as a result of the delayed payment.

Postponement of an Averaging Date

The Final VWAP Level used to determine the Closing Intrinsic Note Value in connection with any payment at maturity or upon early repurchase or redemption will reflect the arithmetic average of the VWAP Levels on the five Index Business Days in the relevant Measurement Period, and the VWAP Level on each Index Business Day is calculated by reference to the VWAP and the Index Units of each Index Component, as well as the Index Divisor. In this section, we refer to each of the five Index Business Days in a Measurement Period as an “Averaging Date.” As set forth below, if any Index Component is disrupted on any Averaging Date, determinations with respect to that Index Component for purposes of calculating the VWAP Level applicable to that Averaging Date will be postponed. In addition, determinations with respect to that disrupted Index Component for purposes of calculating the VWAP Level applicable to each following Averaging Date will also be postponed so as to avoid using the same VWAP of an Index Component on a given Index Business Day to calculate the VWAP Levels for more than one Averaging Date.

If any Averaging Date is an Unavailable Day for any Index Component, the VWAP Level on that Averaging Date will be deemed to be the Adjusted VWAP Level with respect to that Averaging Date, and that Averaging Date will be postponed to the earliest date on which that Adjusted VWAP Level can be calculated as set forth below. For the avoidance of doubt, no Averaging Date will be postponed to a date that is after the applicable Final Disrupted Averaging Date.

The “Adjusted VWAP Level” with respect to an Averaging Date that is an Unavailable Day for any Index Component will be determined by the VWAP Calculation Agent and will be calculated in accordance with the formula for calculating the VWAP Level, using:

•	with respect to each Index Component for which the originally scheduled Averaging Date is not an Unavailable Day, the VWAP and the Index Units of that Index Component, and the Index Divisor, in each case as of the originally scheduled Averaging Date; and

•	with respect to each Index Component for which the originally scheduled Averaging Date is an Unavailable Day, the VWAP and the Index Units of that Index Component, and the Index Divisor, in each case, as of the first Index Business Day immediately following the originally scheduled Averaging Date that is not an Unavailable Day with respect to that Index Component, provided that, if each day from and including the originally scheduled Averaging Date to and including the applicable Final Disrupted Averaging Date is an Unavailable Day with respect to that Index Component, the VWAP of that Index Component will be determined by the VWAP Calculation Agent in good faith based on its assessment of the market value of that Index Component on that Final Disrupted Averaging Date and the Index Units of that Index Component and the Index Divisor will each be determined by the VWAP Calculation Agent based on its good faith estimate.

An Index Business Day will be an “Unavailable Day” with respect to an Index Component if it is a Disrupted Day for that Index Component or a day that is a Prior Valuation Date with respect to that Index Component and the relevant Averaging Date.

A “Disrupted Day” means, with respect to an Index Component, a day on which the Primary Exchange or any Related Exchange with respect to that Index Component fails to open for trading during its regular trading session or on which a Market Disruption Event with respect to that Index Component has occurred or is continuing, and, in each case, the occurrence of which is determined by the Note Calculation Agent to have a material effect on the VWAP Level.

An Index Business Day will be a “Prior Valuation Date” with respect to an Index Component and an Averaging Date if the VWAP and the Index Units of that Index Component, and the Index Divisor, in each case as of that Index Business Day, were used in calculating the Adjusted VWAP Level with respect to an earlier occurring originally scheduled Averaging Date within the same Measurement Period as that Averaging Date.

With respect to an Averaging Date, the “Final Disrupted Averaging Date” means the third Index Business Day after that Averaging Date, as originally scheduled.

Market Disruption Events

With respect to an Index Component, a “Market Disruption Event” means the occurrence or existence of a condition specified below:

•	any suspension, absence or limitation of trading in that Index Component on the Primary Exchange with respect to that Index Component, whether by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;

•	any suspension, absence or limitation of trading in futures or options contracts related to that Index Component, if available, on any Related Exchange with respect to that Index Component, whether by reason of movements in price exceeding limits permitted by that Related Exchange or otherwise;

•	any event that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, that Index Component or futures or options contracts relating to that Index Component; or

•	the closure on any Index Business Day of the Primary Exchange or any Related Exchange with respect to that Index Component prior to its Scheduled Closing Time unless the earlier closing time is announced by the Primary Exchange or that Related Exchange, as applicable, at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on the Primary Exchange or that Related Exchange, as applicable, on that Index Business Day and (b) the submission deadline for orders to be entered into the system for execution at the close of trading on that Index Business Day for the Primary Exchange or that Related Exchange, as applicable;

in each case determined by the Note Calculation Agent in its sole discretion; and

•	a determination by the Note Calculation Agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the New Notes.

For purposes of determining whether a Market Disruption Event with respect to an Index Component has occurred:

•	a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Primary Exchange or any Related Exchange; and

•	limitations pursuant to the rules of the Primary Exchange or any Relevant Exchange similar to New York Stock Exchange (“NYSE”) Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the Note Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading.

“Scheduled Closing Time” means, with respect to the Primary Exchange or the Related Exchange, on any Index Business Day, the scheduled weekday closing time of the Primary Exchange or such Related Exchange on such Index Business Day, without regard to after hours or any other trading outside of the regular trading session hours.

Discontinuation of the Index; Alteration of Method of Calculation

If the sponsor or calculation agent of the Index (collectively, the “Index Sponsor”) discontinues publication of, or otherwise fails to publish, the Index, or if the Index Sponsor does not make the Index Components, their Index Units or the Index Divisor available to the VWAP Calculation Agent, and the Index Sponsor or another entity publishes a successor or substitute index that the Note Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Index and for which the index components, their Index Units and the index divisor, or equivalent information, is available to the VWAP Calculation Agent (such index being referred to in this section as a “successor index”), then the VWAP Level on any subsequent relevant date will be determined by reference to the VWAPs of the index components of that successor index, their Index Units and the index divisor of that successor index, or equivalent information, published with respect to that day and a fixed adjustment factor determined by the Note Calculation Agent upon the selection of that successor index to account for the difference in the levels of the Index and that successor index at that time for purposes of maintaining comparability between prior VWAP Levels and succeeding VWAP Levels.

Upon any selection by the Note Calculation Agent of a successor index, the Note Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, us, JPMorgan Chase & Co. and DTC, as holder of the New Notes.

Events of Default and Waivers

Unless provided otherwise, an “Event of Default” with respect to a series of debt securities issued under the Indenture, including the New Notes, is defined in the Indenture as:

•	default in the payment of interest on any debt securities of that series and continuance of such default for 30 days;

•	default in the payment of principal or other amounts payable on any debt securities of that series when due, at maturity, upon redemption, by declaration, or otherwise;

•	default in the performance, or breach, of any other covenants or warranties applicable to us contained in the Indenture applicable to that series, and continuation of such default or breach for 90 days after written notice has been given by the trustee to us and the Guarantor or given by holders of at least 25% in aggregate principal amount of the outstanding securities of all series affected thereby to us, the Guarantor and the trustee;

•	certain events of our bankruptcy, insolvency, receivership, winding up or liquidation, whether voluntary or involuntary;

•	the guarantee ceases to be in full force and effect, other than in accordance with the Indenture, or the Guarantor denies or disaffirms its obligations under the guarantee, provided that no Event of Default with respect to the guarantee will occur as a result of, or because it is related directly or indirectly to, the insolvency of the Guarantor or the commencement of proceedings under Title 11 of the United States Code, or the appointment of a receiver for the Guarantor under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Federal Deposit Insurance Corporation having separately repudiated the Guarantee in receivership, or the commencement of or certain other events of the Guarantor’s bankruptcy, insolvency, resolution, receivership, winding up or liquidation; or

•	any other event of default provided in the applicable supplemental indentures to the Indenture or form of security. (Section 5.01)

Unless provided otherwise, if an Event of Default occurs and is continuing because of a default in the payment of principal, interest or other amounts payable on the debt securities, a failure in the performance, or breach, of any covenant or agreement applicable to us, the guarantee ceasing to be in full force and effect, or any other event of default provided in the applicable supplemental indentures to the Indenture or form of security, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding, treated as one class, by written notice to us and the Guarantor, may declare the principal of all outstanding debt securities of such series and any interest accrued thereon, to be due and payable immediately. Unless otherwise specified, if a default due to specified events of our bankruptcy, insolvency, receivership, winding up or liquidation, occurs and is continuing, the principal of all outstanding debt securities and any interest accrued thereon will automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable. Subject to certain conditions such declarations may be annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected. (Sections 5.01 and 5.10)

Events of bankruptcy, insolvency, resolution, receivership, winding up or liquidation relating to the Guarantor will not constitute an Event of Default with respect to any series of debt securities. In addition, failure by the Guarantor to perform any of its covenants or warranties (other than a payment default) will not constitute an Event of Default with respect to any series of debt securities. Therefore, events of bankruptcy, resolution, receivership, insolvency, winding up or liquidation relating to the Guarantor (in the absence of any such event occurring with respect to us) will not permit any of the debt securities to be declared due and payable and the trustee is not authorized to exercise any remedy against us or the Guarantor upon the occurrence or continuation of these events with respect to the Guarantor. Instead, even if an event of bankruptcy, insolvency, resolution, receivership, winding up or liquidation relating to the Guarantor has occurred, the trustee and the holders of debt securities of a series will not be able to declare the relevant debt securities to be immediately due and payable unless there is an Event of Default with respect to that series as described above, such as our bankruptcy, insolvency, receivership, winding up or liquidation or a payment default by us or the Guarantor on the relevant debt securities. The value you receive on any series of debt securities may be significantly less than what you would have otherwise received had our debt securities been declared due and payable immediately or the trustee been authorized to exercise any remedy against us or the Guarantor upon the occurrence or continuation of these events with respect to the Guarantor.

An Event of Default with respect to one series of debt securities does not necessarily constitute an Event of Default with respect to any other series of debt securities. The Indenture requires the trustee to provide notice of default with respect to the debt securities within 90 days, unless the default is cured, but provides that the trustee may withhold notice to the holders of the debt securities of any default if the board of directors, the executive committee, or a trust committee of directors or trustees and/or responsible officers of the trustee determines in good faith that it is in the interest of the holders of the debt securities of the applicable series to do so. The trustee may not withhold notice of a default in the payment of principal of, interest on or any other amounts due under, such debt securities. (Section 5.11)

The Indenture provides that the holders of a majority in aggregate principal amount of outstanding debt securities of each series affected, with all such series voting as a single class, may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the Indenture. (Section 5.09) The trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of the holders of debt securities unless the holders offer the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities incurred therein or thereby. (Section 6.02(d))

No holder of any debt security of any affected series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default, the trustee has failed to take action for 60 days after the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series make written request upon the trustee to institute such action and have offered reasonable indemnity in connection with the same and the holders of a majority in aggregate principal amount of the debt securities of each affected series (voting as a single class) have not given direction to the trustee that is inconsistent with the written request referred to above. (Section 5.06)

However, the right of any holder of a debt security or coupon to receive payment of the principal of and interest on that debt security or coupon on or after its due date, or to institute suit for the enforcement of any such payment, may not be impaired or affected without the consent of that holder. (Section 5.07)

The Indenture requires us and the Guarantor to file annually with the trustee a written statement as to whether or not we or the Guarantor, as the case may be, have knowledge of a default. (Section 3.05)

We, the Guarantor and certain of their affiliates have a wide range of banking relationships with Deutsche Bank Trust Company Americas and The Bank of New York Mellon. If an actual or potential event of default occurs with respect to any debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939, as amended. In that case, the trustee may be required to resign under the Indenture, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Covenant Breach

Under the Indenture, a “Covenant Breach” would occur with respect to a series of debt securities if we fail to perform or breach any of the covenants contained in the Indenture (other than a failure to pay principal or interest on the debt securities) and that failure or breach continues for 90 days after the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities give written notice of that failure or breach. Neither the trustee nor the holders of the debt securities will be entitled to accelerate the maturity of the debt securities as a result of any Covenant Breach. If a Covenant Breach or Event of Default with respect to the debt securities occurs and is continuing, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities by such appropriate judicial proceedings as the trustee deems most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other proper remedy.

Discharge, Defeasance and Covenant Defeasance

The provisions in the Indenture relating to discharge, defeasance and covenant defeasance are not applicable to the New Notes.

Payment upon an Event of Default

In case an event of default with respect to the New Notes shall have occurred and be continuing, the amount declared due and payable per New Note upon any acceleration of the New Notes will be determined by the Note Calculation Agent and will be an amount in cash equal to the amount payable at maturity per New Note calculated as if the date of acceleration were (a) the final day of the Measurement

Period with respect to the Final Valuation Date and (b) the Final Disrupted Averaging Date for the final day of the Measurement Period with respect to the Final Valuation Date (if the date of acceleration is a Disrupted Day). Under these circumstances, the Measurement Period with respect to the Final Valuation Date will consist of the date of acceleration and the four immediately preceding Index Business Days.

The amount determined as described above will constitute the final payment on the New Notes, and no additional amounts will accrue with respect to the New Notes following the date of acceleration.

If the maturity of the New Notes is accelerated because of an event of default as described above, we will, or will cause the Note Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC, as holder of the New Notes, of the cash amount due with respect to the New Notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

Modification of the Indenture

The Indenture contains provisions permitting us, the Guarantor and the trustee to modify the Indenture or the rights of the holders of debt securities, including the New Notes, with the consent of the holders of not less than a majority in aggregate principal amount of each outstanding series of debt securities affected by the modification. Each holder of an affected debt security must consent to a modification that would:

•	extend the final maturity date of the principal of, or of any interest on, or other amounts payable under any debt security;

•	reduce the principal amount of, rate of interest on, or any other amounts due under any debt security;

•	change the currency or currency unit of payment of any debt security or certain provisions of the Indenture applicable to debt securities in foreign currencies;

•	change the method in which amounts of payments of principal, interest or other amounts are determined on any debt security;

•	reduce any amount payable upon redemption of any debt security;

•	impair the right of a holder to institute suit for the payment of a debt security or, if the debt securities provide, any right of repurchase at the option of the holder of a debt security;

•	reduce the percentage of debt securities of any series, the consent of the holders of which is required for any modification; or

•	make any change in the guarantee that would adversely affect the holders of the debt securities of such series or release the Guarantor from the guarantee other than pursuant to the terms of the Indenture. (Section 8.02)

The Indenture also permits us, the Guarantor and the trustee to amend the Indenture in certain circumstances without the consent of the holders of debt securities to evidence our or the Guarantor’s merger or the replacement of the trustee, to cure any ambiguity or to correct or supplement any defective or inconsistent provision, to make any change to the Indenture or our debt securities that we deem necessary or desirable and that does not materially and adversely affect the interests of holders of the debt securities and for certain other purposes. (Section 8.01)

Listing

The New Notes are listed on NYSE Arca under the ticker symbol “AMJB.” No assurance can be given as to the continued listing for the term of the New Notes, or the liquidity or trading market for the New Notes. We are not required to maintain a listing on NYSE Arca or any other exchange.

Book-Entry Only Issuance — The Depository Trust Company

DTC will act as securities depositary for the New Notes. JPMorgan Financial will issue New Notes only in fully registered form as book-entry notes. The New Notes will be represented by one or more permanent global notes deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee. These certificates name DTC or its nominee as the owner of the New Notes. DTC maintains a computerized system that will reflect the interests held by its participants in the global notes. An investor’s beneficial interest will be reflected in the records of DTC’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. See “Clearance and Settlement” for a further discussion of these matters.

The New Notes will initially be represented by a type of global note referred to as a master note. A master note represents multiple securities that may be issued at different times and that may have different terms. Unless otherwise specified, in connection with each issuance of the New Notes, the trustee and/or paying agent will, in accordance with instructions from us, make appropriate entries or notations in its records relating to the master note representing the New Notes to indicate that the master note evidences the New Notes of that issuance.

References to “holders” mean those who own New Notes registered in their own names, on the books that JPMorgan Financial or the paying agent maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through DTC.

Denominations

Book-entry interests in the New Notes will be issued in minimum denominations equal to the Principal Amount and in integral multiples thereof.

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the New Notes will be payable and the transfer of the New Notes will be registrable at the principal corporate trust office of The Bank of New York Mellon in the City of New York.

The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the New Notes. The Bank of New York Mellon will also act as paying agent for the New Notes and may designate additional paying agents.

Registration of transfers of the New Notes will be effected without charge by or on behalf of The Bank of New York Mellon but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The New Notes will be governed by and interpreted in accordance with the laws of the State of New York.

Reopening Issuances

In our sole discretion, and without providing you notice or obtaining your consent, we may decide to issue and sell additional New Notes from time to time. These further issuances, if any, will be consolidated to form a single class with the originally issued notes, will have the same CUSIP number and will trade interchangeably with the New Notes immediately upon settlement.

However, we are under no obligation to issue or sell additional New Notes at any time, and if we do sell additional New Notes, we may limit or restrict those sales, and we may stop and subsequently resume selling additional New Notes at any time. If we limit, restrict or stop sales of such additional New Notes, or if we subsequently resume sales of such additional New Notes, the liquidity and trading price of the New Notes in the secondary market could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional New Notes, we reserve the right to resume selling additional New Notes at any time, which might result in the reduction or elimination of any premium in the trading price. If you pay a premium for the New Notes above the Closing Intrinsic Note Value and the Intraday Intrinsic Note Value, you could incur significant losses if you sell your New Notes at a time when the premium is no longer present in the market.

A suspension of additional issuances of the New Notes could result in a significant reduction in the number of outstanding notes if noteholders subsequently exercise their right to have the New Notes repurchased by us. Accordingly, the number of outstanding notes, and their liquidity, could vary substantially over the term of the New Notes.

The New Notes do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the New Notes.

We have no obligation to take your interests into account when deciding whether to issue additional New Notes. In addition, we are under no obligation to reopen any series of notes or to issue any additional New Notes.

Consolidations, Mergers, Sales and Transfers of Assets

Neither we nor the Guarantor may merge or consolidate with any other entity or sell, convey or transfer all or substantially all of their respective assets to any other entity, unless:

•	with respect to us:

•	either we are the continuing company in the case of a merger or consolidation or the successor entity in the case of a merger or consolidation (including an affiliate of the Guarantor) or the entity to whom those assets are sold, conveyed or transferred in the case of a sale, conveyance or transfer is a United States corporation or limited liability company that expressly assumes the due and punctual payment of the principal of, any interest on, or any other amounts due under the debt securities and the due and punctual performance and observance of all the covenants and conditions of the Indenture binding upon us, and

•	no Event of Default and no event which, with notice or lapse of time or both, would become an Event of Default has occurred or would be continuing, immediately after the merger or consolidation, or the sale, conveyance or transfer, and

•	with respect to the Guarantor:

•	either the Guarantor is the continuing corporation in the case of a merger or consolidation or the successor corporation in the case of a merger or consolidation or the entity to whom those assets are sold, conveyed or transferred in the case of a sale, conveyance or transfer is a United States corporation that expressly assumes the full and unconditional guarantee of the full and punctual payment of the principal of, any interest on, or any other amounts due under the debt securities and the due and punctual performance and observance of all the covenants and conditions of the Indenture binding upon the Guarantor, and

•	no Event of Default and no event which, with notice or lapse of time or both, would become an Event of Default has occurred or would be continuing, immediately after the merger or consolidation, or the sale, conveyance or transfer. (Sections 9.01 and 9.02)

Any transfer of material assets of the Guarantor to any other entity that occurs as a result of, or because it is related directly or indirectly to, any proceedings relative to the Guarantor under Title 11 of the United States Code or under a receivership under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or under any other applicable federal or state bankruptcy, insolvency, resolution or other similar law will be deemed to be a sale, conveyance or transfer of all or substantially all of the Guarantor’s assets.

There are no covenants or other provisions in the Indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction involving us or the Guarantor, a change of control of us or the Guarantor or a highly leveraged transaction involving us or the Guarantor. The merger covenant described above would apply only if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of us or the Guarantor or a sale or conveyance of all or substantially all of our or the Guarantor’s assets.

JPMorgan Chase & Co. Guarantee

The Guarantor will fully and unconditionally guarantee the full and punctual payment of the principal of, interest on, and all other amounts payable under the debt securities when the same becomes due and payable, whether at maturity, upon redemption, repurchase at the option of the holders of the applicable debt securities or upon acceleration. If for any reason we do not make any required payment in respect of our debt securities when due, the Guarantor will on demand pay the unpaid amount at the same place and in the same manner that applies to payments made by us under the Indenture. The guarantee is of payment and not of collection. (Section 14.01)

The Guarantor’s obligations under the guarantee are unconditional and absolute. However, (1) the Guarantor will not be liable for any amount of payment that we are excused from making or any amount in excess of the amount actually due and owing by us, and (2) any defense or counterclaims available to us (except those resulting solely from, or on account of, our insolvency or our status as debtor or subject of a bankruptcy or insolvency proceeding) will also be available to the Guarantor to the same extent as these defense or counterclaims are available to us, whether or not asserted by us. (Section 14.02)

About the Alerian MLP Index®

All information contained in this prospectus regarding the Alerian MLP Index® (the “Index”), including, without limitation, its make-up, performance, method of calculation and changes in its components, has been derived from publicly available sources, without independent verification. This information reflects the policies of, and is subject to change by, VettaFi LLC (“VettaFi” or the “Index Sponsor”). The Index is calculated, maintained and published by VettaFi. VettaFi does not have any obligation to continue to publish, and may discontinue the publication of, the Index.

The Index is a price-return index calculated on a real-time basis. Prices are delivered to the New York Stock Exchange every 15 seconds and subsequently published to data vendors under the ticker symbol “AMZ.”

The Index is a gauge of energy infrastructure MLPs. The Index is calculated using a capped, float-adjusted, capitalization-weighted methodology whose constituents earn the majority of their cash flow from qualified activities involving energy commodities. The Index began publishing on June 1, 2006. In addition, over 10 years of hypothetical historical index data has been calculated based upon the application of the Index methodology described herein. Relevant data points, such as dividend yield, are also published daily. MLPs are added or removed by the Index Sponsor based on the methodology described below.

Constituent Criteria

A non-constituent will be added to the Index only during the quarterly rebalancing process if it meets all criteria. Constituents will only be removed from the Index for failing to meet criteria during the quarterly rebalancing process. A non-constituent that has entered into a merger agreement to be acquired is not eligible to be added to the Index. If a constituent is taken over by a non-constituent, it will be removed from the Index and its weight will be redistributed to all the remaining constituents on a proportional basis.

The inclusion criteria are set forth below. The MLP must:

•	be a publicly traded partnership or limited liability company (“LLC”);

•	earn the majority of its cash flow from qualifying activities involving energy commodities. The following Energy MLP Classification Standard (“EMCSSM”) activities are considered “qualifying”: compression, gathering and processing, liquefaction, marketing, pipeline transportation, rail terminating and storage. “Majority of cash flow” is calculated on a trailing-four-quarter basis using a company’s reported business segments. Exceptions may be made on a case-by-case basis to accelerate the eligibility or ineligibility of companies that have been transformed by a recent acquisition. Cash flow from a partnership’s general partner interest or incentive distribution rights in another publicly traded partnership or LLC is zeroed for the purposes of this determination; and

•	have a market capitalization of at least $75 million.

Publicly traded preferred units and institutional shares are not eligible for index inclusion. A non-constituent will only be added to the Index during the quarterly rebalancing process if it meets all criteria. Constituents will only be removed from the Index for failing to meet criteria during the quarterly rebalancing process. A non-constituent that has entered into a merger agreement to be acquired is not eligible to be added to the Index.

These criteria are reviewed regularly to ensure consistency with industry trends.

Units Outstanding

Units included in the calculation of units outstanding include, but are not limited to, common units, subordinated units, special class units and paid-in-kind units. Units excluded from the calculation of units outstanding are general partner units, management incentive units and tradeable, non-common units.

The number of units outstanding generally reflects that which is represented by the latest annual or quarterly report, unless otherwise indicated by a press release or Securities and Exchange Commission (“SEC”) document filed pursuant to a transaction. The following is a non-exhaustive list of qualifying transactions and the point at which they are reflected in a security’s units outstanding. The word “reflected” here means for Index share calculation and constituent selection purposes only. Changes to units outstanding and investable weight factors, as it relates to calculating the Index, only occur after market close on rebalancing dates, stock dividends and splits excepted.

Qualifying Transaction	Reflected in Units Outstanding
Follow-on public equity offerings	Time of pricing
Over-allotment option exercises	Earlier of time of press release or current report
Private investments in public equity (“PIPEs”)	Time of closing
Unit repurchases	Earlier of time of press release or current report
At-the-market equity offerings	As reported in periodic reports, prospectuses or proxies

With respect to PIPEs, unless a lock-up period has been specified, common units issued in a PIPE transaction are considered to be freely tradable upon the earlier of (a) the effectiveness date of the accompanying SEC registration statement or (b) 180 days after the transaction close, pursuant to SEC Rule 144.

Investable Weight Factors

A security’s investable weight factor (“IWF”) is calculated as follows:

(Units outstanding – Non-common units – Unregistered common units – Insider-owned common units)
Units outstanding

The IWF for each constituent is applied to the total outstanding units of such constituent to determine the free-float units to be included in the calculation of the Index. For purposes of this calculation, insider-owned common units are those which are included in “Security Ownership of Certain Beneficial Owners and Management” of a company’s latest annual report or proxy. This number is frequently expressed as, or is similar to, “All directors and named executive officers as a group,” plus common units owned by general partners and/or persons or entities with board representation. Though insiders file Forms 4 and Schedules 13 to indicate changes to their ownership position between annual reports and proxies, they are not factored into the calculation. Other documents (such as press releases, 8-Ks, and prospectus supplements) indicating changes to ownership by a general partner are factored into the calculation immediately.

Index Calculation

The Index is calculated by VettaFi according to the following equations:

•	Initial Divisor = Base Date Index Market Capitalization / 100

•	Index Value = Index Market Capitalization / Divisor

•	Post-Rebalance Divisor = Post-Rebalance Index Market Capitalization / Pre-Rebalance Index Value

Index Weighting

Index shares are assigned based on prices after market close on the Thursday prior to the second Friday of each March, June, September and December. The Index shares of each constituent are market-cap weighted based on their float-adjusted cap. Constituent weights are calculated and capped according to the cap-adjusted weighting system described below and implemented after market close on the quarterly rebalancing date.

The post-rebalancing constituents are weighted and ranked by float-adjusted market capitalization (AMC). If the weight of the largest constituent exceeds 10%, it is assigned a weight of 10% and its excess weight is proportionately distributed to the remaining constituents. After this distribution, if the weight of the next largest constituent exceeds 10%, it is assigned a weight of 10% and its excess weight is proportionately distributed to the remaining constituents. This process is repeated until none of the remaining constituents has a weight that exceeds 10%.

Index Rebalancings

Quarterly rebalancings occur on the third Friday of each March, June, September and December, and are effective at the open of the next trading day. In the event that the major US exchanges are closed on the third Friday of March, June, September or December, the rebalancing will take place after market close on the immediately preceding trading day. Data relating to constituent eligibility, additions and deletions are analyzed as of 4:00 p.m. EST on the last trading day of February, May, August and November.

Since Index shares are assigned based on prices after market close on the Thursday prior to the second Friday of each March, June, September, and December, the weight of each constituent on the quarterly rebalancing date may differ from its target weight due to market movements.

Ongoing Maintenance and Handling of Corporate Actions

In addition to the scheduled quarterly rebalancings, the Index is reviewed on an ongoing basis. Changes in Index composition and related weight adjustments are necessary whenever there are extraordinary events. Corporate actions will be implemented as practically as possible on a case-by-case basis. Whenever possible, the changes in the Index’s components will be announced at least two business days prior to their implementation day.

Merger. If two Index constituents merge, the surviving stock will assume the combined weight of the original constituents. If an Index constituent is taken over by a non-constituent stock, it will be removed from the Index and its weight will be redistributed to all the remaining constituents on a proportional basis. Generally, the implementation will take place one trading day after the constituent’s merger vote date. If the stock is delisted before market open on the first trading day after the vote, the delisted security will trade at its last traded price.

Delistings. If an Index component is delisted, it will be removed from the Index and its weight will be redistributed to all the remaining constituents on a proportional basis.

Treatment of Distributions

The Index does not account for cash distributions.

Base Date

The base date for the Index is December 29, 1995, with a base value of 100. Data prior to the live launch was back-tested by applying then-current Index methodology to each historical rebalancing date to select and weight constituents. A back-filled or back-casted methodology can result in the exclusion of acquired, merged, or delisted companies and distort historical performance.

Index Committee

The Index is managed by an Index Committee that reviews all methodology modifications to ensure that they are made objectively and without bias. The committee is composed of full-time professional members of VettaFi’s staff and board of directors. The committee convenes on a quarterly basis and is responsible for overseeing the development and applications of the methodology. If the Index methodology does not provide a clear process for the management of a situation, the committee will determine the process to be followed.

Information regarding methodology modifications and constituent changes is considered to be material and can have an impact on the market. Consequently, all committee discussions are confidential.

Holiday Schedule

The Index is calculated when US equity markets are open.

Announcements

Index methodology changes, if any, will be announced after market close. Announcements can be found on vettafi.com.

Data Integrity

VettaFi uses various quality assurance tools to monitor and maintain the accuracy of its data. While every reasonable effort is made to ensure data integrity, there is no guarantee against error. Adjustments to incorrect data will be handled on a case-by-case basis depending on the significance of the error and the feasibility of a correction. Incorrect intraday ticks of the Index resulting from data errors will not be corrected.

License Agreement

We have entered into a license agreement with the Index Sponsor providing for the license to us, in exchange for a fee, of the right to use the Index, which is owned by the Index Sponsor, in connection with certain securities, including the New Notes.

The license agreement between the Index Sponsor and us provides that the following language must be set forth in this prospectus:

“Alerian MLP Select Index, Alerian MLP Select Total Return Index, Alerian MLP Index and Alerian MLP Total Return Index are trademarks of VettaFi, LLC and their use is granted under a license from VettaFi, LLC.”

All disclosures contained herein regarding the Index, including its make-up, method of calculation and changes in its components, are derived from publicly available information prepared by the Index Sponsor. None of us, our affiliates or the trustee has independently verified any of this information.

How Are Payments on the New Notes Determined and What Fees Are Incurred by Investors in the New Notes?

The New Notes may pay a variable quarterly coupon based on cash distributions on the Index Components over the relevant quarterly period, which we refer to as the Reference Distribution Amount, minus an Accrued Investor Fee. The Accrued Investor Fee accrues at a rate of 0.85% per annum each day. If the Reference Distribution Amount determined in connection with any Coupon Payment is less than the Accrued Investor Fee at that time, such shortfall, which we refer to as an Investor Fee Shortfall, will be carried forward. The Accrued Investor Fee is incurred by all investors in the New Notes and is deducted in connection with each Coupon Payment.

At maturity or upon early repurchase or redemption, the New Notes provide for a cash payment based on the Closing Intrinsic Note Value calculated using the average VWAP Level over a five-day Measurement Period minus, in the case of an early repurchase, a Repurchase Fee Amount of 0.125% of that Closing Intrinsic Note Value (but excluding any Unpaid Coupon Amount). The Repurchase Fee Amount is borne by investors in the New Notes who submit notes for repurchase prior to maturity. In addition, the Stub Coupon Amount and any Unpaid Coupon Amount will be added and any Investor Fee Shortfall will be deducted in calculating the Closing Intrinsic Note Value and each Intraday Intrinsic Note Value on that Index Business Day. Accordingly, the payment at maturity or upon early repurchase or redemption will be reduced by the amount of any Investor Fee Shortfall reflected in the relevant Closing Intrinsic Note Value.

Coupon Payments and the Accrued Investor Fee

For each New Note you hold on a Coupon Record Date, you will receive on the immediately following Coupon Payment Date an amount in cash equal to the Coupon Amount, if any, as of the immediately preceding Coupon Valuation Date. Coupon Payments on the New Notes will be payable quarterly in arrears on the fifteenth Index Business Day following each Coupon Valuation Date.

The Coupon Amount as of any Coupon Valuation Date will equal:

•	the Reference Distribution Amount with respect to that Coupon Valuation Date, minus

•	the Accrued Investor Fee with respect to that Coupon Valuation Date,

provided that the Coupon Amount will not be less than $0.

The Accrued Investor Fee accrues on a daily basis at a rate of 0.85% per annum, applied to the Principal Amount, as adjusted to reflect the performance of the Index from the Initial VWAP Level to the VWAP Level on the Index Business Day immediately preceding the relevant Coupon Valuation Date. On any Index Business Day, the VWAP Level reflects the weighted VWAPs of the Index Components, where the VWAP of each Index Component is the volume-weighted average price of one share of that Index Component as determined by the VWAP Calculation Agent based on the Primary Exchange for that Index Component. All else being equal, if the VWAP Level increases, the amount of the Accrued Investor Fee will increase, and if the VWAP Level decreases, the amount of the Accrued Investor Fee will decrease.

In addition, if the Reference Distribution Amount on a Coupon Valuation Date is less than the Accrued Investor Fee on that Coupon Valuation Date, an amount equal to the excess of the Accrued Investor Fee over the Reference Distribution Amount, which we refer to as the Investor Fee Shortfall, will be included in the Accrued Investor Fee with respect to the next Coupon Valuation Date.

The Accrued Investor Fee will reduce each Coupon Amount. In addition, no Coupon Payment will be payable with respect to a Coupon Valuation Date if the Reference Distribution Amount is less than the Accrued Investor Fee, even if that Reference Distribution Amount is positive. You are not guaranteed any Coupon Payments.

For information about the precise mechanics used to determine the Reference Distribution Amount and the Accrued Investor Fee, see “— Key Terms of the New Notes — Terms Relating to Coupon Payments” above.

Payment at Maturity or upon Early Redemption or Repurchase

Payment at maturity. For each note, unless earlier repurchased or redeemed, you will receive at maturity a cash payment equal to the Closing Intrinsic Note Value determined over the Measurement Period with respect to the Final Valuation Date. If that amount is less than or equal to zero, the payment at maturity will be $0.

Payment upon early redemption. On any Business Day on or after July 26, 2024, we may, in our sole discretion, redeem the New Notes, in whole or in part. If we exercise our right to redeem your notes prior to maturity, for each note that is redeemed, you will receive on the Redemption Settlement Date a cash payment equal to the Closing Intrinsic Note Value determined over the Measurement Period with respect to the Redemption Valuation Date. If that amount is less than or equal to zero, the payment upon early redemption will be $0.

Payment upon early repurchase. On a weekly basis, you may request that we repurchase a minimum of 50,000 notes if you comply with the required procedures, subject to a repurchase fee of 0.125%. For each note that is repurchased, you will receive on the relevant Repurchase Date a cash payment equal to the Closing Intrinsic Note Value determined over the Measurement Period with respect to the Repurchase Valuation Date minus the Repurchase Fee Amount with respect to the Repurchase Valuation Date. If that amount is less than or equal to zero, the payment upon early repurchase will be $0.

The Repurchase Fee Amount with respect to any Repurchase Valuation Date is equal to 0.125% of the Closing Intrinsic Note Value with respect to that date (but excluding any Unpaid Coupon Amount included in that Closing Intrinsic Note Value). Accordingly, the Repurchase Fee Amount will vary based on the performance of the VWAP Level, the Stub Coupon Amount and any Investor Fee Shortfall with respect to the Stub Coupon Amount.

Closing Intrinsic Note Value. As of any date of determination, the Closing Intrinsic Note Value is an amount per note equal to:

•	the Principal Amount, multiplied by the Index Ratio as of that date, plus

•	the Coupon Amount as of that date, calculated as if that date were a Coupon Valuation Date, which we refer to as the Stub Coupon Amount, minus

•	any Investor Fee Shortfall determined in calculating that Stub Coupon Amount.

In addition, if the Coupon Ex-Date with respect to the Coupon Amount as of the immediately preceding Coupon Valuation Date has not yet occurred, the Closing Intrinsic Note Value will also include that Coupon Amount, which we refer to as an Unpaid Coupon Amount.

For purposes of determining the Closing Intrinsic Note Value in connection with any payment at maturity or upon early repurchase or redemption, the Index Ratio as of the final day of the relevant Measurement Period reflects the performance of the Index from the Initial VWAP Level to the arithmetic average of the VWAP Levels on the five Index Business Days in that Measurement Period, which we refer to as the Final VWAP Level.

You may lose some or all of your initial investment at maturity or upon early repurchase or redemption. The aggregate payments on your notes will be less than your initial investment if any Coupon Payments (which reflect the negative effect of the Accrued Investor Fee) are insufficient to offset any decrease in the VWAP Level and the negative effect of any Investor Fee Shortfall (and, in the case of early repurchase, the Repurchase Fee Amount).

Timing of Payment upon Early Repurchase

Because the payment upon early repurchase is based on the average VWAP Level over a five-day Measurement Period that begins after the deadline for submitting a Repurchase Notice, you will not know the payment upon early repurchase amount you will receive at the time you elect to request that we repurchase your notes. For example, if you request that we repurchase your notes in connection with the Repurchase Valuation Date occurring on Friday, April 12, 2024, the following timeline will apply:

Thursday, April 11, 2024	A Repurchase Notice must be received by 4:00 p.m. New York City time, and the Issuer or its affiliate must acknowledge receipt.
Friday, April 12, 2024* – Thursday, April 18, 2024*	The amount payable upon early repurchase is determined, based in part, on the average VWAP Level over a five-Index Business Day Measurement Period.
Tuesday, April 23, 2024*	The payment upon early repurchase is made on the second** Business Day following the last Index Business Day in the Measurement Period, assuming that the Issuer’s acknowledgement does not specify a different Repurchase Date.

* Subject to postponement in the event of a market disruption event and as described under “— Key Terms of the New Notes — Postponement of an Averaging Date” and “— Key Terms of the New Notes — Postponement of a Payment Date.”

** Beginning May 28, 2024, the standard settlement cycle will be shortened such that the payment upon early repurchase would be made on the first Business Day following the last Index Business Day in the Measurement Period, assuming that the Issuer’s acknowledgement does not specify a different Repurchase Date.

Understanding the Value of the New Notes

The Closing Intrinsic Note Value and the Intraday Intrinsic Note Value are not the same as the trading price, which is the price at which you may be able to sell your New Notes in the secondary market, if one exists. An explanation of each of those values is set forth below:

Closing Intrinsic Note Value / Daily Closing Intrinsic Note Value

The Closing Intrinsic Note Value is calculated and published on each Index Business Day and is meant to approximate the intrinsic value of the New Notes at the close on that day, but the published value is not the same as the Closing Intrinsic Note Value used to calculate any payment at maturity or upon early repurchase or redemption. We refer to the published value as the Daily Closing Intrinsic Note Value.

The Closing Intrinsic Note Value on any date of determination reflects the Principal Amount of the New Notes, as adjusted by the Index Ratio on that date, plus the Stub Coupon Amount on that date, minus any Investor Fee Shortfall with respect to that Stub Coupon Amount. In addition, if the Coupon Ex-Date with respect to the Coupon Amount as of the immediately preceding Coupon Valuation Date has not yet occurred, the Closing Intrinsic Note Value will also include any Unpaid Coupon Amount.

The Index Ratio for the Daily Closing Intrinsic Note Value reflects the VWAP Level on that Index Business Day as compared to the Initial VWAP Level. However, the payment at maturity or upon early repurchase or redemption will be determined based on the Closing Intrinsic Note Value calculated using an Index Ratio that reflects the average VWAP Level over a five-day Measurement Period as compared to the Initial VWAP Level (subject to a repurchase fee of 0.125% in the case of an early repurchase).

The Closing Intrinsic Note Value is not the closing price or any other trading price of the New Notes in the secondary market and is not intended as a price or quotation, or as an offer or solicitation for the purchase or sale of your New Notes or as a recommendation to transact in the New Notes at the stated

price. The trading price of the New Notes at any time may vary significantly from the Closing Intrinsic Note Value due to, among other things, imbalances of supply and demand (including as a result of any decision of ours to issue, stop issuing or resume issuing additional New Notes), lack of liquidity, transaction costs, credit considerations and bid-offer spreads.

Intraday Intrinsic Note Value

The Intraday Intrinsic Note Value is calculated and published by NYSE Arca every 15 seconds during NYSE Arca’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m., New York City time, on each Index Business Day and is meant to approximate the intrinsic value of the New Notes at that time. Accordingly, the Intraday Intrinsic Note Value at any time reflects the Principal Amount of the New Notes, as adjusted by the cumulative performance of the Index (calculated using the level of the Index at that time rather than the VWAP Level) from the Initial VWAP Level, plus the Stub Coupon Amount on that Index Business Day, minus any Investor Fee Shortfall with respect to that Stub Coupon Amount. In addition, if the Coupon Ex-Date with respect to the Coupon Amount as of the immediately preceding Coupon Valuation Date has not yet occurred, the Intraday Intrinsic Note Value will also include any Unpaid Coupon Amount. Because the calculation of the Intraday Intrinsic Note Value is updated every 15 seconds on Bloomberg, the level of the Index (which is updated every 15 seconds on Bloomberg) is used instead of the VWAP Level (which is calculated only once each day following the close).

The Intraday Intrinsic Note Value is not the closing price or any other trading price of the New Notes in the secondary market and is not intended as a price or quotation, or as an offer or solicitation for the purchase or sale of your New Notes or as a recommendation to transact in the New Notes at the stated price. No payments on the New Notes will be based on the Intraday Intrinsic Note Value. The trading price of the New Notes at any time may vary significantly from the Intraday Intrinsic Note Value at that time due to, among other things, imbalances of supply and demand (including as a result of any decision of ours to issue, stop issuing or resume issuing additional New Notes), lack of liquidity, transaction costs, credit considerations and bid-offer spreads. A premium or discount over the Intraday Intrinsic Note Value can also arise in the trading price as a result of mismatches of trading hours between the New Notes and the components included in the Index underlying the New Notes, actions (or failure to take action) by the index sponsor and NYSE Arca and technical or human errors by service providers, market participants and others.

Trading Price

The market value of the New Notes at any given time, which we refer to as the Trading Price, is the price at which you may be able to sell your New Notes in the secondary market, if one exists. The Trading Price of the New Notes at any time may vary significantly from the Intraday Intrinsic Note Value or the Closing Intrinsic Note Value due to, among other things, imbalances of supply and demand (including as a result of any decision of ours to issue, stop issuing or resume issuing additional New Notes), lack of liquidity, transaction costs, credit considerations, bid-offer spreads, mismatches of trading hours between the New Notes and the components included in the Index underlying the New Notes, actions (or failure to take action) by the index sponsor and NYSE Arca and technical or human errors by service providers, market participants and others. These and other factors may cause the New Notes to trade at a premium or discount, which may be significant, in relation to the Intraday Intrinsic Note Value or the Closing Intrinsic Note Value. Investors can compare the trading price, if any, of the New Notes against the Intraday Intrinsic Note Value to determine whether the New Notes are trading in the secondary market at a premium or a discount to the intrinsic value of the New Notes at any given time.

If you pay a premium for the New Notes above the Closing Intrinsic Note Value and the Intraday Intrinsic Note Value, you could incur significant losses if you sell your New Notes at a time when the premium is no longer present in the market. In addition, the payment on the New Notes at maturity or upon early repurchase or redemption will be determined based on the Closing Intrinsic Note Value calculated using the average VWAP Level over a five-day Measurement Period, which may vary significantly from the trading price of the New Notes and will not reflect any premium. Furthermore, if you sell your New Notes in the market at a time when the New Notes are trading at a discount below the Closing Intrinsic Note Value and the Intraday Intrinsic Note Value, you will receive less than the Closing Intrinsic Note Value and the Intraday Intrinsic Note Value.

Bloomberg Ticker Symbols

The Bloomberg ticker symbols under which information relating to the Index can be located are set forth below. The publication of this information may occasionally be subject to delay or postponement.

Intraday Index Level:	AMZ
Closing Index Level:	AMZ
VWAP Level:	AMZVWAP

The Bloomberg ticker symbols and Bloomberg websites under which information relating to the New Notes can be located are set forth below. The publication of this information may occasionally be subject to delay or postponement. The information on the Bloomberg websites set forth below is not incorporated by reference into this Prospectus and should not be considered part of this Prospectus. The Published ETN Value Calculation Agent is responsible for calculating the Daily Closing Intrinsic Note Value, the Intraday Intrinsic Note Value and the Interim Coupon or Shortfall Amount for purposes of publication.

Daily Closing Intrinsic Note Value*:	AMJBVWAP	www.bloomberg.com/quote/AMJBVWAP:IND
Intraday Intrinsic Note Value:	AMJBIV	www.bloomberg.com/quote/AMJBIV:IND
Trading Price of the New Notes:	AMJB	www.bloomberg.com/quote/AMJB:US
Interim Coupon or Shortfall Amount**:	AMJBEU	www.bloomberg.com/quote/AMJBEU:IND

* The Daily Closing Intrinsic Note Value on any date of determination is the Closing Intrinsic Note Value on that date calculated using the VWAP Level on that date. However, the payment at maturity or upon early repurchase or redemption will be determined based on the Closing Intrinsic Note Value calculated using the average VWAP Level over a five-day Measurement Period.

** The Interim Coupon or Shortfall Amount on any day represents the adjustment made in the calculation of the Closing Intrinsic Note Value as of that day to reflect the Stub Coupon Amount, any Investor Fee Shortfall with respect to the Stub Coupon Amount and any Unpaid Coupon Amount. Accordingly, as of any date of determination, the Interim Coupon or Shortfall Amount is equal to the Coupon Amount as of that date, calculated as if that date were a Coupon Valuation Date, minus any Investor Fee Shortfall with respect to that Stub Coupon Amount. In addition, if the Coupon Ex-Date with respect to the Coupon Amount as of the immediately preceding Coupon Valuation Date has not yet occurred, the Interim Coupon or Shortfall Amount will also include any Unpaid Coupon Amount. The Interim Coupon or Shortfall Amount will be negative if the cash distributions on the Index Components over the relevant period are insufficient to offset the Accrued Investor Fee. While the Interim Coupon or Shortfall Amount is calculated and published in connection with each Index Business Day, the Coupon Amount will be calculated and paid quarterly.

Hypothetical Examples: Coupon Payments

The following examples illustrate hypothetical Coupon Amounts on the New Notes over a hypothetical period of eight quarters based on hypothetical Reference Distribution Amounts. The “return on Principal Amount” as used in this section is the number, expressed as a percentage, that results from comparing a Coupon Amount to the Principal Amount.

In addition, the hypothetical Coupon Amounts and returns set forth below assume that the New Notes are not repurchased or redeemed early, as well as the following:

•	a Principal Amount of $25;

•	an Initial VWAP Level of 100.00 and a constant VWAP Level of 100.00 over the hypothetical period (see “— Hypothetical Accrued Investor Fee Calculations” for an illustration of the effect of fluctuating VWAP Levels on the Accrued Investor Fee);

•	an investor fee percentage of 0.85% per annum; and

•	each hypothetical quarterly period is a quarter of a year with 360 days.

The hypothetical Initial VWAP Level of 100.00 and the VWAP Level on the Index Business Day immediately preceding each Coupon Valuation Date of 100.00 have been chosen for illustrative purposes only and may not represent a likely actual Initial VWAP Level or a likely actual VWAP Level. The actual Initial VWAP Level is the arithmetic average of the VWAP Levels determined over a period of five Index Business Days ending on the Inception Date, which is       .. The actual VWAP Level will fluctuate over the term of the New Notes. For information about how the Accrued Investor Fee will vary as the VWAP Level varies, see “— Hypothetical Accrued Investor Fee Calculations” below.

Each hypothetical Reference Distribution Amount, Accrued Investor Fee, Coupon Amount, Investor Fee Shortfall or return set forth below is for illustrative purposes only and may not be the actual Reference Distribution Amount, Accrued Investor Fee, Coupon Amount, Investor Fee Shortfall or return applicable to a purchaser of the New Notes. The actual Reference Distribution Amount, Coupon Payments, Accrued Investor Fee, Investor Fee Shortfall or return may be higher or lower than the amounts shown in the table below. In addition, if you purchase the New Notes at a price that is higher or lower than the Principal Amount used for these examples, the return on your New Notes represented by a Coupon Amount will be different from the returns set forth in the examples below. The numbers appearing in the following examples have been rounded for ease of analysis.

Example 1 — A Coupon Payment is made with respect to each quarterly Coupon Valuation Date.

Coupon Valuation Date	Reference Distribution Amount	Accrued Investor Fee	Coupon Amount	Return on Principal Amount	Investor Fee Shortfall
First	$0.1000	$0.0531	$0.0469	0.1875%	$0.0000
Second	$0.1500	$0.0531	$0.0969	0.3875%	$0.0000
Third	$0.2000	$0.0531	$0.1469	0.5875%	$0.0000
Fourth	$0.1250	$0.0531	$0.0719	0.2875%	$0.0000
Fifth	$0.2500	$0.0531	$0.1969	0.7875%	$0.0000
Sixth	$0.1125	$0.0531	$0.0594	0.2375%	$0.0000
Seventh	$0.0875	$0.0531	$0.0344	0.1375%	$0.0000
Eighth	$0.0750	$0.0531	$0.0219	0.0875%	$0.0000

Because the Reference Distribution Amount with respect to each Coupon Valuation Date is greater than the Accrued Investor Fee with respect to that Coupon Valuation Date, a Coupon Payment equal to the relevant Coupon Amount is made with respect to each quarterly Coupon Valuation Date.

Example 2 — No Coupon Payments are made with respect to any quarterly Coupon Valuation Date.

Coupon Valuation Date	Reference Distribution Amount	Accrued Investor Fee	Coupon Amount	Return on Principal Amount	Investor Fee Shortfall
First	$0.0000	$0.0531	$0.0000	0.0000%	$0.0531
Second	$0.0000	$0.1063	$0.0000	0.0000%	$0.1063
Third	$0.0000	$0.1594	$0.0000	0.0000%	$0.1594
Fourth	$0.0625	$0.2125	$0.0000	0.0000%	$0.1500
Fifth	$0.0750	$0.2031	$0.0000	0.0000%	$0.1281
Sixth	$0.0500	$0.1813	$0.0000	0.0000%	$0.1313
Seventh	$0.0875	$0.1844	$0.0000	0.0000%	$0.0969
Eighth	$0.0375	$0.1500	$0.0000	0.0000%	$0.1125

Because the Reference Distribution Amount with respect to each Coupon Valuation Date is less than the Accrued Investor Fee with respect to that Coupon Valuation Date, no Coupon Payments are made with respect to any quarterly Coupon Valuation Date.

Hypothetical Accrued Investor Fee Calculations

The Index Ratio used to calculate the Accrued Investor Fee in the examples above is equal to 1.00 due to the assumptions that the Initial VWAP Level is equal to 100.00 and the VWAP Level is remains flat at 100.00 over the hypothetical period. However, the actual VWAP Level and, therefore, the Index Ratio and the Accrued Investor Fee, will fluctuate over the term of the New Notes.

The following table illustrates the hypothetical Accrued Investor Fee on the New Notes for a hypothetical quarterly period, assuming a range of VWAP Levels as of the Index Business Day immediately preceding the relevant Coupon Valuation Date.

In addition, the hypothetical Coupon Amounts and returns set forth below assume that the New Notes are not repurchased or redeemed early, as well as the following:

•	a Principal Amount of $25;

•	an Initial VWAP Level of 100.00;

•	an investor fee percentage of 0.85% per annum;

•	each hypothetical quarterly period is a quarter of a year with 360 days; and

•	an Investor Fee Shortfall of $0 as of the immediately preceding Coupon Valuation Date.

The hypothetical Initial VWAP Level of 100.00 has been chosen for illustrative purposes only and may not represent a likely actual Initial VWAP Level. The actual Initial VWAP Level is the arithmetic average of the VWAP Levels determined over a period of five Index Business Days ending on the Inception Date, which is       .. We cannot predict the actual VWAP Level on any Index Business Day.

The Investor Fee Shortfall of $0 as of the immediately preceding Coupon Valuation Date has been chosen for illustrative purposes only. The actual Investor Fee Shortfall as of the immediately preceding Coupon Valuation Date will equal the excess, if any, of the Accrued Investor Fee over the Reference Distribution Amount as of the immediately preceding Coupon Valuation Date.

Each hypothetical Reference Distribution Amount, Accrued Investor Fee, Coupon Amount, Investor Fee Shortfall and return set forth below is for illustrative purposes only and may not be the Reference Distribution Amount, Accrued Investor Fee, Coupon Amount, Investor Fee Shortfall or return applicable to a purchaser of the New Notes. The actual Reference Distribution Amounts, Coupon Payments, Accrued Investor Fee, Investor Fee Shortfall and return may be higher than the amounts shown in the table below. In addition, if you purchase the New Notes at a price that is higher or lower than the Principal Amount used for this example, the return on your New Notes represented by a Coupon Amount will be different from the returns set forth in the examples below. The numbers appearing in the following table have been rounded for ease of analysis.

VWAP Level	Index Ratio	Accrued Investor Fee	Percent of Principal Amount
200.00	200.00%	$0.1063	0.4250%
180.00	180.00%	$0.0956	0.3825%
160.00	160.00%	$0.0850	0.3400%
140.00	140.00%	$0.0744	0.2975%
120.00	120.00%	$0.0638	0.2550%

100.00	100.00%	$0.0531	0.2125%
80.00	80.00%	$0.0425	0.1700%
60.00	60.00%	$0.0319	0.1275%
40.00	40.00%	$0.0213	0.0850%
20.00	20.00%	$0.0106	0.0425%

Hypothetical Examples: Payment at Maturity or upon Early Repurchase or Redemption

The following examples illustrate the hypothetical total return and payment at maturity or upon early repurchase or redemption on the New Notes. For illustrative purposes only, the hypothetical total returns and payments set forth below assume the following:

•	a Principal Amount of $25;

•	an Initial VWAP Level of 100.00;

•	an investor fee percentage of 0.85% per annum;

•	a repurchase fee percentage of 0.125%;

•	each hypothetical year is a year of 360 days;

•	the Final VWAP Level on any date of determination is the VWAP Level on that date (the Final VWAP Level is actually the arithmetic average of the VWAP Levels on the five Index Business Days in the relevant Measurement Period);

•	the VWAP Level increases or decreases, as applicable, on approximately a straight-line basis over each year (the actual VWAP Level on any Index Business Day will reflect the volume-weighted average prices of the Index Components on that Index Business Day);

•	the Reference Distribution Amount with respect to each Coupon Valuation Date is $0 (the actual Reference Distribution Amount will vary and will be greater than $0 if any Index Component makes a cash distribution with an ex-dividend date during the relevant Coupon Accrual Period); and

•	each “Year End” shown in the table below represents an Index Business Day that occurs on an anniversary of the Initial Issue Date and on a quarterly Coupon Valuation Date (Coupon Valuation Dates will actually occur on the first Index Business Day occurring on or after the 15th of January, April, July and October of each calendar year during the term of the New Notes).

The hypothetical Initial VWAP Level of 100.00 has been chosen for illustrative purposes only and may not represent a likely actual Initial VWAP Level. The actual Initial VWAP Level is the arithmetic average of the VWAP Levels determined over a period of five Index Business Days ending on the Inception Date, which is          .. We cannot predict the actual VWAP Level on any Index Business Day.

Because the Reference Distribution Amount with respect to each Coupon Valuation Date is assumed to be $0, the Stub Coupon Amount and Unpaid Coupon Amount would also be $0 on each Index Business Day over the term of the New Notes. Under these circumstances, no Coupon Payments would be made over the term of the New Notes.

In addition, because the Reference Distribution Amount with respect to each Coupon Valuation Date is assumed to be $0, the investor fee would not be offset by cash dividends on the Index Components. Under these circumstances, due to the effect of the Investor Fee Shortfall, the Accrued Investor Fee with respect to any Coupon Valuation Date will reflect the entire investor fee that has accrued over the term of the New Notes up to that Coupon Valuation Date. Any actual Investor Fee Shortfall may be greater than the amounts shown below.

If the New Notes are repurchased or redeemed, the payment upon early repurchase or redemption will be the applicable Closing Intrinsic Note Value minus, in the case of an early repurchase, the applicable Repurchase Fee Amount.

Each hypothetical total return, payment and Closing Intrinsic Note Value set forth below is for illustrative purposes only and may not be the actual total return, payment or Closing Intrinsic Note Value applicable to a purchaser of the New Notes. In addition, if you purchase the New Notes at a price that is higher or lower than the Principal Amount used for these examples, the return on your New Notes represented by the payment at maturity or upon early repurchase or redemption will be different from the returns set forth in the examples below. The numbers appearing in the following tables have been rounded for ease of analysis.

Example 1 — The VWAP Level increases by 3% each year over the term of the New Notes.

Year End	VWAP Level	Accrued Investor Fee	Closing Intrinsic Note Value	Percent of Principal Amount	Repurchase Fee Amount
—	100.0000	—	$25.0000	100.00%	—
First	103.0000	$0.2165	$25.5335	102.13%	$0.0319
Second	106.0900	$0.4393	$26.0832	104.33%	$0.0326
Third	109.2727	$0.6687	$26.6495	106.60%	$0.0333
Fourth	112.5509	$0.9049	$27.2328	108.93%	$0.0340
Fifth	115.9274	$1.1480	$27.8338	111.34%	$0.0348
Sixth	119.4052	$1.3983	$28.4530	113.81%	$0.0356
Seventh	122.9874	$1.6560	$29.0908	116.36%	$0.0364
Eighth	126.6770	$1.9214	$29.7479	118.99%	$0.0372
Ninth	130.4773	$2.1945	$30.4248	121.70%	$0.0380
Tenth	134.3916	$2.4757	$31.1222	124.49%	$0.0389
Eleventh	138.4234	$2.7653	$31.8406	127.36%	$0.0398
Twelfth	142.5761	$3.0634	$32.5806	130.32%	$0.0407
Thirteenth	146.8534	$3.3703	$33.3430	133.37%	$0.0417
Fourteenth	151.2590	$3.6864	$34.1284	136.51%	$0.0427
Fifteenth	155.7967	$4.0118	$34.9374	139.75%	$0.0437
Sixteenth	160.4706	$4.3468	$35.7709	143.08%	$0.0447
Seventeenth	165.2848	$4.6918	$36.6294	146.52%	$0.0458
Eighteenth	170.2433	$5.0470	$37.5139	150.06%	$0.0469
Nineteenth	175.3506	$5.4127	$38.4250	153.70%	$0.0480
Twentieth	180.6111	$5.7893	$39.3635	157.45%	$0.0492

If the New Notes are not repurchased or redeemed early, the payment at maturity will be $39.3635 per New Note, representing a gain on principal of 57.45% and an annualized return of 2.30% per annum.

Example 2 — The VWAP Level decreases by 3% each year over the term of the New Notes.

Year End	VWAP Level	Accrued Investor Fee	Closing Intrinsic Note Value	Percent of Principal Amount	Repurchase Fee Amount
—	100.0000	—	$25.0000	100.00%	—
First	97.0000	$0.2085	$24.0415	96.17%	$0.0301
Second	94.0900	$0.4107	$23.1118	92.45%	$0.0289
Third	91.2673	$0.6067	$22.2102	88.84%	$0.0278
Fourth	88.5293	$0.7966	$21.3357	85.34%	$0.0267
Fifth	85.8734	$0.9808	$20.4875	81.95%	$0.0256
Sixth	83.2972	$1.1593	$19.6650	78.66%	$0.0246
Seventh	80.7983	$1.3324	$18.8672	75.47%	$0.0236
Eighth	78.3743	$1.5001	$18.0935	72.37%	$0.0226
Ninth	76.0231	$1.6627	$17.3431	69.37%	$0.0217
Tenth	73.7424	$1.8202	$16.6154	66.46%	$0.0208
Eleventh	71.5301	$1.9730	$15.9096	63.64%	$0.0199
Twelfth	69.3842	$2.1210	$15.2250	60.90%	$0.0190
Thirteenth	67.3027	$2.2645	$14.5612	58.24%	$0.0182
Fourteenth	65.2836	$2.4035	$13.9174	55.67%	$0.0174
Fifteenth	63.3251	$2.5383	$13.2930	53.17%	$0.0166
Sixteenth	61.4254	$2.6689	$12.6874	50.75%	$0.0159
Seventeenth	59.5826	$2.7955	$12.1002	48.40%	$0.0151
Eighteenth	57.7951	$2.9181	$11.5307	46.12%	$0.0144
Nineteenth	56.0613	$3.0370	$10.9784	43.91%	$0.0137
Twentieth	54.3794	$3.1521	$10.4427	41.77%	$0.0131

If the New Notes are not repurchased or redeemed early, the payment at maturity will be $10.4427 per New Note, representing a loss of principal of 58.23% and an annualized return of -4.27% per annum.

Example 3 — The VWAP Level decreases by 3% each of the first ten years of the term of the New Notes and increases by 3% each of the remaining ten years of the term of the New Notes.

Year End	VWAP Level	Accrued Investor Fee	Closing Intrinsic Note Value	Percent of Principal Amount	Repurchase Fee Amount
—	100.0000	—	$25.0000	100.00%	—
First	97.0000	$0.2085	$24.0415	96.17%	$0.0301
Second	94.0900	$0.4107	$23.1118	92.45%	$0.0289
Third	91.2673	$0.6067	$22.2102	88.84%	$0.0278
Fourth	88.5293	$0.7966	$21.3357	85.34%	$0.0267
Fifth	85.8734	$0.9808	$20.4875	81.95%	$0.0256
Sixth	83.2972	$1.1593	$19.6650	78.66%	$0.0246
Seventh	80.7983	$1.3324	$18.8672	75.47%	$0.0236

Year End	VWAP Level	Accrued Investor Fee	Closing Intrinsic Note Value	Percent of Principal Amount	Repurchase Fee Amount

Eighth	78.3743	$1.5001	$18.0935	72.37%	$0.0226
Ninth	76.0231	$1.6627	$17.3431	69.37%	$0.0217
Tenth	73.7424	$1.8202	$16.6154	66.46%	$0.0208
Eleventh	75.9547	$1.9809	$17.0078	68.03%	$0.0213
Twelfth	78.2333	$2.1463	$17.4120	69.65%	$0.0218
Thirteenth	80.5803	$2.3165	$17.8286	71.31%	$0.0223
Fourteenth	82.9977	$2.4917	$18.2577	73.03%	$0.0228
Fifteenth	85.4877	$2.6720	$18.6999	74.80%	$0.0234
Sixteenth	88.0523	$2.8577	$19.1554	76.62%	$0.0239
Seventeenth	90.6939	$3.0487	$19.6247	78.50%	$0.0245
Eighteenth	93.4147	$3.2454	$20.1082	80.43%	$0.0251
Nineteenth	96.2171	$3.4479	$20.6064	82.43%	$0.0258
Twentieth	99.1036	$3.6563	$21.1196	84.48%	$0.0264

If the New Notes are not repurchased or redeemed early, the payment at maturity will be $21.1196 per New Note, representing a loss of principal of 15.52% and an annualized return of -0.84% per annum.

The hypothetical returns and hypothetical payments on the New Notes shown above apply only if you hold the New Notes for their entire term or until repurchased or redeemed early. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

These hypothetical examples are provided for illustrative purposes only. Past performance of the Index and the hypothetical performance of the New Notes are not indicative of the future results of the Index or the New Notes. The actual performance of the Index and the New Notes will vary, perhaps significantly, from the examples illustrated below.

Historical Information About the Index

The following graph sets forth the historical performance of the Index based on the daily historical closing levels of the Index from January 2, 2019 through January 12, 2024. The closing level of the Index on January 12, 2024 was 258.9071. We obtained the closing levels above and below from Bloomberg, without independent verification.

The payment at maturity or upon early repurchase or redemption is linked to the VWAP Levels, not to the closing levels of the Index. Although the VWAP Level is intended to track the performance of the Index, the calculation of the VWAP Level is different from the calculation of the official closing level of the Index, and the VWAP Level will not necessarily correlate with the performance of the official closing level of the Index. The official closing level of the Index may vary significantly from the VWAP Level. Therefore, the payment at maturity or upon early repurchase or redemption may be different from, and may be significantly less than, the payment you would receive if that payment were determined by reference to the official closing level of the Index.

The historical closing levels of the Index should not be taken as an indication of past or future performance of the VWAP Level on any Index Business Day, and no assurance can be given as to the

VWAP Level on any Index Business Day. There can be no assurance that the performance of the VWAP Level will result in the return of any of your initial investment.

Clearance and Settlement

The Old Notes and the New Notes are held through one domestic clearing system. The principal clearing system we will use is the book-entry system operated by DTC, in the United States.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, DTC.

The policies of DTC will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them.

Neither we nor the Trustee nor any of our or its agents has any responsibility for any aspect of the actions of DTC or any of its direct or indirect participants. Neither we nor the Trustee nor any of our or its agents has any responsibility for any aspect of the records kept by DTC or any of its direct or indirect participants. Neither we nor the Trustee nor any of our or its agents supervise DTC in any way.

DTC and its participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC and its participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing system in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. DTC could change its rules and procedures at any time.

The Clearing System

DTC has advised us as follows:

DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a “banking organization” within the meaning of New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through DTC direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“beneficial owner”) is in turn to be recorded on the DTC direct and DTC indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC direct or DTC indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by DTC direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or any other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the DTC direct participants to whose accounts those securities are credited, which may or may not be the beneficial owners. The DTC direct and DTC indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC direct participants, by DTC direct participants to DTC indirect participants, and by DTC direct participants and DTC indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

With respect to the securities that contain an option to redeem, redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each DTC direct participant in the issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a DTC direct participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to an issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from issuer or agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that DTC participant and not of DTC, agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or any other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of those payments to DTC direct participants will be the responsibility of DTC, and disbursement of those payments to the beneficial owners will be the responsibility of DTC direct and DTC indirect participants.

A beneficial owner shall give notice to elect to have its securities purchased or tendered, through its participant, to an agent, and shall effect delivery of those securities by causing the DTC direct participant to transfer the DTC participant’s interest in the securities, on DTC’s records, to an agent. The requirement for physical delivery of securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by DTC direct participants on DTC’s records and followed by a book-entry credit of tendered securities to the agent’s DTC account.

DTC may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to issuer or agent. Under those circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, securities certificates will be printed and delivered to DTC.

Clearance and Settlement Procedures

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Comparison of the Material Terms of the Old Notes and the New Notes

The following is a summary comparison of the material terms of the Old Notes and the New Notes that differ. This summary does not purport to be complete and is subject to, and qualified by reference to, the “Description of the New Notes” section above, all of the definitions and provisions of the Indenture and any supplement thereto, the Indenture for the Old Notes and any supplement thereto and the certificates for the Old Notes and the New Notes. Copies of the Indenture, the Indenture for the Old Notes and the forms of the Old Notes and the New Notes may be obtained from the Dealer Manager, the contact information for which is set forth on the back cover page of this prospectus, and are also filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus forms a part. See “Where You Can Find More Information” for information as to how you can obtain copies of such exhibits from the SEC.

Terms used in the comparison of the Old Notes and the New Notes below and not otherwise defined in this prospectus have the meanings given to those terms in the Indenture or the Indenture for the Old Notes, as applicable. Article and section references in the descriptions of the notes below refer to the indenture under which the applicable notes were or will be issued.

	Old Notes	New Notes
General
Issuer	JPMorgan Chase & Co.	JPMorgan Chase Financial Company LLC
Guarantor	None	Payments on the New Notes are fully and unconditionally guaranteed by JPMorgan Chase & Co.
Ranking	The Old Notes are direct, unsecured, unsubordinated general obligations of JPMorgan Chase & Co., with the same rank in liquidation as all of JPMorgan Chase & Co.’s other unsecured and unsubordinated debt.

The New Notes are direct, unsecured, unsubordinated general obligations of JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., with the same rank in liquidation as all of JPMorgan Financial’s other unsecured and unsubordinated debt.

JPMorgan Chase & Co.’s guarantee of the New Notes will have the same rank in liquidation as all of JPMorgan Chase & Co.’s other unsecured and unsubordinated obligations.

Indenture	The indenture dated as of May 25, 2001 between JPMorgan Chase & Co. and the Trustee (as has been and as may be further supplemented from time to time) (the “Indenture for the Old Notes”)	The indenture dated as of February 19, 2016 among JPMorgan Financial, as issuer, JPMorgan Chase & Co., as guarantor, and the Trustee (as may be supplemented from time to time) (the “Indenture”)
Principal Amount	$19.03661 per Old Note (equal to the Initial VWAP Level of the Old Notes divided by ten)	$ per New Note (equal to the Initial VWAP Level of the New Notes divided by ten, rounded to the nearest cent)
Inception Date	April 1, 2009	January 26, 2024
Initial Issue Date	April 6, 2009	January 30, 2024
Final Valuation Date	May 15, 2024 (the “Calculation Date”), unless such day is not an Index Business Day, in which case the	January 20, 2044

Old Notes	New Notes
Calculation Date will be the next Index Business Day
Maturity Date	May 24, 2024	January 28, 2044
Secondary Market	The Old Notes are listed on NYSE Arca, under the ticker symbol “AMJ.”	The New Notes are listed on NYSE Arca, under the ticker symbol “AMJB.”
CUSIP	46625H365	48133Q309
Index Calculation Agent	S&P Dow Jones Indices LLC	VettaFi LLC
VWAP Calculation Agent	JPMorgan Chase & Co.’s Global Index Research Group	Solactive AG
Note Calculation Agent	J.P. Morgan Securities LLC	J.P. Morgan Securities LLC
Payment Terms
Initial VWAP Level	190.36605, which is the arithmetic average of the VWAP Levels measured on each of the three Index Business Days ending on April 1, 2009	, which is the arithmetic average of the VWAP Levels determined over a period of five Index Business Days ending on January 26, 2024
Final VWAP Level	With respect to a measurement period, the arithmetic average of the VWAP Levels on the five Index Business Days in that measurement period, as calculated by the VWAP Calculation Agent	With respect to a Measurement Period, the arithmetic average of the VWAP Levels on the five Index Business Days in that Measurement Period, as calculated by the Note Calculation Agent
VWAP Level

On any Index Business Day, as calculated by the VWAP Calculation Agent:

• the sum of the products of:

o the VWAP of each Index Component as of such date; and

o the published share weighting of that Index Component as of such date, divided by

• the Index Divisor as of such date

On any Index Business Day, as calculated by the VWAP Calculation Agent, the sum of the products for each Index Component of:

• the VWAP of that Index Component as of that day; and

• the Index Units of that Index Component as of that day, divided by the Index Divisor as of that day

Index Units	Not applicable	With respect to each Index Component as of any date of determination, the number of units of that Index Component included in the Index for purposes of the calculation of the official level of the Index by the Index Calculation Agent

Measurement Period	With respect to the Calculation Date or any Repurchase Valuation Date, the five Index Business Days from and including such date	With respect to the Final Valuation Date or any Repurchase Valuation Date or Redemption Valuation Date, the five Index Business Days starting from and including the Final Valuation Date or that Repurchase Valuation

Old Notes	New Notes

Date or Redemption Valuation Date, as applicable (or, if that day is not an Index Business Day, the five Index Business Days immediately following that day)
Coupon Valuation Dates	The 15th of February, May, August and November of each calendar year during the term of the Old Notes or, if such date is not an Index Business Day, then the first Index Business Day following such date, beginning on May 15, 2009, provided that the final Coupon Valuation Date will be the Calculation Date	The first Index Business Day occurring on or after the 15th of February, May, August and November of each calendar year during the term of the New Notes, beginning on February 15, 2024
Coupon Payment Dates	The 15th Index Business Day following each Coupon Valuation Date, provided that the final Coupon Payment Date will be the Maturity Date	The 15th Index Business Day following each Coupon Valuation Date
Reference Holder

As of any date of determination, a hypothetical holder of a number of shares of each Index Component equal to:

• the published share weighting of that Index Component as of that date, divided by

• the product of the Index Divisor as of that date and 10.

As of any date of determination, a hypothetical holder of a number of shares of each Index Component equal to:

• the Index Units of that Index Component as of that date, divided by

• the Index Divisor as of that date multiplied by 10,

provided that solely for purposes of determining the Reference Distribution Amount included in any Stub Coupon Amount payable at maturity or upon early repurchase or redemption, the Reference Holder will be deemed to hold four-fifths, three-fifths, two-fifths and one-fifth of the shares of each Index Component it would otherwise hold on the second, third, fourth and fifth Index Business Days, respectively, in the relevant Measurement Period.

Investor Fee	The investor fee that accrues with respect to a Coupon Valuation Date other than the last Coupon Valuation Date is an amount equal to the Quarterly Tracking Fee as of that Coupon Valuation Date. The investor fee that accrues with respect to the last Coupon Valuation Date is an amount equal to the product of (i) the Quarterly Tracking Fee as of that date and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including the	The investor fee that accrues with respect to each Coupon Valuation Date is an amount equal to the product of (i) the investor fee of 0.85% per annum; (ii) the Principal Amount multiplied by the Index Ratio as of the immediately preceding Index Business Day that is not a Disrupted Day for any Index Component; and (iii) the day count fraction, calculated using a 30/360 day count convention.

Old Notes	New Notes

last Coupon Valuation Date, and the denominator of which is 90.

The “Quarterly Tracking Fee” as of any date is an amount equal to the product of (i) 0.2125% (equivalent to 0.85% per annum) and (ii) the Daily Note Value as of the immediately preceding Index Business Day.

The “Daily Note Value” as of any date is an amount per note equal to the product of the Principal Amount and a fraction, the numerator of which is equal to the VWAP Level as of such date and the denominator of which is equal to the Initial VWAP Level.

The investor fee that accrues with respect to the last Index Business Day in the measurement period with respect to the payment at maturity is an amount equal to the product of (i) the Quarterly Tracking Fee as of that date and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the Calculation Date to and including the last Index Business Day in the applicable measurement period, and the denominator of which is 90.

The investor fee that accrues with respect to the last Index Business Day in the measurement period with respect to early repurchase is an amount equal to the product of (i) the Quarterly Tracking Fee as of that date and (ii) a fraction, the numerator of which is the total number of calendar days from and excluding the Repurchase Valuation Date to and including the last Index Business Day in the applicable measurement period, and the denominator of which is 90.

Payment at Maturity

For each Old Note, unless earlier repurchased, a holder will receive at maturity a cash payment equal to:

• the product of:

o the Principal Amount; and

o the Index Ratio as of the last Index Business Day in the applicable measurement period, plus

• the final Coupon Amount, minus

• the accrued investor fee (including any investor fee shortfall) as of the

The payment at maturity per New Note is equal to the Closing Intrinsic Note Value determined over the Measurement Period with respect to the Final Valuation Date.

The “Closing Intrinsic Note Value” as of any date of determination is an amount per note equal to

• the Principal Amount, multiplied by the Index Ratio as of that date, plus

• the Coupon Amount as of that date, calculated as if that date were a

Old Notes	New Notes

last Index Business Day in the applicable Measurement Period, plus

• the Stub Reference Distribution Amount as of the last Index Business Day in the applicable Measurement Period, if any.

The “Stub Reference Distribution Amount” as of the last Index Business Day in a Measurement Period is an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Components held by such Reference Holder on the "record date" with respect to any Index Component, for those cash distributions whose "ex-dividend date” occurs during the period from and excluding the first Index Business Day in the Measurement Period to and including the last Index Business Day in the Measurement Period, provided that for the purpose of calculating the Stub Reference Distribution Amount, the Reference Holder will be deemed to hold four-fifths, three-fifths, two-fifths and one-fifth of the shares of each Index Component it would otherwise hold on the second, third, fourth and fifth Index Business Day, respectively, in such Measurement Period.

 Coupon Valuation Date (the “Stub Coupon Amount”), minus

• any Investor Fee Shortfall determined in calculating that Stub Coupon Amount.

In addition, if the Coupon Ex-Date with respect to the Coupon Amount as of the immediately preceding Coupon Valuation Date has not yet occurred, the Closing Intrinsic Note Value will also include that Coupon Amount.

For purposes of determining the Closing Intrinsic Note Value over any Measurement Period, the Index Ratio is determined based on the arithmetic average of the VWAP Levels over that Measurement Period, and the date of determination for purposes of determining the Coupon Amount, any Investor Fee Shortfall and any Unpaid Coupon Amount is the final day of that Measurement Period.

Index Ratio	On any Index Business Day, the Final VWAP Level divided by the Initial VWAP Level

For purposes of calculating the investor fee, the Index Ratio as of any date of determination is equal to the VWAP Level divided by the Initial VWAP Level.

For purposes of determining the Closing Intrinsic Note Value in connection with the payment at maturity or upon early repurchase or redemption, the Index Ratio determined over the relevant Measurement Period is equal to the Final VWAP Level divided by the Initial VWAP Level.

Issuer Redemption	Not applicable	On any Business Day on or after July 26, 2024, JPMorgan Financial may, in its sole discretion, redeem the New Notes, in whole or in part, for a cash payment equal to the Closing Intrinsic Note Value determined over the Measurement Period with respect to the Redemption Valuation Date.
Weekly Repurchase	Subject to compliance with the required procedures and potential	On a weekly basis, you may request that the issuer repurchase a minimum

Old Notes	New Notes

postponements and adjustments, you may submit a request once a week during the term of the Old Notes to have the issuer repurchase your Old Notes, provided that you request that the issuer repurchase a minimum of 50,000 notes. Holders will receive per Old Note a cash payment on the relevant Repurchase Date equal to:

• the product of:

o the Principal Amount; and

o the Index Ratio as of the last Index Business Day in the applicable Measurement Period plus

• the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Repurchase Valuation Date if on the last Index Business Day in the applicable Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

• an adjusted Coupon Amount, if any, calculated as if the Repurchase Valuation Date were a Coupon Valuation Date, minus

• the Accrued Tracking Fee as of the last Index Business Day in the applicable Measurement Period, plus

• the Stub Reference Distribution Amount as of the last Index Business Day in the applicable Measurement Period, if any, minus

• the Repurchase Fee Amount.

of 50,000 notes if you comply with the required procedures, subject to a repurchase fee of 0.125%. For each New Note that is repurchased, you will receive on the relevant Repurchase Date a cash payment equal to the Closing Intrinsic Note Value determined over the Measurement Period with respect to the Repurchase Valuation Date minus the Repurchase Fee Amount with respect to the Repurchase Valuation Date.
Repurchase Fee

The “Repurchase Fee Amount” is equal to 0.125% of the Principal Amount, adjusted to reflect:

• the return of the Index from the Initial VWAP Level to the Final VWAP Level;

• the deduction of the Accrued Tracking Fee; and

• the addition of certain cash distributions on the Index Components with ex-dividend dates during the applicable Measurement Period.

With respect to any Repurchase Valuation Date, an amount per New Note equal to 0.125% of the Closing Intrinsic Note Value with respect to that Repurchase Valuation Date (but excluding any Unpaid Coupon Amount included in that Closing Intrinsic Note Value)

Old Notes	New Notes

Repurchase Date	The third Business Day following the last Index Business Day in the applicable Measurement Period	Unless otherwise specified in the Issuer’s acknowledgement, the day that follows the final day in the Measurement Period with respect to the Repurchase Valuation Date by a number of Business Days corresponding to the standard settlement cycle, which is currently two Business Days and which is expected to be one Business Day beginning May 28, 2024. In no event will the Issuer’s acknowledgement specify a Repurchase Date that follows the final day in the Measurement Period by more than five Business Days.
Early Repurchase Mechanics

To exercise the right to have the issuer repurchase Old Notes, you must instruct your broker or other person through whom you hold your notes to take the following steps:

• send a notice of repurchase to the issuer in the form specified via email at ETN_Repurchase@jpmorgan.com by no later than 11:00 a.m., New York City time, during the term of the Old Notes, on the Business Day immediately preceding the applicable Repurchase Valuation Date;

• if the issuer receives your Repurchase Notice by the time specified in the preceding bullet point, it will respond by sending you a confirmation of repurchase (a “Repurchase Confirmation”);

• deliver the signed Repurchase Confirmation, in the specified form, to the issuer via facsimile to (917) 456-3471, by 4:00 p.m., New York City time, on the Business Day on which you submitted your Repurchase Notice. The issuer or its affiliate must acknowledge receipt in order for your Repurchase Confirmation to be effective;

• instruct your DTC custodian to book a delivery versus payment trade with respect to your Old Notes on the relevant Repurchase Valuation Date at a price equal to the amount payable upon early repurchase of the Old Notes; and

• cause your DTC custodian to deliver the trade as booked for

In order to request that the issuer repurchase your New Notes, you must instruct your broker or other person through which you hold your notes to take the following steps:

• send a completed Repurchase Notice to the issuer via email at ETN_Repurchase@jpmorgan.com by no later than 4:00 p.m., New York City time, on the Business Day immediately preceding the applicable Repurchase Valuation Date;

• instruct your DTC custodian to book a delivery versus payment trade with respect to your New Notes on the final day in the Measurement Period with respect to the relevant Repurchase Valuation Date at a price equal to the amount payable upon early repurchase of the New Notes; and

• cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the relevant Repurchase Date.

Once delivered, a Repurchase Notice may not be revoked. If the issuer does not receive your Repurchase Notice by the deadline, your Repurchase Notice will not be effective. The Issuer or its affiliate must acknowledge receipt of the Repurchase Notice on the same Business Day for it to be effective, which acknowledgment will be deemed to evidence its acceptance of your repurchase request.

Old Notes	New Notes

settlement via DTC at or prior to 10:00 a.m., New York City, time on the relevant Repurchase Date.

Once given, a Repurchase Notice may not be revoked. If the Issuer does not receive your Repurchase Notice by 11:00 a.m., or your Repurchase Confirmation by 4:00 p.m., on the Business Day immediately preceding the applicable Repurchase Valuation Date, your Repurchase Notice will not be effective and the issuer will not repurchase your Old Notes on the relevant Repurchase Date.

Split or Reverse Split	Not applicable	The issuer may initiate a split or reverse split of the New Notes at any time, as described under “Description of the New Notes” above. If the New Notes undergo a split or reverse split, the issuer will adjust the terms of the New Notes as may be necessary or desirable to effectuate that split or reverse split, as applicable, including, without limitation, the Principal Amount, any Coupon Amount, the Closing Intrinsic Note Value, the Accrued Investor Fee, the Periodic Investor Fee, the Reference Distribution Amount, the number of shares held by a Reference Holder and the minimum number of New Notes you may request that that the issuer repurchase.
Postponement of a Payment Date	Not applicable	If any scheduled Payment Date is not a Business Day, then that Payment Date will be the next succeeding Business Day following the scheduled Payment Date. If, due to a market disruption event or otherwise, any Averaging Date referenced in the determination of a payment on the New Notes that will or may be payable on any Payment Date is postponed so that it falls less than three Business Days prior to that scheduled Payment Date, that Payment Date will be the third Business Day following the latest such Averaging Date, as postponed. If any Payment Date is adjusted as the result of a non-Business Day, a market disruption event or otherwise, any amount payable on that Payment Date will be made on that Payment Date as postponed, with the same force and effect as if that Payment Date had not been postponed, but no interest will accrue or be payable as a result of the delayed payment.

Old Notes	New Notes

Postponement of an Averaging Date

To the extent a Disrupted Day (as defined below) exists with respect to an Index Component on an Averaging Date (as defined below), the VWAP and published share weighting with respect to such Index Component (and only with respect to such Index Component) for such Averaging Date will be determined by the Note Calculation Agent or one of its affiliates on the first succeeding Index Business Day that is not a Disrupted Day (the “Deferred Averaging Date”) with respect to such Index Component irrespective of whether pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. For the avoidance of doubt, if the postponement described in the preceding sentence results in the VWAP of a particular Index Component being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the VWAP Levels on the Index Business Days during the Final Measurement Period or during the Repurchase Measurement Period, as applicable, the Note Calculation Agent or one of its affiliates, as the case may be, will apply the VWAP and the published share weighting with respect to such Index Component for such Deferred Averaging Date to the calculation of the VWAP Level (i) on the date(s) of the original disruption with respect to such Index Component and (ii) such Averaging Date.

In no event, however, will any postponement pursuant to the immediately preceding paragraph result in the final Averaging Date with respect to any Index Component occurring more than three Index Business Days following the day originally scheduled to be the final Averaging Date. If the third Index Business Day following the date originally scheduled to be the final Averaging Date is not an Index Business Day or is a Disrupted Day with respect to such Index Component, the Note Calculation Agent or one of its affiliates, will determine the VWAP and share weighting with respect to any Index Component required to be determined for the purpose of calculating the applicable VWAP Level based on its good faith estimate of the VWAP and share weighting of each such Index

If any Index Component is disrupted on any Averaging Date, determinations with respect to that Index Component for purposes of calculating the VWAP Level applicable to that Averaging Date will be postponed. In addition, determinations with respect to that disrupted Index Component for purposes of calculating the VWAP Level applicable to each following Averaging Date will also be postponed so as to avoid using the same VWAP of an Index Component on a given Index Business Day to calculate the VWAP Levels for more than one Averaging Date.

If any Averaging Date is an Unavailable Day for any Index Component, the VWAP Level on that Averaging Date will be deemed to be the Adjusted VWAP Level with respect to that Averaging Date, and that Averaging Date will be postponed to the earliest date on which that Adjusted VWAP Level can be calculated as set forth below. For the avoidance of doubt, no Averaging Date will be postponed to a date that is after the applicable Final Disrupted Averaging Date.

The “Adjusted VWAP Level” with respect to an Averaging Date that is an Unavailable Day for any Index Component will be determined by the VWAP Calculation Agent and will be calculated in accordance with the formula for calculating the VWAP Level, using:

• with respect to each Index Component for which the originally scheduled Averaging Date is not an Unavailable Day, the VWAP and the Index Units of that Index Component, and the Index Divisor, in each case as of the originally scheduled Averaging Date; and

• with respect to each Index Component for which the originally scheduled Averaging Date is an Unavailable Day, the VWAP and the Index Units of that Index Component, and the Index Divisor, in each case, as of the first Index Business Day immediately following the originally scheduled Averaging Date that is not an Unavailable Day with respect to that Index Component, provided that, if each day from and including the originally

Old Notes	New Notes

Component that would have prevailed on the Primary Exchange on such third Index Business Day but for such suspension or limitation.

An “Averaging Date” means each of the Index Business Days during a Measurement Period, subject to adjustment.

A “Disrupted Day” with respect to any Index Component is any Index Business Day on which the Primary Exchange or any Related Exchange fails to open for trading during its regular trading session or on which a Market Disruption Event has occurred and is continuing, and, in both cases, the occurrence of which is determined by the Note Calculation Agent to have a material effect on the VWAP Level.

scheduled Averaging Date to and including the applicable Final Disrupted Averaging Date is an Unavailable Day with respect to that Index Component, the VWAP of that Index Component will be determined by the VWAP Calculation Agent in good faith based on its assessment of the market value of that Index Component on that Final Disrupted Averaging Date and the Index Units of that Index Component and the Index Divisor will each be determined by the VWAP Calculation Agent based on its good faith estimate.

An Index Business Day will be an “Unavailable Day” with respect to an Index Component if it is a Disrupted Day for that Index Component or a day that is a Prior Valuation Date with respect to that Index Component and the relevant Averaging Date.

A “Disrupted Day” means, with respect to an Index Component, a day on which the Primary Exchange or any Related Exchange with respect to that Index Component fails to open for trading during its regular trading session or on which a Market Disruption Event with respect to that Index Component has occurred or is continuing, and, in each case, the occurrence of which is determined by the Note Calculation Agent to have a material effect on the VWAP Level.

An Index Business Day will be a “Prior Valuation Date” with respect to an Index Component and an Averaging Date if the VWAP and the Index Units of that Index Component, and the Index Divisor, in each case as of that Index Business Day, were used in calculating the Adjusted VWAP Level with respect to an earlier occurring originally scheduled Averaging Date within the same Measurement Period as that Averaging Date.

With respect to an Averaging Date, the “Final Disrupted Averaging Date” means the third Index Business Day after that Averaging Date, as originally scheduled.

Market Disruption Events	With respect to an Index Component, a “Market Disruption Event” means:	With respect to an Index Component, a “Market Disruption Event” means the

Old Notes	New Notes

(a) the occurrence or existence of a condition specified below:

• any suspension, absence or limitation of trading on the Primary Exchange for trading in the Index Component, whether by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;

• any suspension, absence or limitation of trading on the Related Exchange for trading in futures or options contracts related to the Index Component, whether by reason of movements in price exceeding limits permitted by such Related Exchange or otherwise; or

• any event (other than an event described in (b) below) that disrupts or impairs (as determined by the Note Calculation Agent) the ability of market participants in general (A) to effect transactions in, or obtain market values for the relevant Index Component or (B) to effect transactions in, or obtain market values for, futures or options contracts relating to the relevant Index Component; or

(b) the closure on any Index Business Day of the Primary Exchange or any Related Exchange prior to its Scheduled Closing Time unless such earlier closing time is announced by the Primary Exchange or such Related Exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on the Primary Exchange or such Related Exchange on such Index Business Day and (ii) the submission deadline for orders to be entered into the Primary Exchange or such Related Exchange system for execution at the close of trading on such Index Business Day;

in each case determined by the Note Calculation Agent in its sole discretion; and

(c) a determination by the Note Calculation Agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to occurrence or existence of a condition specified below:

• any suspension, absence or limitation of trading in that Index Component on the Primary Exchange with respect to that Index Component, whether by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;

• any suspension, absence or limitation of trading in futures or options contracts related to that Index Component, if available, on any Related Exchange with respect to that Index Component, whether by reason of movements in price exceeding limits permitted by that Related Exchange or otherwise;

• any event that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, that Index Component or futures or options contracts relating to that Index Component; or

• the closure on any Index Business Day of the Primary Exchange or any Related Exchange with respect to that Index Component prior to its Scheduled Closing Time unless the earlier closing time is announced by the Primary Exchange or that Related Exchange, as applicable, at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on the Primary Exchange or that Related Exchange, as applicable, on that Index Business Day and (b) the submission deadline for orders to be entered into the system for execution at the close of trading on that Index Business Day for the Primary Exchange or that Related Exchange, as applicable;

in each case determined by the Note Calculation Agent in its sole discretion; and

• a determination by the Note Calculation Agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to   adjust or unwind all or a material

Old Notes	New Notes

  adjust or unwind all or a material portion of any hedge with respect to the Old Notes.

For purposes of the above definition:

(a) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Primary Exchange or Related Exchange, and

(b) for purposes of clause (a) above, limitations pursuant to the rules of any Primary Exchange or Related Exchange similar to NYSE Rule 80B or Nasdaq Rule 4120 (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B or Nasdaq Rule 4120 as determined by the Note Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading.

“Scheduled Closing Time” means, with respect to the Primary Exchange or the Related Exchange, on any Index Business Day, the scheduled weekday closing time of the Primary Exchange or such Related Exchange on such Index Business Day, without regard to after hours or any other trading outside of the regular trading session hours.

portion of any hedge with respect to the New Notes.

For purposes of determining whether a Market Disruption Event with respect to an Index Component has occurred:

• a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Primary Exchange or any Related Exchange; and

• limitations pursuant to the rules of the Primary Exchange or any Relevant Exchange similar to New York Stock Exchange (“NYSE”) Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the Note Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading.

“Scheduled Closing Time” means, with respect to the Primary Exchange or the Related Exchange, on any Index Business Day, the scheduled weekday closing time of the Primary Exchange or such Related Exchange on such Index Business Day, without regard to after hours or any other trading outside of the regular trading session hours.

Discontinuation of an Index; Alteration of Method of Calculation

If S&P discontinues publication of or otherwise fails to publish the Index, or S&P does not make the Index Components, their share weighting and/or the Index Divisor available to the VWAP Calculation Agent, and the Index Sponsor, S&P or another entity publishes a successor or substitute index that the Note Calculation Agent determines to be comparable to the discontinued Index and for which the Index Components, their share weighting, and /or the Index Divisor are available to the VWAP Calculation Agent (such index being referred to herein as a “successor index”), then the VWAP Level for such successor index will be determined by the VWAP Calculation Agent by reference to the sum of the products of the VWAPs of

If the sponsor or calculation agent of the Index (collectively, the “Index Sponsor”) discontinues publication of, or otherwise fails to publish, the Index, or if the Index Sponsor does not make the Index Components, their Index Units or the Index Divisor available to the VWAP Calculation Agent, and the Index Sponsor or another entity publishes a successor or substitute index that the Note Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Index and for which the index components, their Index Units and the index divisor, or equivalent information, is available to the VWAP Calculation Agent (such index being referred to herein as a “successor index”), then the VWAP Level on any subsequent relevant date

Old Notes	New Notes

the components underlying such successor index on the Primary Exchanges and each such component’s respective weighting within the successor index (which sum will be adjusted by any index divisor used by such successor index) on the dates and at the times as of which the VWAP Levels for such successor index are to be determined.

Upon any selection by the Note Calculation Agent of a successor Index, the Note Calculation Agent will cause written notice thereof to be furnished to the trustee, to the issuer and to the holders of the Old Notes.

If S&P discontinues publication of the Index or does not make the Index Components, their share weightings and/or Index Divisor available to the VWAP Calculation Agent prior to, and such discontinuation or unavailability is continuing on the Calculation Date or any Index Business Day during the Final Measurement Period or during the Repurchase Measurement Period, as applicable, or any other relevant date on which the VWAP Level is to be determined and the Note Calculation Agent determines that no successor index is available at such time, or the Note Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during the Final Measurement Period or during the Repurchase Measurement Period, as applicable, or any other relevant date on which the VWAP Level is to be determined, then the Note Calculation Agent will determine the relevant VWAP Levels using the VWAP and published share weighting of each Index Component included in the Index or successor index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions. In such event, the Note Calculation Agent will cause notice thereof to be furnished to the trustee, to the issuer and to the holders of the Old Notes.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor will be determined by reference to the VWAPs of the index components of that successor index, their Index Units and the index divisor of that successor index, or equivalent information, published with respect to that day and a fixed adjustment factor determined by the Note Calculation Agent upon the selection of that successor index to account for the difference in the levels of the Index and that successor index at that time for purposes of maintaining comparability between prior VWAP Levels and succeeding VWAP Levels.

Upon any selection by the Note Calculation Agent of a successor index, the Note Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, the issuer, JPMorgan Chase & Co. and DTC, as holder of the New Notes.

Old Notes	New Notes

index, as applicable, may adversely affect the value of the Old Notes.

If at any time the method of calculating the Index or a successor index, or the value thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that the VWAP Level of the Index or such successor index does not, in the opinion of the Note Calculation Agent, fairly represent the VWAP Level of the Index or such successor index had such changes or modifications not been made, then the Note Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Note Calculation Agent, may be necessary in order to arrive at a VWAP level of an index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the Note Calculation Agent will calculate the VWAP Levels for the Index or such successor index with reference to the Index or such successor index, as adjusted. The Note Calculation Agent will accordingly calculate the Initial VWAP Level, the Final VWAP Level, the Index Ratio, the Coupon Amount, the Adjusted Coupon Amount, if any, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Adjusted Reference Distribution Amount, the Accrued Tracking Fee (including the Quarterly Tracking Fee, any Tracking Fee Shortfall and any Adjusted Tracking Fee Shortfall), the Adjusted Tracking Fee, the Repurchase Fee Amount, the Cash Settlement Amount, if any, that the issuer will pay you at maturity, the Repurchase Amount, if any, upon early repurchase, if applicable, based on the relevant VWAP Levels calculated by the Note Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the index), which, in turn, causes the VWAP Level of the Index or such successor index to be a fraction of what it would have been if there had been no such modification, then the Note Calculation Agent will make such calculations and adjustments in order to arrive at a

Old Notes	New Notes

VWAP Level for the Index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

Payment upon an Event of Default

In case an event of default with respect to the Old Notes shall have occurred and be continuing, the amount declared due and payable per note upon any acceleration of the Old Notes will be determined by the Note Calculation Agent and will be an amount in cash equal to the Repurchase Amount, calculated as if the date of acceleration were the first Index Business Day in the Repurchase Measurement Period and the four Index Business Days immediately succeeding the date of acceleration were the corresponding Index Business Days in the accelerated Repurchase Measurement Period. For purposes of this calculation the Repurchase Fee Amount shall be zero.

If the maturity of the Old Notes is accelerated because of an event of default as described above, the issuer will, or will cause the Note Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC, as holder of the notes, of the cash amount due with respect to the Old Notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

In case an event of default with respect to the New Notes shall have occurred and be continuing, the amount declared due and payable per note upon any acceleration of the New Notes will be determined by the Note Calculation Agent and will be an amount in cash equal to the amount payable at maturity per note calculated as if the date of acceleration were (a) the final day of the Measurement Period with respect to the Final Valuation Date and (b) the Final Disrupted Averaging Date for the final day of the Measurement Period with respect to the Final Valuation Date (if the date of acceleration is a Disrupted Day). Under these circumstances, the Measurement Period with respect to the Final Valuation Date will consist of the date of acceleration and the four immediately preceding Index Business Days.

The amount determined as described above will constitute the final payment on the New Notes, and no additional amounts will accrue with respect to the New Notes following the date of acceleration.

If the maturity of the New Notes is accelerated because of an event of default as described above, the issuer will, or will cause the Note Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC, as holder of the notes, of the cash amount due with respect to the New Notes as promptly as possible and in no event later than two Business Days after the date of acceleration.

Events of Default and Waivers

An “Event of Default” with respect to a series of debt securities issued under the Indenture for the Old Notes is defined in the Indenture for the Old Notes as:

o    default for 30 days in the payment of interest on any debt securities of that series;

o    default in payment of principal or other amounts payable on any debt securities of that series

An “Event of Default” with respect to a series of debt securities issued under the Indenture is defined in the Indenture as:

o    default in the payment of interest on any debt securities of that series and continuance of such default for 30 days;

o    default in the payment of principal or other amounts       payable on any debt securities of

Old Notes	New Notes

      when due, at maturity, upon redemption, by declaration, or otherwise;

o    failure by the issuer for 90 days after notice to perform any other covenants or warranties contained in the Indenture applicable to that series;

o    certain events of the issuer’s bankruptcy, insolvency or reorganization, whether voluntary or involuntary; and

o    any other event of default provided in the applicable supplemental indentures to the Indenture for the Old Notes or form of security. (Section 5.01)

If a default in the payment of principal, interest or other amounts payable on the debt securities, or in the performance of any covenant or agreement, or in a manner provided in the applicable supplemental indentures to the Indenture for the Old Notes or form of security, with respect to one or more series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding, treated as one class, may declare the principal of all outstanding debt securities of such series and any interest accrued thereon, to be due and payable immediately. In the case of Original Issue Discount Securities, only a specified portion of the principal amount may be accelerated. If a default in the performance of any covenant or agreement with respect to all series of debt securities, or due to specified events of our bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of all debt securities then outstanding, voting as a single class, may declare the principal of all outstanding debt securities and any interest accrued thereon, to be due and payable immediately. In the case of Original Issue Discount Securities, only a specified portion of the principal amount may be accelerated. Subject to certain conditions such declarations may be annulled and past defaults, except for uncured payment defaults on the debt securities, may be waived by the holders of a majority in principal that series when due, at maturity, upon redemption, by declaration, or otherwise;

o    default in the performance, or breach, of any other covenants or warranties applicable to the issuer contained in the Indenture applicable to that series, and continuation of such default or breach for 90 days after written notice has been given by the trustee to the issuer and the Guarantor or given by holders of at least 25% in aggregate principal amount of the outstanding securities of all series affected thereby to the issuer, the Guarantor and the trustee;

o    certain events of the issuer’s bankruptcy, insolvency, receivership, winding up or liquidation, whether voluntary or involuntary;

o    the guarantee ceases to be in full force and effect, other than in accordance with the Indenture, or the Guarantor denies or disaffirms its obligations under the guarantee, provided that no Event of Default with respect to the guarantee will occur as a result of, or because it is related directly or indirectly to, the insolvency of the Guarantor or the commencement of proceedings under Title 11 of the United States Code, or the appointment of a receiver for the Guarantor under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Federal Deposit Insurance Corporation having separately repudiated the Guarantee in receivership, or the commencement of or certain other events of the Guarantor’s bankruptcy, insolvency, resolution, receivership, winding up or liquidation; or

o    any other event of default provided in the applicable supplemental indentures to the Indenture or form of security. (Section 5.01)

If an Event of Default occurs and is continuing because of a default in the

Old Notes	New Notes

amount of the outstanding debt securities of the series affected. (Sections 5.01 and 5.10)

An Event of Default with respect to one series of debt securities does not necessarily constitute an Event of Default with respect to any other series of debt securities. The Indenture for the Old Notes requires the trustee to provide notice of default with respect to the debt securities within 90 days, unless the default is cured, but provides that the trustee may withhold notice to the holders of the debt securities of any default if the trustee considers it in the interest of the holders of the debt securities to do so. The trustee may not withhold notice of a default in the payment of principal of, interest on or any other amounts due under, such debt securities. (Section 5.11)

The Indenture for the Old Notes provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the Indenture for the Old Notes. (Section 5.09) The trustee is not obligated to exercise any of its rights or powers under the Indenture for the Old Notes at the request or direction of the holders of debt securities unless the holders offer the trustee reasonable indemnity against expenses and liabilities. (Section 6.02(d))

No holder of any debt security of any series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default and the trustee has failed to take action for 60 days after the holders of not less than 25% in principal amount of the debt securities of such series make written request upon the trustee to institute such action. (Section 5.06)

The Indenture for the Old Notes requires the issuer to file annually with the trustee a written statement of no payment of principal, interest or other amounts payable on the debt securities, a failure in the performance, or breach, of any covenant or agreement applicable to us, the guarantee ceasing to be in full force and effect, or any other event of default provided in the applicable supplemental indentures to the Indenture or form of security, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding, treated as one class, by written notice to the issuer and the Guarantor, may declare the principal of all outstanding debt securities of such series and any interest accrued thereon, to be due and payable immediately. If a default due to specified events of the issuer’s bankruptcy, insolvency, receivership, winding up or liquidation, occurs and is continuing, the principal of all outstanding debt securities and any interest accrued thereon will automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable. Subject to certain conditions such declarations may be annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected. (Sections 5.01 and 5.10)

Events of bankruptcy, insolvency, resolution, receivership, winding up or liquidation relating to the Guarantor will not constitute an Event of Default with respect to any series of debt securities. In addition, failure by the Guarantor to perform any of its covenants or warranties (other than a payment default) will not constitute an Event of Default with respect to any series of debt securities. Therefore, events of bankruptcy, resolution, receivership, insolvency, winding up or liquidation relating to the Guarantor (in the absence of any such event occurring with respect to the issuer) will not permit any of the debt securities to be declared due and payable and the trustee is not authorized to exercise any remedy against the issuer or the Guarantor upon the occurrence or continuation of these events with respect to the Guarantor. Instead, even if an event of bankruptcy, insolvency, resolution,

Old Notes	New Notes
default, or specifying any default that exists. (Section 3.05)

receivership, winding up or liquidation relating to the Guarantor has occurred, the trustee and the holders of debt securities of a series will not be able to declare the relevant debt securities to be immediately due and payable unless there is an Event of Default with respect to that series as described above, such as the issuer’s bankruptcy, insolvency, receivership, winding up or liquidation or a payment default by the issuer or the Guarantor on the relevant debt securities.

An Event of Default with respect to one series of debt securities does not necessarily constitute an Event of Default with respect to any other series of debt securities. The Indenture requires the trustee to provide notice of default with respect to the debt securities within 90 days, unless the default is cured, but provides that the trustee may withhold notice to the holders of the debt securities of any default if the board of directors, the executive committee, or a trust committee of directors or trustees and/or responsible officers of the trustee determines in good faith that it is in the interest of the holders of the debt securities of the applicable series to do so. The trustee may not withhold notice of a default in the payment of principal of, interest on or any other amounts due under, such debt securities. (Section 5.11)

The Indenture provides that the holders of a majority in aggregate principal amount of outstanding debt securities of each series affected, with all such series voting as a single class, may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the Indenture. (Section 5.09) The trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of the holders of debt securities unless the holders offer the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities incurred therein or thereby. (Section 6.02(d))

No holder of any debt security of any affected series has the right to institute

Old Notes	New Notes

any action for remedy unless such holder has previously given to the trustee written notice of default, the trustee has failed to take action for 60 days after the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series make written request upon the trustee to institute such action and have offered reasonable indemnity in connection with the same and the holders of a majority in aggregate principal amount of the debt securities of each affected series (voting as a single class) have not given direction to the trustee that is inconsistent with the written request referred to above. (Section 5.06)

However, the right of any holder of a debt security or coupon to receive payment of the principal of and interest on that debt security or coupon on or after its due date, or to institute suit for the enforcement of any such payment, may not be impaired or affected without the consent of that holder. (Section 5.07)

The Indenture requires the issuer and the Guarantor to file annually with the trustee a written statement as to whether or not the issuer or the Guarantor, as the case may be, have knowledge of a default. (Section 3.05)

Modification of the Indenture

The Indenture for the Old Notes contains provisions permitting the issuer and the trustee to modify the Indenture for the Old Notes or the rights of the holders of debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of debt securities affected by the modification. Each holder of an affected debt security must consent to a modification that would:

o    change the stated maturity date of the principal of, or of any installment of principal of or interest on, any debt security;

o    reduce the principal amount of, interest on, or any other amounts due under any debt security;

o    change the currency or currency unit of payment of any debt security;

The Indenture contains provisions permitting us, the Guarantor and the trustee to modify the Indenture or the rights of the holders of debt securities with the consent of the holders of not less than a majority in aggregate principal amount of each outstanding series of debt securities affected by the modification. Each holder of an affected debt security must consent to a modification that would:

o    extend the final maturity date of the principal of, or of any interest on, or other amounts payable under any debt security;

o    reduce the principal amount of, rate of interest on, or any other amounts due under any debt security;

o    change the currency or currency unit of payment of any debt security or certain provisions of

Old Notes	New Notes

o    change the method in which amounts of payments of principal, interest or other amounts are determined on any debt security;

o    reduce the portion of the principal amount of an Original Issue Discount Security payable upon acceleration of the maturity thereof;

o    reduce any amount payable upon redemption of any debt security;

o    impair the right of a holder to institute suit for the payment of or, if the debt securities provide, any right of repurchase at the option of the holder of a debt security; or

o    reduce the percentage of debt securities of any series, the consent of the holders of which is required for any modification. (Section 8.02)

The Indenture for the Old Notes also permits the issuer and the trustee to amend the Indenture for the Old Notes in certain circumstances without the consent of the holders of debt securities to evidence our merger or the replacement of the trustee, to cure any ambiguity or to correct or supplement any defective or inconsistent provision, to make any change to the Indenture or our debt securities that the issuer deems necessary or desirable and that does not materially and adversely affect the interests of holders of the debt securities and for certain other purposes. (Section 8.01)

the Indenture applicable to debt securities in foreign currencies;

o    change the method in which amounts of payments of principal, interest or other amounts are determined on any debt security;

o    reduce any amount payable upon redemption of any debt security;

o    impair the right of a holder to institute suit for the payment of a debt security or, if the debt securities provide, any right of repurchase at the option of the holder of a debt security;

o    reduce the percentage of debt securities of any series, the consent of the holders of which is required for any modification; or

o    make any change in the guarantee that would adversely affect the holders of the debt securities of such series or release the Guarantor from the guarantee other than pursuant to the terms of the Indenture. (Section 8.02)

The Indenture also permits us, the Guarantor and the trustee to amend the Indenture in certain circumstances without the consent of the holders of debt securities to evidence our or the Guarantor’s merger or the replacement of the trustee, to cure any ambiguity or to correct or supplement any defective or inconsistent provision, to make any change to the Indenture or our debt securities that the issuer deems necessary or desirable and that does not materially and adversely affect the interests of holders of the debt securities, to effect changes which do not affect any outstanding series of debt security and for certain other purposes. (Section 8.01)

Consolidations, Mergers, Sales and Transfers of Assets

The issuer may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless:

o    either the issuer is the continuing corporation or the successor

Neither the issuer nor the Guarantor may merge or consolidate with any other entity or sell, convey or transfer all or substantially all of their respective assets to any other entity, unless:

Old Notes	New Notes

corporation is a United States corporation which expressly assumes the payment of the principal of, any interest on, or any other amounts due under the debt securities and the performance and observance of all the covenants and conditions of the Indenture for the Old Notes binding upon the issuer, and

o    the issuer or the successor corporation shall not, immediately after the merger or consolidation, sale or conveyance, be in default in the performance of any covenant or condition. (Section 9.01)

•     with respect to the issuer:

o    either the issuer is the continuing company in the case of a merger or consolidation or the successor entity in the case of a merger or consolidation (including an affiliate of the Guarantor) or the entity to whom those assets are sold, conveyed or transferred in the case of a sale, conveyance or transfer is a United States corporation or limited liability company that expressly assumes the due and punctual payment of the principal of, any interest on, or any other amounts due under the debt securities and the due and punctual performance and observance of all the covenants and conditions of the Indenture binding upon us, and

o    no Event of Default and no event which, with notice or lapse of time or both, would become an Event of Default has occurred or would be continuing, immediately after the merger or consolidation, or the sale, conveyance or transfer, and

•     with respect to the Guarantor:

o    either the Guarantor is the continuing corporation in the case of a merger or consolidation or the successor corporation in the case of a merger or consolidation or the entity to whom those assets are sold, conveyed or transferred in the case of a sale, conveyance or transfer is a United States corporation that expressly assumes the full and unconditional guarantee of the full and punctual payment of the principal of, any interest on, or any other amounts due under the debt securities and the due and punctual performance and observance of all the covenants and conditions of the Indenture binding upon the Guarantor, and

o    no Event of Default and no event which, with notice or lapse of time or both, would become an Event of Default has occurred or would be continuing, immediately after the merger or consolidation, or the sale, conveyance or

Old Notes	New Notes

transfer. (Sections 9.01 and 9.02)

Any transfer of material assets of the Guarantor to any other entity that occurs as a result of, or because it is related directly or indirectly to, any proceedings relative to the Guarantor under Title 11 of the United States Code or under a receivership under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or under any other applicable federal or state bankruptcy, insolvency, resolution or other similar law will be deemed to be a sale, conveyance or transfer of all or substantially all of the Guarantor’s assets.
Removal of Trustee by Holders	The Holders of a majority in aggregate principal amount of the Securities of each series at the time outstanding may at any time remove the Trustee with respect to Securities of such series and appoint a successor trustee with respect to the Securities of such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 7.01 of the action in that regard taken by the Securityholders.	Not applicable

Material U.S. Federal Income Tax Consequences

The following is a discussion of the material U.S. federal income tax consequences to you of participating in the Exchange Offer and of your ownership and disposition of New Notes acquired in the Exchange Offer. It applies to you only if you hold your Old Notes and your New Notes (collectively, “Notes”) as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including alternative minimum tax consequences and the consequences to taxpayers subject to tax accounting rules under Code Section 451(b), the potential application of the provision of the Code known as the Medicare contribution tax and the different consequences that may apply if you are a holder subject to special treatment under the U.S. federal income tax laws, such as:

•	a financial institution;

•	a “regulated investment company” as defined in Code Section 851;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

•	a dealer in securities;

•	a person holding a Note as part of a “straddle” or conversion transaction, or who has entered into a “constructive sale” with respect to a Note;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	a trader in securities who elects to apply a mark-to-market method of tax accounting; or

•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and your activities.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this prospectus, changes to any of which, subsequent to the date of this prospectus, may affect the tax consequences described herein. The effects of any applicable state, local or non-U.S. tax laws are not discussed. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the Notes), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions.

General

The tax consequences of an investment in the New Notes are unclear. There is no direct legal authority as to the proper U.S. federal income tax treatment of the New Notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the Exchange Offer or the New Notes. As described in the offering materials for the Old Notes, we have treated the Old Notes as “open transactions” that are not debt instruments for U.S. federal income tax purposes. In addition, based on current market conditions, in the opinion of our special tax counsel, Davis Polk & Wardwell LLP, the New Notes should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes. The following discussion assumes these treatments are respected, except where otherwise indicated.

Exchanging U.S. Holders

This portion of the discussion applies to you, if you are a U.S. Holder. You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of an Old Note that is exchanging that Note for a New Note and that is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Consequences of the Exchange

In general, your exchange of an Old Note for a New Note pursuant to the Exchange Offer will be a taxable exchange for U.S. federal income tax purposes.

As stated in the offering materials for the Old Notes (the “Original Offering Materials”), upon a taxable exchange you should recognize gain or loss equal to the difference between the amount realized on the exchange and your tax basis in the Old Note, which should equal the amount you paid to acquire it (assuming coupon amounts on the Old Note are properly treated as ordinary income at the time accrued or received, in accordance with your method of accounting for U.S. federal income tax purposes as also described therein). Subject to the discussion below concerning the potential application of the “constructive ownership” rules of Code Section 1260, this gain or loss should be long-term capital gain or loss if you have held the Old Note for more than one year at that time. The deductibility of capital losses is subject to limitations. As described in the Original Offering Materials, it is uncertain whether the proceeds of the exchange include any amount (of cash or the value of other property, such as New Notes) attributable to accrued but unpaid coupon amounts on the Old Notes, or whether this amount would be treated in the same manner as coupon amounts on the Old Notes, as described above.

Your amount realized should otherwise equal the fair market value of the New Notes you receive plus any amount of cash you receive in lieu of any fractional New Note.

As stated in the Original Offering Materials, the IRS may assert that the Old Notes constitute “constructive ownership transactions” within the meaning of Code Section 1260, in which case your tax consequences from the exchange would be significantly and adversely affected. If an Old Note were treated as a “constructive ownership transaction,” any gain recognized that would otherwise be long-term capital gain and that is in excess of the “net underlying long-term capital gain” (as defined in Code Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over the Old Note’s term. If an Old Note were treated as a “constructive ownership transaction,” there would be a presumption that all long-term capital gain is subject to recharacterization as ordinary income unless the contrary is demonstrated by clear and convincing evidence. It is not clear how the "net underlying long-term capital gain" should be determined under Code Section 1260 in the case of an instrument, like the Old Notes, the underlying index with respect to which is rebalanced periodically. As described in the Original Offering Materials, it is possible that long-term capital gain realized on an exchange of the Old Note pursuant to the Exchange Offer could be recharacterized as ordinary income, and subject to a notional interest charge, to the extent it exceeds the amount of long-term capital gain you can establish would have been realized if you had invested directly in the index components underlying the Old Note upon your acquisition of the Old Note and rebalanced your portfolio as and when the index underlying the Old Notes rebalanced.

As described in the Original Offering Materials, the application of the constructive ownership rules to the Old Notes is uncertain, and it is possible that under certain circumstances the effect of those rules might be relatively small. Due to the lack of governing authority and the fact-sensitive nature of the analysis under Code Section 1260, no opinion has been rendered as to whether and how these rules would apply to your Old Notes.

In addition, as described in the Original Offering Materials, due to the lack of controlling authority, there remain significant uncertainties regarding the character of gain or loss, on a disposition of your Old Notes. For instance, you might be required to treat all or a portion of the gain or loss on the exchange of your Old Notes as ordinary income or loss or as short-term capital gain or loss, without regard to how long you have held them. Finally, as described in the Original Offering Materials, if your Old Notes were treated as debt instruments, among other things, any gain recognized at maturity or upon the exchange of your Old Notes generally would be treated as interest income, and if you recognized a loss above certain thresholds, you might be required to file a disclosure statement with the IRS.

Tax Consequences of the Ownership and Disposition of the New Notes

You should not recognize taxable income or loss over the term of the New Notes prior to maturity other than pursuant to a sale, exchange or “deemed exchange” as described below.

Tax Treatment of Coupon Amounts

Although the U.S. federal income tax treatment of Coupon Amounts is uncertain, we expect (in the absence of an administrative determination or judicial ruling to the contrary) to treat any Coupon Amounts with respect to the New Notes as ordinary income at the time accrued or received, in accordance with your method of accounting for U.S. federal income tax purposes unless otherwise indicated.

Sale, Exchange or Redemption of a New Note

Upon a sale or exchange of a New Note (including early repurchase or redemption at maturity), you should recognize gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the New Note, which generally should equal the fair market value of the New Note at the time you acquired it pursuant to the Exchange Offer. Subject to the discussions below under “—Potential Application of the Constructive Ownership Rules to the New Notes” and “—Alternative Tax Treatments of the New Notes,” this gain or loss should be long-term capital gain or loss if you have held the New Note for more than one year at that time. The deductibility of capital losses is subject to limitations. It is uncertain whether the proceeds of a sale or exchange prior to maturity include any amount attributable to accrued but unpaid Coupon Amounts, or whether this amount should be treated as described above.

Potential Deemed Exchange of New Notes on Index Rebalancing

The IRS could assert that under certain circumstances a “deemed” taxable exchange has occurred on one or more Index rebalancing dates. If the IRS were successful in asserting that a taxable exchange has occurred, you could be required to recognize gain (but probably not loss), which would equal the amount by which the fair market value of your New Notes exceeds your tax basis in them on the relevant rebalancing date. Any gain recognized on a deemed exchange should be capital gain, subject to the discussions below under “— Potential Application of the Constructive Ownership Rules to the New Notes” and “—Alternative Tax Treatments of the New Notes.”

Potential Application of the Constructive Ownership Rules to the New Notes

The IRS may assert that the New Notes constitute “constructive ownership transactions” within the meaning of Code Section 1260, in which case your tax consequences of a sale or exchange of a New Note would be significantly and adversely affected. Code Section 1260 generally applies if an investor enters into a “constructive ownership transaction” with respect to a “pass-thru” entity, which term includes most of the underlying MLPs. If a New Note is treated as a “constructive ownership transaction,” any gain recognized in respect of a New Note that would otherwise be long-term capital gain and that is in excess of the “net underlying long-term capital gain” (as defined in Code Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over your holding period for the New Note. If a New Note were treated as a “constructive ownership transaction,” there would be a presumption that all long-term capital gain is subject to recharacterization as ordinary income unless the contrary is demonstrated by clear and convincing evidence. It is not clear how the “net underlying long-term capital gain” should be determined under Code Section 1260 in the case of an instrument, like the New Notes, the underlying index with respect to which is rebalanced periodically. One reasonable possibility is that long-term capital gain realized on a sale or exchange of a New Note could be recharacterized as ordinary income, and subject to a notional interest charge, to the extent it exceeds the amount of long-term capital gain you can establish would have been realized if you had invested directly in the Index Components upon your acquisition of the New Notes and rebalanced your portfolio as and when the Index rebalanced.

If the New Notes are treated as “constructive ownership transactions,” it is possible that the impact of the application of those rules might be relatively small, assuming that the Index Components comply with their stated distribution policies, that Coupon Amounts on the New Notes are treated as ordinary income consistent with the position being taken herein, and that the turnover of the Index Components upon rebalancing of the Index is relatively small. In this event, based on our understanding of the Index Components’ distribution policies, we think it would be fairly unlikely that you would recognize amounts of long-term capital gain significantly in excess of the “net underlying long-term capital gain” that you would have recognized if you had invested directly in the Index Components on the Initial Issue Date and rebalanced your portfolio as and when the Index rebalanced. However, for a number of reasons, including among others because we have no control over the events described above, and because the constructive ownership rules would, assuming they applied, require you to prove by clear and convincing evidence that your long-term capital gain does not in fact exceed the long-term capital gain that you would have recognized if you had invested directly in the Index Components, there can be no assurance that some or all of the long-term capital gain that you recognize on a sale or exchange of the New Notes will not be subject to recharacterization under Code Section 1260.

Due to the lack of governing authority, our special tax counsel is unable to opine as to whether the constructive ownership rules apply to the New Notes. Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules.

Alternative Tax Treatments of the New Notes

Due to the lack of controlling authority, there remain significant additional uncertainties regarding the tax consequences of your ownership and disposition of the New Notes. For instance, you might be required to include amounts (other than Coupon Amounts) in income during the term of your New Notes (for example, under Code Section 1256) and/or to treat all or a portion of the gain or loss on the sale or exchange of a New Note as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held the New Note.

In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the New Notes. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the exchange-traded status of the instruments; the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the New Notes, possibly with retroactive effect.

The IRS could seek to treat your New Notes as beneficial ownership of the underlying MLPs for U.S. federal income tax purposes. In that event, you could be required to recognize income, gain or loss and file tax returns in the jurisdictions in which the underlying MLPs that are treated as partnerships for U.S. federal income tax purposes operate (including federal, state and local jurisdictions) as if you owned direct interests in those MLPs despite the fact that you will not receive Schedule K-1 or other information returns reporting your share of the MLPs’ income, gain and loss and may not have access to such information returns. Moreover, if you are treated as owning the underlying MLPs, you could be treated as recognizing income or loss each time the Index is rebalanced, which income could be short-term or long-term, depending on how long you are treated as owning the MLPs that are treated as sold or disposed.

Alternatively, the IRS could seek to treat the New Notes as debt instruments. In that event, your tax consequences will be governed by Treasury regulations relating to the taxation of “contingent payment debt instruments.” In this event, regardless of whether you are an accrual-method or cash-method taxpayer, you will be required to accrue into income original issue discount on your New Notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the New Notes, subject to certain adjustments, with the result that your taxable income in any year could differ significantly from (and could be significantly higher than) the Coupon Amounts (if any) you receive in that year. In addition, any gain recognized at maturity, upon early repurchase or redemption or upon a sale or exchange of your New Notes generally will be treated as interest income, and if you recognize a loss above certain thresholds, you might be required to file a disclosure statement with the IRS.

Exchanging Non-U.S. Holders

This portion of the discussion applies to you, if you are a Non-U.S. Holder. You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of an Old Note that is exchanging that Note for a New Note and that is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of participating in the Exchange Offer and of your ownership and disposition of New Notes acquired in the Exchange Offer.

Tax Consequences of the Exchange

In general, your exchange of an Old Note for a New Note pursuant to the Exchange Offer will be a taxable exchange for U.S. federal income tax purposes.

As described in the Original Offering Materials, any “effectively connected income” from your Old Notes, which includes any gain recognized upon the exchange that is “effectively connected” with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States) will be subject to U.S. federal income tax and will require you to file U.S. federal income tax returns, in each case in the same manner as if you were a U.S. Holder. In particular, if you own or are treated as owning more than 5% of the Old Notes, you could be treated as owning a “United States real property interest” within the meaning of Code Section 897, in which case any gain from the exchange of your Old Notes for the New Notes pursuant to the Exchange Offer would be deemed to be “effectively connected income,” with the consequences described above.

As described in the Original Offering Materials upon the exchange of Old Notes pursuant to the Exchange Offer, you should expect withholding agents to withhold tax under Code Section 871(m) equal to 30% (or a lower rate under the dividend provision of an applicable income tax treaty) of our estimate of the dividend equivalent amounts attributable to the portion of the coupon amount on the Old Notes that has accrued since the immediately preceding coupon payment date. Our estimate of the dividend equivalent amounts for a fully accrued quarterly coupon payment on an Old Note would be 1.84866% of the principal amount of the Old Note. As described in the Original Offering Materials, you should also expect withholding agents to withhold 30% (subject to possible reduction or elimination of that rate under the “other income” or similar provision of an applicable income tax treaty) of the remaining portion of any accrued coupon payments on the Old Notes after accounting for estimated dividend equivalent amounts, unless those amounts are effectively connected with your conduct of a trade or business in the United States (in which case, in order to avoid withholding, you will likely be required to provide a properly completed IRS Form W-8ECI).

If the amount of any cash payable to you upon the exchange is insufficient to satisfy the withholding tax described above, the difference might be withheld from or set off against Coupon Amounts payable on your New Notes, payments received upon sale, repurchase, redemption or maturity of those Notes or your other funds or assets. As stated in the Original Offering Materials, the issuer of the Old Notes will not pay any additional amounts with respect to any withholding tax.

Tax Consequences of the Ownership and Disposition of the New Notes

Beneficial Ownership

The IRS could seek to treat you as the beneficial owner of the underlying MLPs for U.S. federal income tax purposes. In that event, you would be treated as engaged in a U.S. trade or business as a result of your ownership of the New Notes. You generally would be required to recognize income, gain or loss and file tax returns in the jurisdictions in which the MLPs that are treated as partnerships for U.S. federal income tax purposes operate (including federal, state and local jurisdictions) as if you owned direct interests in those MLPs despite the fact that you will not receive Schedules K-1 or other information returns reporting your share of the MLPs’ income, gain and loss and may not have access to those information returns. Moreover, if you are treated as owning the underlying MLPs, you generally would be treated as recognizing income or loss each time the Index is rebalanced. In addition, you generally would be subject to a 15% withholding tax on the amount realized when you sell or exchange a New Note (including early repurchase or redemption at maturity) and when you are otherwise treated as selling one or more partnership interests (e.g., when the Index is rebalanced), which withholding would generally be creditable against your U.S. federal income tax, provided you properly file the required tax return(s). Even if the IRS does not treat you as a beneficial owner of the underlying MLPs, it might seek to treat the New Notes as interests in the MLPs for the purpose of imposing this withholding tax. If a Non-U.S. Holder that is a foreign corporation were treated as a beneficial owner of the underlying MLPs, it could also potentially be subject to the U.S. branch profits tax with respect to items of income and gain described in this paragraph.

Tax Treatment of Coupon Amounts and Gain Upon Disposition of the New Notes

The U.S. federal income tax treatment of the Coupon Amounts is uncertain. Assuming that the treatment of the New Notes as “open transactions” that are not debt instruments is respected, insofar as we have reporting responsibilities, we will treat Coupon Amounts as ordinary income (in the absence of an administrative determination or judicial ruling to the contrary), and by purchasing the New Notes you will agree to do the same. Subject to the following sentence and the discussion below under “—Section 871(m),” we generally expect that Coupon Amounts paid to Non-U.S. Holders will be withheld upon at a rate of 30%, subject to the possible reduction or elimination of that rate under the “other income” or similar provision of an applicable income tax treaty. Coupon Amounts that are treated as "effectively connected" with your conduct of a trade or business in the United States should not be subject to this withholding tax. However, in order to avoid withholding on “effectively connected” Coupon Amounts, you will likely be required to provide a properly completed IRS Form W-8ECI.

Any “effectively connected income” from your New Notes, including also any gain from the sale or settlement of your New Notes that is or is treated as effectively connected with your conduct of a United States trade or business, will be subject to U.S. federal income tax, and will require you to file U.S. federal income tax returns, in each case in the same manner as if you were a U.S. Holder. In particular, if you own or are treated as owning more than 5% of the New Notes, you could be treated as owning a “United States real property interest” within the meaning of Code Section 897, in which case any gain from the sale or settlement of your New Notes would be deemed to be “effectively connected income,” with the consequences described above. In addition, if you are a foreign corporation, you could also potentially be subject to the U.S. branch profits tax with respect to your effectively connected income.

If you are not a United States person, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the New Notes in light of your particular circumstances.

Section 871(m)

Code Section 871(m) and Treasury regulations promulgated thereunder (“Section 871(m)”) generally imposes a 30% withholding tax (or a lower rate under the dividend provision of an applicable income tax treaty) on certain “dividend equivalents” paid or deemed paid with respect to derivatives linked to U.S.

stocks or indices that include U.S. stocks under certain circumstances, even in cases where the derivatives do not provide for payments explicitly linked to dividends. In general, this withholding regime applies to derivatives that substantially replicate the economic performance of one or more underlying U.S. stocks, as determined when the derivative is issued, based on one of two tests set forth in the regulations. Moreover, the applicable Treasury regulations generally require a “look through” of certain partnerships (“Covered Partnerships”) that own stock of U.S. corporations. It would be prudent to assume that many of the Index Components that are treated as partnerships for U.S. federal income tax purposes are Covered Partnerships. Accordingly, the applicable Treasury regulations can deem non-U.S. investors to be receiving dividend equivalents in respect of Index Components that are treated as corporations for U.S. federal income tax purposes and in respect of underlying U.S. stocks owned by Index Components, that are Covered Partnerships even if no payments on the New Notes are directly traceable to any dividends on those underlying stocks. Withholding in the latter instance would be based on the amount of dividends paid on underlying U.S. stocks owned by those Covered Partnerships during your ownership period. The aggregate amounts actually paid on those underlying U.S. stocks during the applicable quarter may not be known until the following year, if at all. Based on certain factual determinations made by us, we currently believe that an estimate of the dividend equivalent amounts that are attributable to underlying U.S. stocks owned by Index Components that are Covered Partnerships is 0.1157% of the Principal Amount per Coupon Payment (the “Estimated Amount”). We may change this estimate in subsequent years. In addition, a portion of each Coupon Amount will be treated as a “dividend equivalent” with respect to each of Hess Midstream LP and Star Group LP, which portion we will provide upon request. You generally should expect withholding agents to withhold from each Coupon Payment 30% (or a lower rate under the dividend provision of an applicable income tax treaty) of (i) the Estimated Amount and (ii) the portion of the Coupon Payment attributable to dividend equivalents with respect to Hess Midstream LP and Star Group LP, and also to withhold 30% (subject to possible reduction or elimination of that rate under the “other income” or similar provision of an applicable income tax treaty) of the remaining portion of the Coupon Payment, in each case assuming the income is not effectively connected with your conduct of a trade or business in the United States, as described above (in which case, in order to avoid withholding, you will likely be required to provide a properly completed IRS Form W-8ECI). Our estimate of the dividend equivalent amounts may be based on historical dividends or other non-prospective data and may change from time to time. If you sell or otherwise dispose of the New Notes between Coupon Payment Dates, you generally should expect withholding agents to withhold 30% (or a lower rate under the dividend provision of an applicable income tax treaty) of the estimated dividend equivalent amounts attributable to the portion of the Coupon Amount that has accrued since the immediately preceding Coupon Payment Date.

Under applicable Treasury regulations, withholding agents who have under-withheld on certain dividend amounts may adjust any withholding prior to March 15 of the following year without penalties. We will not provide any further information concerning the actual dividend equivalent amounts in any year, which may differ from our estimated dividend equivalent amounts in that year. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the potential application of Code Section 871(m) to the New Notes.

We will not pay any additional amounts with respect to any withholding tax.

Non-Exchanging Investors

If you do not tender your Old Notes pursuant to the Exchange Offer or do not have your tender of the Old Notes accepted for purchase pursuant to the Exchange Offer, you will not recognize any gain or loss in respect of your retained Old Notes for U.S. federal income tax purposes as a result of the Exchange Offer. Your tax basis, holding period, and other attributes of your retained Old Notes will remain unchanged.

Backup Withholding and Information Reporting

You may be subject to information reporting. You may also be subject to backup withholding on payments in respect of your Notes unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you provide a properly completed IRS Form W-8 appropriate to your circumstances. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA,” and regulations promulgated thereunder, generally impose a 30% withholding tax on payments to certain non-U.S. entities (including financial intermediaries) unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This regime applies to dividend equivalents, any amounts treated as interest or other “fixed or determinable annual or periodical” (collectively, “FDAP”) income for U.S. federal income tax purposes, and payments of gross proceeds of the sale or other taxable disposition of a Note (including early redemption, exchange or settlement at maturity). However, under regulations proposed in 2018 (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply to payments of gross proceeds (other than any amounts treated as FDAP income). You should consult your tax adviser regarding the potential application of FATCA to the New Notes.

We will not pay any additional amounts with respect to any withholding tax.

THE TAX CONSEQUENCES TO YOU OF OWNING AND DISPOSING OF THE NEW NOTES ARE UNCLEAR. This discussion, insofar as it describes statements of law, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal income tax consequences of owning and disposing of the new notes. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER AND OF OWNING AND DISPOSING OF THE NEW NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing a participation in the Exchange Offer. Among other factors, the fiduciary should consider whether an exchange of the Old Notes for the New Notes pursuant to the Exchange Offer would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, referred to herein as “Parties in Interest”) with respect to such Plans. As a result of our businesses, we and our current and future affiliates may be Parties in Interest with respect to many Plans. Where we (or one of our affiliates) is a Party in Interest with respect to a Plan (either directly or by reason of such entity’s ownership interests in its directly or indirectly owned subsidiaries), the tender of the Old Notes and the acquisition and holding of the New Notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless statutory or administrative exemptive relief were available.

In this regard, certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the tender of the Old Notes and for the acquisition and holding of the New Notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the Old Notes or the New Notes.

Accordingly, the Old Notes may not be tendered in the Exchange Offer and the New Notes may not be acquired or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such Plan, Plan Asset Entity or person is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the tender of the Old Notes and the acquisition and holding of the New Notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each Noteholder participating in the Exchange Offer will be deemed to have represented by its tender of the Old Notes that (a) it is not a Plan or a Plan Asset Entity and it is not exchanging the Old Notes for the New Notes on behalf of or with “plan assets” of any Plan or a Plan Asset Entity or (b) its tender of the Old Notes and its acquisition, holding and subsequent disposition of the New Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

In this regard, certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”) are not subject to the fiduciary responsibility or prohibited transaction rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each Noteholder participating in the Exchange Offer that is a Non-ERISA Arrangement shall be required to represent and be deemed to have represented by its tender of the Old Notes that its tender of the Old Notes and its acquisition, holding and subsequent disposition of the New Notes will not constitute or result in a violation of any applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering exchanging the Old Notes for the New Notes on behalf of or with “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the relevant provisions of ERISA, the Code or applicable Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the tender of the Old Notes and the acquisition and holding of the New Notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The New Notes are contractual financial instruments. The financial exposure provided by the New Notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any acquirer or holder of the New Notes. The New Notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any acquirer or holder of the New Notes.

Each acquirer or holder of any New Notes acknowledges and agrees that:

(i)       the acquirer or holder or its fiduciary has made and shall make all investment decisions for the acquirer or holder and the acquirer or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the acquirer or holder with respect to (A) the design and terms of the New Notes, (B) the acquirer or holder’s investment in the New Notes, or (C) the exercise of or failure to exercise any rights the acquirer or holder or we or any of our affiliates has under or with respect to the New Notes;

(ii)       we and our affiliates have acted and will act solely for our own accounts in connection with (A) all transactions relating to the New Notes and (B) all hedging transactions in connection with our or our affiliates’ obligations under the New Notes;

(iii)       any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the acquirer or holder;

(iv)       our interests are adverse to the interests of the acquirer or holder; and

(v)       neither we nor any of our affiliates is a fiduciary or adviser of the acquirer or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each Noteholder participating in the Exchange Offer has exclusive responsibility for ensuring that its tender of the Old Notes and acquisition, holding and subsequent disposition of the New Notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The offer to exchange the Old Notes for the New Notes with respect to any Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation or advice by us or any of our affiliates or representatives as to whether such an exchange is appropriate for, or meets all relevant legal requirements with respect to investments by, Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement. Neither this discussion nor anything in this prospectus is or is intended to be investment advice directed at any potential Plan, Plan Asset or Non-ERISA Arrangement acquirer or at such acquirers generally.

Validity of the New Notes and the Guarantee

The validity of the New Notes and the guarantee will be passed upon for JPMorgan Chase & Co. and JPMorgan Chase Financial Company LLC by Davis Polk & Wardwell LLP. Davis Polk & Wardwell LLP has in the past represented JPMorgan Chase & Co. and its affiliates and continues to represent JPMorgan Chase & Co. and its affiliates on a regular basis and in a variety of matters.

Independent Registered Public Accounting Firm

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of JPMorgan Chase & Co. for the three-month periods ended March 31, 2023 and 2022, for the three-month and six-month periods ended June 30, 2023 and 2022 and for the three-month and nine-month periods ended September 30, 2023 and 2022 incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 3, 2023, August 3, 2023 and November 1, 2023, incorporated by reference in this prospectus, state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

Annex A

FORM OF REPURCHASE NOTICE

To:	ETN_Repurchase@jpmorgan.com

Subject:	JPMorgan Chase Financial Company LLC’s Alerian MLP Index® ETNs due January 28, 2044, CUSIP No. 48133Q309 (the “notes”)

The undersigned hereby delivers this Repurchase Notice in order to irrevocably exercise its right to have you repurchase a number of its notes specified below.

The undersigned acknowledges that the notes specified below will not be repurchased unless all of the requirements specified in the prospectus relating to the notes are satisfied and that this Repurchase Notice may not be revoked once delivered. The undersigned also acknowledges having read “Description of the New Notes — Terms Relating to Weekly Repurchase Right — Repurchase Procedures,” “Risk Factors — Risks Relating to the New Notes Generally — There are restrictions on the minimum number of notes you may request that we repurchase and the dates on which you may exercise your right to have us repurchase your New Notes” and “Risk Factors — Risks Relating to the New Notes Generally — You will not know the payment upon early repurchase or the repurchase date at the time you elect to request that we repurchase your New Notes” in the prospectus relating to the notes.

The undersigned certifies that it will (a) instruct its DTC custodian with respect to the notes to be repurchased specified below to book a delivery versus payment trade on the relevant the final day in the Measurement Period with respect to the Repurchase Valuation Date with respect to the number of notes specified below at a price per note equal to the amount payable upon early repurchase, facing DTC 352, and (b) cause the DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 am. New York City time, on the Repurchase Date.

Very truly yours,
[NAME OF HOLDER]

Name of holder:

Number of notes to be repurchased:	(at least 50,000)

Repurchase Valuation Date:	(the last Index Business Day of the relevant week, subject to postponement as described in the prospectus relating to the notes)

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

Fax:

Email:

A-1

Any questions or requests for assistance in connection with this prospectus may be directed to the Dealer Manager at its toll-free telephone number or e-mail address as set forth below. Any questions or requests for assistance in connection with the delivery of an Exchange Instruction may be directed to the Exchange Agent at its toll-free telephone number or e-mail address as set forth below. Any requests for additional copies of this prospectus or related documents, which may be obtained free of charge, may be directed to the Dealer Manager at its toll-free telephone number or e-mail address as set forth below. Any Noteholder whose Old Notes are held on its behalf by a broker, dealer, bank, custodian, trust company, nominee or other Intermediary should promptly contact such entity if it wishes to tender or withdraw tenders of its Old Notes in the Exchange Offer. Such Intermediaries may have deadlines for participating in the Exchange Offer prior to the Expiration Deadline.

The Dealer Manager is:

J.P. Morgan Securities LLC
383 Madison Ave.
New York, New York 10179
Attention: JPMorgan Alerian ETN team
Telephone: 1-800-576-3529
Email: alerian_etn@jpmorgan.com

The Exchange Agent is:

The Bank of New York Mellon
BNY Mellon
CT Reorg Department
2323 French Settlement, Bldg 25
Dallas, Texas 75212
Attention: Pamela Adamo
Telephone: 212-815-5362
Email: ct_reorg_unit_inquiries@bnymellon.com

A-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

JPMorgan Chase & Co.

Pursuant to the Delaware General Corporation Law (“DGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

The certificate of incorporation of JPMorgan Chase & Co. (“JPMorgan Chase”) provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of JPMorgan Chase shall be personally liable to JPMorgan Chase or its stockholders for monetary damages for breach of fiduciary duty as a director.

JPMorgan Chase’s certificate of incorporation empowers JPMorgan Chase to indemnify any director, officer, employee or agent of JPMorgan Chase or any other person who is serving at JPMorgan Chase’s request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

JPMorgan Chase’s certificate of incorporation also empowers JPMorgan Chase by action of its board of directors, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of JPMorgan Chase or any other person who is serving at JPMorgan Chase’s request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such (including, without limitation, expenses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not JPMorgan Chase would have the power or be required to indemnify any such person under the terms of any agreement or by-law or the DGCL.

In addition, JPMorgan Chase’s by-laws require JPMorgan Chase to indemnify, to the fullest extent permitted under applicable law, as from time to time in effect, any person who was or is involved in any manner (including, without limitation, as a party or witness), or is threatened to be made so involved, in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative (including without limitation, any action, suit or proceeding by or in the right of JPMorgan Chase to procure a judgment in its favor, but excluding any action, suit, or proceeding, or part thereof, brought by such person against JPMorgan Chase or any of its affiliates unless consented to by JPMorgan Chase) (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, or employee of JPMorgan Chase, or is or was serving at the request of JPMorgan Chase as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding (or part thereof). The by-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the by-laws and entitle the persons to be indemnified to receive payment in advance of any expenses incurred in connection with such Proceeding, consistent with the provisions of applicable law, as from time to time in effect. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the by-laws, which right of indemnification and of advancement of expenses is not exclusive of any other rights to which a person seeking indemnification may otherwise be entitled, under any statute, by-law, agreement, vote or otherwise.

JPMorgan Chase’s by-laws also provide that JPMorgan Chase may enter into contracts with any director, officer or employee of JPMorgan Chase in furtherance of the indemnification provisions in the by-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.

Lastly, JPMorgan Chase’s by-laws also provide that any repeal or modification of the indemnification rights provided in the by-laws shall not adversely affect any right or protection thereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and the certificate of incorporation and by-laws of JPMorgan Chase.

JPMorgan Chase Financial Company LLC

Pursuant to Section 18-108 of the Delaware Limited Liability Company Act, a Delaware limited liability company is empowered to indemnify and hold harmless any member or manager or other persons from and against all claims and demands whatsoever.

The limited liability company agreement of JPMorgan Chase Financial Company LLC (“JPMorgan Financial”) provides that, to the fullest extent permitted by the laws of the State of Delaware, no member, manager or officer shall be liable to JPMorgan Financial or any other member for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such member, manager or officer in good faith on behalf of JPMorgan Financial and in a manner reasonably believed to be within the scope of the authority conferred on such member, manager or officer by the limited liability company agreement.

JPMorgan Financial’s limited liability company agreement provides that each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person is or was a member, manager or officer, or is or was serving at the request of JPMorgan Financial as a manager, director, officer, or trustee of another company, corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a member, manager, director, officer or trustee, or in any other capacity while serving as a member, manager, director, officer, or trustee, shall be indemnified and held harmless by JPMorgan Financial to the fullest extent permitted by the laws of the State of Delaware for members, managers and officers of limited liability companies formed under the laws of the State of Delaware, as then in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that JPMorgan Financial shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by JPMorgan Financial’s board of managers.

In addition, JPMorgan Financial’s limited liability company agreement provides that an indemnitee shall have the right to be paid by JPMorgan Financial the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, an advancement of expenses incurred by an indemnitee in his or her capacity as a member, manager or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to JPMorgan Financial of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under the limited liability company agreement or otherwise.

JPMorgan Financial’s limited liability company agreement empowers JPMorgan Financial to maintain insurance, at its expense, to protect itself and any member, manager, officer, employee or agent of JPMorgan Financial or another company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not JPMorgan Financial would have the power to indemnify such person against such expense, liability, or loss under the limited liability company agreement or the Delaware Limited Liability Company Act.

JPMorgan Financial’s limited liability company agreement empowers JPMorgan Financial, to the extent authorized from time to time by its board of managers, to grant rights to indemnification and to the advancement of expenses to any employee or agent of JPMorgan Financial to the fullest extent of the limited liability company agreement with respect to the indemnification and advancement of expenses of member, managers and officers of JPMorgan Financial.

JPMorgan Financial’s limited liability company agreement also provides that the rights to indemnification and to the advancement of expenses conferred in the limited liability company agreement shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, agreement (including the limited liability company agreement), vote of disinterested managers or otherwise.

Lastly, JPMorgan Financial’s limited liability company agreement provides that the rights conferred upon indemnitees in the limited liability company agreement shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a member, manager, director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of the indemnity section of the limited liability company agreement that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal. Any indemnity under the limited liability company agreement shall be provided out of and to the extent of JPMorgan Financial’s assets only, and no member shall have personal liability on account thereof.

The foregoing statements are subject to the detailed provisions of Section 18-108 of the Delaware Limited Liability Company Act and the limited liability company agreement of JPMorgan Financial.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits and Calculation of Filing Fee Tables. The exhibits to this registration statement, including the Calculation of Filing Fee Tables, are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

(b) Financial statement schedules. Reference is made to the financial statements or notes thereto incorporated by reference in the prospectus to which the registration statement relates.

Item 22. Undertakings

(a)       Each of the undersigned Registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)   That, for the purpose of determining liability of a Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, each of the undersigned Registrants undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)       Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b)        Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the JPMorgan Chase’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of a Registrant pursuant to the provisions described under Item 20 of this Registration Statement, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

(d)       Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)       Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Exhibit Index

Exhibit Number	Document Description
4(a)(1)	Indenture, dated as of May 25, 2001, between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (incorporated by reference to Exhibit 4(a)(1) to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52826) of JPMorgan Chase & Co.)
4(a)(2)	First Supplemental Indenture, dated as of April 9, 2008 to the Indenture dated as of May 25, 2001 between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-05805) of JPMorgan Chase & Co. dated May 8, 2008)
4(a)(3)	Second Supplemental Indenture, dated as of November 14, 2011 to the Indenture dated as of May 25, 2001 between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (incorporated by reference to Exhibit 4(a)(3) to the Registration Statement on Form S-3 (File No. 333-177923) of JPMorgan Chase & Co.)
4(a)(4)	Third Supplemental Indenture, dated as of September 24, 2014 to the Indenture dated as of May 25, 2001 between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (incorporated by reference to Exhibit 4(a)(4) to the Registration Statement on Form S-3 (File No. 333-199966) of JPMorgan Chase & Co.)
4(a)(5)	Fourth Supplemental Indenture, dated as of December 5, 2014 to the Indenture dated as of May 25, 2001 between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (incorporated by reference to Exhibit 4(a)(5) to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-199966) of JPMorgan Chase & Co.)
4(a)(6)	Fifth Supplemental Indenture, dated as of December 30, 2014 to the Indenture dated as of May 25, 2001 between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (incorporated by reference to Exhibit 4(a)(6) to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-199966) of JPMorgan Chase & Co.)
4(a)(7)	Sixth Supplemental Indenture, dated as of January 13, 2017 to the Indenture dated as of May 25, 2001 between JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K (File No. 001-05805) of JPMorgan Chase & Co. dated January 13, 2017)
4(a)(8)	Indenture, dated as of February 19, 2016, among JPMorgan Chase Financial Company LLC, JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4(a)(7) to the Registration Statement on Form S-3 (File Nos. 333-209682 and 333-209682-01) of the Registrants)
4(b)(1)	Form of Note of JPMorgan Chase & Co. (incorporated by reference to Exhibit 3 to the Form 8-A of JPMorgan Chase & Co. dated April 1, 2009)
4(b)(2)	Form of Master Note of JPMorgan Chase Financial Company LLC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-05805) of JPMorgan Chase & Co. dated May 6, 2022)

Exhibit Number	Document Description
4(c)	Calculation Agent Agreement dated as of April 18, 2016 among JPMorgan Chase Financial Company LLC, JPMorgan Chase & Co. and J.P. Morgan Securities LLC (incorporated by reference to Exhibit 4(q)(2) to Registration Statement on Form S-3 (File Nos. 333-222672 and 333-222672-01) of JPMorgan Chase & Co. and JPMorgan Financial Company LLC)
4(d)	Paying Agent, Registrar & Transfer Agent and Authenticating Agent Agreement for Notes dated as of April 18, 2016 among JPMorgan Chase Financial Company LLC, JPMorgan Chase & Co., Deutsche Bank Trust Company Americas and The Bank of New York Mellon (incorporated by reference to Exhibit 4(r)(2) to Registration Statement on Form S-3 (File Nos. 333-222672 and 333-222672-01) of JPMorgan Chase & Co. and JPMorgan Financial Company LLC)
5.1*	Opinion of Davis Polk & Wardwell LLP with respect to the New Notes
8.1*	Opinion of Davis Polk & Wardwell LLP as to certain matters of United States taxation
15.1*	Letter of PricewaterhouseCoopers LLP concerning unaudited interim financial information
22.1*	Subsidiary Issuer of Guaranteed Securities
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
23.3*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 8.1)
24.1*	Powers of Attorney of Linda B. Bammann, Stephen B. Burke, Todd A. Combs, Alicia Boler Davis, James Dimon, Timothy P. Flynn, Alex Gorsky, Mellody Hobson, Michael A. Neal, Phebe N. Novakovic, Virginia M. Rometty, Mark A. Weinberger, Jeremy Barnum and Elena Korablina
24.2*	Powers of Attorney of Patrick Dempsey, Michael O. Kurd, Brandon P. Igyarto, Daniel T. Roose and Bin Yu (included on signature page to the Registration Statement filed on January 17, 2024)
25.1*	Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas as trustee under the Indenture dated as of February 19, 2016 among JPMorgan Chase Financial Company LLC, JPMorgan Chase & Co. and Deutsche Bank Trust Company Americas, as Trustee
107*	Filing Fee Table

______________________

*    Filed previously

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 1, 2024.

JPMORGAN CHASE & CO. (Registrant)

By:	/s/ Stephen B. Grant
	Name:	Stephen B. Grant
	Title:	Assistant Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

OFFICERS AND DIRECTORS OF JPMORGAN CHASE & CO.

SIGNATURE	TITLE	DATE

*	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	February 1, 2024
James Dimon

*	Director	February 1, 2024
Linda B. Bammann

*	Director	February 1, 2024
Stephen B. Burke

*	Director	February 1, 2024
Todd A. Combs

*	Director	February 1, 2024
Alicia Boler Davis

*	Director	February 1, 2024
Timothy P. Flynn

*	Director	February 1, 2024
Alex Gorsky

*	Director	February 1, 2024
Mellody Hobson

*	Director	February 1, 2024
Michael A. Neal

*	Director	February 1, 2024
Phebe N. Novakovic

*	Director	February 1, 2024
Virginia M. Rometty

*	Director	February 1, 2024
Mark A. Weinberger

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 1, 2024
Jeremy Barnum

*	Managing Director and Firmwide Controller (Principal Accounting Officer)	February 1, 2024
Elena Korablina

______________________

*

Stephen B. Grant hereby signs this Pre-Effective Amendment No. 1 to the Registration Statement on behalf of each of the indicated persons for whom he is attorney-in-fact on February 1, 2024 pursuant to a power of attorney filed as an exhibit to this registration statement.

By:	/s/ Stephen B. Grant
Stephen B. Grant

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 1, 2024.

JPMORGAN CHASE FINANCIAL COMPANY LLC (Registrant)

By:	/s/ Patrick Dempsey
	Name:	Patrick Dempsey
	Title:	Treasurer & Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

OFFICERS AND MANAGERS OF JPMORGAN CHASE FINANCIAL COMPANY LLC

SIGNATURE	TITLE	DATE

*	Treasurer (Principal Financial Officer and Principal Accounting Officer) and Manager	February 1, 2024
Patrick Dempsey

*	Manager	February 1, 2024
Michael O. Kurd

*	President (Principal Executive Officer) and Manager	February 1, 2024
Brandon P. Igyarto

*	Manager	February 1, 2024
Daniel T. Roose

*	Manager	February 1, 2024
Bin Yu

*	Patrick Dempsey hereby signs this Pre-Effective Amendment No. 1 to the Registration Statement on behalf of each of the indicated persons for whom he is attorney-in-fact on February 1, 2024 pursuant to a power of attorney filed as an exhibit to this registration statement.

By:	/s/ Patrick Dempsey
Patrick Dempsey